Exhibit (d)

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

REPUBLIC OF AUSTRIA

This description of Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB” or the “Bank”) and the Republic of Austria (“Austria” or the “Republic”) is dated May 15, 2014 and appears as Exhibit (d) to OeKB’s Annual Report on Form 18-K for the fiscal year ended December 31, 2013.

THIS DOCUMENT (OTHERWISE THAN AS PART OF A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933) DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF OeKB’S SECURITIES. THE DELIVERY OF THIS DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

In this description all monetary amounts are expressed in euro (“EUR” or “€”) unless otherwise specified. Other currencies, including those replaced by the EUR, are abbreviated as follows:

Currency	Abbreviation	Currency	Abbreviation
Australian dollars	AUD
Austrian schillings	ATS	Norwegian krone	NOK
Canadian dollars	CAD	Pound Sterling	GBP
German mark	DEM	Swiss franc	CHF
Hungarian forint	HUF
Japanese yen	JPY	United States dollars	dollars, $, or USD

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to OeKB has been translated from euro into dollars at the rate of 1.3791 dollars to the euro, the foreign exchange reference rate published by the European Central Bank on December 31, 2013, the last trading day of the year. Other financial information has been translated at specified rates of exchange in effect at the ends of the periods indicated or on the specified dates. These conversions should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 2009, see “Republic of Austria—Foreign Exchange—Exchange Rates of the Euro”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Stock Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium- and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Services—Export Loan Financing by the Bank—Sources of Funds for Export Financing”. The Bank also engages in certain other financial activities including the organization and administration of domestic bond issues, in particular bond offerings by the Republic. Central Counterparty Austria, or CCP.A., a joint venture between the Bank and the Vienna Stock Exchange, operates the clearing system of the Vienna Stock Exchange. The Bank clears and settles the OTC transactions in its function as central securities depositary. In the context of the settlement of trades in foreign registered shares that are listed on the Vienna Stock Exchange, the Bank may be registered—in its function as Austrian central securities depositary—as the holder of these shares. The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities. In 2008, the Bank, on behalf of the Republic, established the Oesterreichische Entwicklungsbank AG to assist developing countries in establishing private industry. See “Business—Export Services—Administration of Export Guarantees of the Republic”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION

The total capitalization of the OeKB Group at December 31, 2013 was as follows:

	(Thousands of euros)(1)	(Thousands of dollars)(2)
Long-term indebtedness(3)
Deposits from banks	24,877	34,308
Deposits from customers	25,480	35,139
Debt securities in issue	3,524,875	4,861,155

Total long-term indebtedness	3,575,232	4,930,602
Equity	684,490	943,980

Total long-term capitalization	4,259,722	5,874,583
Short-term indebtedness
Deposits from banks	356,200	491,235
Deposits from customers	649,265	895,401
Debt securities in issue	21,065,085	29,050,859

Total short-term capitalization	22,070,550	30,437,496

Total capitalization	26,330,272	36,312,078

(Dollar amounts may not add due to rounding.)

(1)	The line items listed in this table have been extracted from the consolidated financial statements of the OeKB Group, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).
(2)	The amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof.
(3)	The Bank has completed the following public issues from January 1, 2014 to May 15, 2014: CHF 175,000,000 Reopening of 1.125% Guaranteed Notes due July 24, 2020; GBP 250,000,000 2% Guaranteed Notes due December 17, 2018; USD 1,250,000,000 1.625% Guaranteed Global Notes due March 12, 2019 and GBP 100,000,000 Reopening of 2% Guaranteed Notes due December 17, 2018.

BUSINESS

Our main business includes the administration of guarantees issued by the Republic for export transactions pursuant to the Export Guarantees Act. These guarantees (“Export Guarantees”) are not liabilities of the Bank. Our balance sheet is comprised principally of export loan financing. Austria directly pays all claims on Export Guarantees. In contrast, the Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance and other means, for its own account.

Since the portion of exports for which the Bank administers Export Guarantees or provides export loan financing in relation to total Austrian exports is relatively low, and the demand for Export Guarantees and export loan financing relative to total export volumes tends to increase in economically difficult times, changes in Austria’s export volume typically only have a limited impact on the Bank’s operations.

The Bank also performs several significant functions in the Austrian capital markets. In this field, through Central Counterparty Austria, a joint venture with the Vienna Stock Exchange, and the operation of Austria’s central securities depository, the Bank exercises a central function in the custody and administration of securities and endeavors to improve existing services for the banking community, the Vienna Stock Exchange and capital markets participants.

Export Services

Administration of Export Guarantees of the Republic

Pursuant to the Export Guarantees Act, the Bank acts as the Republic’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, the Bank processes and performs a credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2013, the Bank, as agent of the Republic, issued 811 Export Guarantees covering export transactions with a total value of EUR 3.5 billion (approximately $4.8 billion), and at December 31, 2013, the total value of all export transactions covered by Export Guarantees amounted to EUR 31.5 billion ($43.4 billion). In December 2012, the validity of the Export Guarantees Act was extended until December 31, 2017. Guarantees already issued under the Export Guarantees Act at that time will not be affected by its expiration.

Under the Export Guarantees Act, the Austrian Government could initiate a procurement procedure in which other institutions with an appropriate banking license within the European Economic Area would be eligible to compete with the Bank to become the Republic’s sole agent for the administration of Export Guarantees. In such event:

•	the Bank will remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•

the Austrian Government is required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the tendering institutions, which will include the Bank; and

•

in case a new agent is appointed, any export guarantees and export financing transactions pending at that time will continue to be administered by the Bank and credit operations to raise the required funds will continue to be guaranteed by the Republic.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 50 export credit and investment insurers from 40 countries.

In 2008, based on an amendment of the Export Guarantees Act, the Bank established, on behalf of the Republic, Oesterreichische Entwicklungsbank AG (Austrian Development Bank; the “Development Bank”), to be responsible for acquiring participations, granting loans and other financing measures and providing assistance, designed in agreement with the Ministry of Finance, to developing countries in establishing private industry. The Development Bank is a wholly owned subsidiary of the Bank and the board of management of the Development Bank is formed by two experienced employees from the Bank.

Risks Covered by Export Guarantees. Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The Export Guarantee scheme is comprised of 12 types of guarantees. The most significant is the guarantee for tied financial credits, which represented EUR 5.7 billion or 18.1% of total guarantees outstanding as of December 31, 2013.

Other significant Export Guarantees are investment guarantees (EUR 4.2 billion or 13.9% of total guarantees outstanding as of December 31, 2013) and guarantees for direct deliveries and services (EUR 2.3 billion or 7.2% of total guarantees outstanding as of December 31, 2013).

Payments under Export Guarantees. The 1981 regulation of the Minister of Finance under the Export Guarantees Act (the “Regulation”) provides that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. The Regulation also provides acceleration of a payment schedule against Austria under an Export Guarantee. The Regulation permits Austria to deny liability under an Export Guarantee under certain circumstances, mainly in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2013, Austria, as guarantor, paid gross claims amounting to EUR 122 million (2012: EUR 154 million), while recoveries totaled EUR 72 million (2012: EUR 65 million).

Maximum Liability of Austria on Export Guarantees. The Export Guarantees Act establishes a ceiling of EUR 50.0 billion (USD 69.0 billion) on the liability of Austria under outstanding Export Guarantees. As of December 31, 2013, the total liability of Austria assumed in the form of Export Guarantees amounted to EUR 31.5 billion (USD 43.4 billion) or 63% of the maximum authorized liability. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention to be borne by the beneficiary) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange are included.

Export Loan Financing by the Bank

In addition to the Bank’s role as sole agent for the administration of the Republic’s export guarantee program under the Export Guarantees Act, the Bank makes loans directly to banks including the shareholders of the Bank (“Refinancing Loans”) in order to permit such institutions to finance export loans made directly by them.

Export Loans and Commitments. The following table sets forth the aggregate principal amount of refinancing of tied loans and the acquisition of accounts receivable outstanding as of December 31, in each of the last five years:

	2009	2010	2011	2012	2013
	(Billions of euros)				(Billions of euros)	(Billions of dollars)
Tied loans	4.00	3.70	3.59	3.49	3.57	4.92
Acquisitions of accounts receivable	0.13	0.12	0.10	0.09	0.09	0.12
Other refinancing contracts	27.27	25.61	24.67	21.25	18.37	25.33

Total	31.40	29.43	28.36	24.83	22.03	30.38

Of the total export financing outstanding as of December 31, 2013, EUR 16.04 billion ($22.12 billion) were to banks which are shareholders of the Bank.

Moreover, we assume commitments to grant export financing. As of December 31, 2013, the balance of export financing not yet granted which we were contractually obligated to make was EUR 2.6 billion ($3.6 billion). This balance was scheduled to be drawn down as follows:

	(Millions of euros)	(Millions of dollars)
Through December 31,
2014	625	862
2015	1,667	2,299
2016	226	312
2017	78	107
2018	4	5

	2,600	3,586

All of these undisbursed amounts may be cancelled in whole or in part at the option of the potential borrower, but the aggregate amount of cancellations to date has been insignificant. The timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Of the Bank’s outstanding refinancing of export loans granted by banks at December 31, 2013, approximately 3.2% were for exports to European Union Member States, 15.2% to the rest of Europe (including Turkey and the Commonwealth of Independent States), 12.3% to Asia, 3.0% to Africa, and 1.9% to the Americas. The remaining percentage of approximately 64% was for export loans covered by guarantees by aval for which no regional breakdown is available.

Terms and Conditions of Export Financing. We denominate substantially all of our export financing in euro. We only finance the portions of loans that are fully covered by Export Guarantees, are insured or otherwise secured in accordance with the Export Financing Guarantees Act. When refinancing loans, the Bank obtains (1) assignments of the rights of the bank against its borrower and against Austria or a credit insurer under the Export Guarantee or credit insurance covering the refinanced loan or against any other qualified guarantor and (2) an assignment of the rights of the Austrian exporter against the foreign importer. In almost all cases where tied loans are not made directly to a foreign government, governmental agency or financial institution, these loans are, in addition to being covered by Export Guarantees, also guaranteed by a foreign government, governmental agency or financial institution.

Each export financing made by the Bank since 1975 has consisted of a portion bearing interest at a floating rate and a portion bearing interest at a fixed rate. Between 10% and 50% of the principal bears interest at a floating rate, which depends on the maturity of the loans and is repaid prior to the fixed rate portion. The floating rate portion bears interest at the export finance rate usually determined quarterly by the Bank on the basis of the cost of our export related borrowing operations. For the first quarter of 2014, this rate for euro loans was set at 1.10% per annum. A statutory committee chaired by the Ministry of Finance, after consultation with the Bank, sets the Bank’s interest rates for the fixed rate portions. The current fixed rate varies between 1.35% and 3.30% per annum, depending on the maturity of the loans. Because the Bank adjusts the floating rate portions of export loans, it is able to recover increases in the costs of its borrowing operations, including borrowing operations to fund the fixed rate portions of its export financing.

Generally, loans made to refinance the export of consumer goods have a repayment term of less than one year and loans made to refinance the export of heavy industry goods or major projects generally have repayment terms of five to ten years. In certain cases, export financing on soft terms involving exports to developing countries may have longer maturities.

Sources of Funds for Export Financing. The principal sources of funds for our export financing activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Financial Statements—Consolidated balance sheet of OeKB Group” and notes 30, 31 and 32 to the Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue on behalf of Austria unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, pursuant to Sec. 1 Para. 2 Lit. b of the Export Financing Guarantees Act, Austria is authorized to provide indemnification in the case of foreign currency borrowings, so that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for payments of principal under all guarantees then in effect does not exceed the maximum outstanding aggregate amount which currently stands at EUR 45 billion ($62 billion). In December 2012, the validity of the Export Financing Guarantees Act was extended until December 31, 2018. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act. An amount equal to 10% of the euro equivalent of the outstanding guaranteed principal is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2013, the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act was EUR 28.8 billion ($39.7 billion).

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has indemnified the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2013, the total of outstanding borrowings denominated in currencies other than euro by the Bank amounted to EUR 15.0 billion ($20.7 billion). As of December 31, 2013, the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 7.6 billion ($10.5 billion).

Services for the Capital Market and the Energy Market

Domestic Capital Markets Activities. We act as an agency for the organization and administration of bond offerings by the Republic of Austria. Processing is effected via the automated and electronic Austrian Direct Auction System (ADAS) developed by OeKB. In 2013 we organized and administered new bond issues representing a notional amount of EUR 14.0 billion ($19.3 billion). Over the past few years, the group of financial institutions eligible to participate in auctions of bonds and money markets treasury bills of Austria has been expanded to include all financial institutions that hold a securities account with us as the central securities depositary. As of December 31, 2013, 24 financial institutions were eligible to participate in these auctions. Currently, both federal bonds and federal treasury bills are auctioned using the yield tender procedure. In connection with domestic debt offerings, we also act as principal paying agent. At the end of 2013, we administered payments for 191 bond issues and federal treasury bills.

The Capital Markets Act, which entered into force on January 1, 1992, and which was amended several times thereafter, entrusted the Bank with the function of a registration office. The registration office acts as a depositary for the prospectuses to be issued in compliance with the Capital Markets Act and the Investment Funds Act, and prepares a calendar for planned issues of securities and investments as defined in the Capital Markets Act. The registration office publishes on a daily basis and via Reuters the information regarding planned issues which it has received, in the form of a preview. Moreover, this information is published in electronic form once a week in the Bank’s information brochure “Kapitalmarktservice” which may be subscribed to by any interested person. In 2013 the registration office processed approximately 1,500,000 reports for the issue calendar, and approximately 45,000 prospectuses (including amendments to prospectuses) were filed in compliance with the Capital Markets Act and the Investment Funds Act.

Stock exchange trading, clearing and settlement. Pursuant to a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999, trading on the Vienna Stock Exchange was entrusted to the Xetra trading system of the Deutsche Börse AG. Until January 31, 2005, we continued to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system. As of February 1, 2005, we transferred these activities to Central Counterparty Austria GmbH, a joint venture between the Bank and the Vienna Stock Exchange.

Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective securities depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with the Euroclear System (“Euroclear”) and Clearstream Banking société anonyme, Luxembourg (“Clearstream Luxembourg”).

Competence Center for the Energy Market. In 2001, we took advantage of the deregulation of the electricity energy markets in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management for “adjusted energy” (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). In 2003, we assumed the equivalent function for the gas energy market. On this basis, we are positioning ourselves as a competence center for the entire energy sector.

Other Services

Non-Export Loan Activities. As of December 31, 2013, the Bank’s non-export loans totaled approximately EUR 3.0 million ($4.1 million). Nearly all of these loans were made to OeKB employees.

Money Markets Operations. We are a dealer in the Austrian money markets in interest-bearing demand deposits and short-term time deposits of credit institutions including our shareholder banks. During 2013, the average daily closing balance of money markets accounts receivable of the Bank connected with such operations was approximately EUR 0.58 billion ($0.8 billion).

Information Services. Furthermore, the segment “Other Services” encompasses our information services which deliver studies, analyses, or concise summaries on global financial and economic developments mainly to business enterprises, domestic and foreign financial service providers as well as scientific and research institutions.

Administration of Government Guarantees for the Corporate Sector. The Bank acts as the Republic’s agent for the administration of guarantees provided for financings to Austrian large- and medium-sized companies outside the financial sector under the Corporate Liquidity Strengthening Act (Unternehmensliquiditätsstärkungsgesetz), which came into effect in August 2009. The Act is intended to address potential liquidity shortages resulting from the international financial crisis by providing government guarantees for financings in an aggregate amount of up to EUR 10 billion. As of December 31, 2013, guarantees outstanding under the program amounted to EUR 321 million ($434 million). The Act expired on December 31, 2010, although guarantees issued under the Act remain valid. Guarantees issued under the Act will expire by the end of 2015 at the latest. See also “Republic of Austria—The Economy—Industry”.

MANAGEMENT AND EMPLOYEES

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for terms of up to five years. The current members of our Board of Executive Directors are Rudolf Scholten and Angelika Sommer-Hemetsberger.

During the financial year 2013, we had an average of 403 employees (including part-time employees on a proportionate basis, corresponding to the extent of their employment). On December 31, 2013, we had 437 employees (including part-time employees on a proportionate basis).

SHAREHOLDERS AND SUPERVISORY BOARD

On December 31, 2013, our share capital was EUR 130 million, divided into 880,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form.

Our share capital is owned by leading Austrian banks and financial institutions as follows:

Name of Shareholder	% of Share Capital
CABET-Holding-Aktiengesellschaft, Vienna (UniCredit Bank Austria Group)	24.750
UniCredit Bank Austria AG, Vienna	16.140
Erste Group Bank AG, Vienna	12.890
Schoellerbank Aktiengesellschaft, Vienna	8.260
AVZ Finanz-Holding GmbH, Vienna	8.250
Raiffeisen Zentralbank Österreich Aktiengesellschaft, Vienna	8.120
BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft, Vienna	5.090
Raiffeisen OeKB Beteiligungsgesellschaft mbH (Raiffeisen Group), Vienna	5.000
Oberbank AG, Linz	3.890
Bank für Tirol und Vorarlberg Aktiengesellschaft, Innsbruck	3.055
BKS Bank AG, Klagenfurt	3.055
Österreichische Volksbanken-Aktiengesellschaft, Vienna	1.500

100.000%

A substantial portion of our business is with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions, whether or not they involve related parties, without consultation with our shareholders through their representatives on our Supervisory Board. When we do transact business with our shareholders, we do so on an arm’s-length basis. See “Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation
Erich Hampel Chairman	Former Chairman of the Board of Executive Directors and Vice-Chairman of the Supervisory Board, UniCredit Bank Austria AG

Walter Rothensteiner 1st Vice-Chairman	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Zentralbank Österreich Aktiengesellschaft

Franz Hochstrasser 2nd Vice-Chairman	Deputy General Manager and Vice-Chairman of the Board of Executive Directors, Erste Group Bank AG

Helmut Bernkopf	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Peter Bosek	Director and member of the Board of Executive Directors, Erste Bank der oesterreichischen Sparkassen AG

Gregor Deix	Head of the Division SME and Public Sector, Erste Bank der oesterreichischen Sparkassen AG

Michael Glaser	Director of UniCredit Bank Austria AG

Dieter Hengl	Deputy Chief Risk Officer, UniCredit Bank Austria AG

Herbert Messinger	Head of Austrian Corporate Business, BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft

Heimo Penker	General Manager and Chairman of the Board of Executive Directors, BKS Bank AG

Karl Sevelda	General Manager and Chairman of the Board of Executive Directors, Raiffeisen Bank International AG

Herbert Tempsch	Head of Financing and Advisory Austria, UniCredit Bank Austria AG

Susanne Wendler	Head of Department, Network, Corporates Austria, Relationship Management Austrian Corporates, UniCredit Bank Austria AG

Robert Zadrazil	Director and member of the Board of Executive Directors, UniCredit Bank Austria AG

Franz Zwickl	Former member of the Board of Executive Directors, UniCredit Bank Austria AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Martin Krull, Erna Scheriau, Alexandra Griebl, Anish Gupta, Elisabeth Halys, Christian Leicher, Claudia Richter and Markus Tichy.

The Supervisory Board reports to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of the following persons:

Erich Hampel	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Martin Krull	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz), the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

State Commissioners/Representatives and Government Commissioners

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a State Commissioner and a Deputy State Commissioner for most banks, including OeKB. The State Commissioners are entitled to participate in the meetings of the shareholders and of the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a State Commissioner suspends the effectiveness of such resolutions until the determination by the Financial Markets Authority as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a Representative and a Deputy Representative who are charged with protecting the interests of Austria in connection with the guarantees assumed by Austria under the Act. These Representatives are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current State Commissioners/Representatives under both statutes and the positions they hold in the Austrian Government are as follows:

Harald Waiglein, State Commissioner/Representative	Head of Directorate General III—Economic Policy and Financial Markets, Austrian Federal Ministry of Finance

Johann Kinast, Deputy State Commissioner/Representative	Head of Unit III/8—Export Guarantees and Debt Rescheduling, Austrian Federal Ministry of Finance

In addition, two Government Commissioners have been appointed pursuant to the Covered Bond Act 1905. Although the Bank does not currently issue any covered bonds, this is provided for in Article 27 of the Bank’s Statutes.

The names of the current Government Commissioners appointed under the Covered Bond Act 1905 and the positions they hold in the Austrian Government are as follows:

Beate Schaffer, Government Commissioner	Head of Unit III/5—Legal affairs Banking, Capital Markets & Pension Funds, Austrian Federal Ministry of Finance

Edith Wanger, Deputy Government Commissioner	Department Director in the Austrian Federal Ministry of Finance

FINANCIAL STATEMENTS

Introductory Note to Financial Statements

The following version of financial statements is a translation of the consolidated financial statements of Oesterreichische Kontrollbank Group which were originally prepared in the German language. The consolidated financial statements of Oesterreichische Kontrollbank Group were prepared in accordance with the International Financial Reporting Standards (IFRS) adopted and published by the International Accounting Standards Board (IASB).

The Bank’s accompanying financial statements have been audited in accordance with generally accepted auditing standards in Austria by KPMG Austria AG Wirtschaftsprüfungs- und Steuerberatungsgesellschaft (“KPMG”), a firm of qualified independent public accountants in Austria. The result of the audit is reported in the auditors’ report included in the accompanying annual financial statements of the Bank. KPMG has given an unqualified opinion, meaning that their audit did not give rise to any objections. In their opinion, which is based on the results of their audit, the consolidated financial statements comply with legal requirements and give a true and fair view of the financial position of the Group as of December 31, 2013 and of its financial performance and its cash flows for the year from January 1 to December 31, 2013 in accordance with International Financial Reporting Standards (IFRS) as adopted by the EU. The Bank’s financial statements and the consolidated financial statements were filed with the commercial register at the Handelsgericht Wien, Marxergasse 1a, 1030 Vienna, under the registration FN 85749b and will be published in the “Wiener Zeitung” by June 2014.

The financial statements contained herein differ substantially from financial statements prepared in accordance with the accounting and financial reporting practices followed in the United States and, thus, have not been prepared in accordance with the accounting rules and regulations adopted by the Securities and Exchange Commission under the Securities Act of 1933, and as subsequently amended. It is not deemed feasible to prepare and present the various financial statements of the Bank in accordance with practices and principles followed in the United States.

The accounting and reporting principles applicable to the Bank’s consolidated financial statements are presented in the Notes to the Consolidated Financial Statements.

OeKB Group 2013

consolidated financial statements

Consolidated statement of comprehensive income

EUR thousand	Notes	2013	2012* restated	Change in %
Interest and similar income		461,084	623,825	-26.1%

Interest and similar expense		(380,053)	(527,651)	-28.0%

Net interest income	14	81,031	96,174	-15.7%

Share of results of equity-accounted investees	14	5,156	9,330	-44.7%

Impairment losses on loans and advances and other credit risk provisions	15	(145)	(141)	2.8%

Net fee and commission income	16	47,908	49,611	-3.4%
Fee and commission income		56,403	57,130	-1.3%
Fee and commission expense		(8,495)	(7,519)	13.0%

Administrative expenses	1, 17	(80,175)	(79,522)	0.8%

Net other operating income	18	8,651	6,228	38.9%

Operating profit		62,426	81,680	-23.6%
Net gain or loss on financial instruments	19	8,200	27,801	-70.5%

Profit before tax		70,626	109,481	-35.5%
Income tax and other taxes	1, 20	(15,577)	(24,599)	-36.7%

Profit for the year		55,049	84,882	-35.1%
Other comprehensive income
Items that will not be reclassified to the income statement
Actuarial (losses) on defined benefit plans	1, 33	(3,167)	(2,882)	9.9%
Tax effects	1, 20	792	720	10.0%

Other comprehensive income after tax		(2,375)	(2,162)	9.9%

Total comprehensive income for the year		52,674	82,720	-36.3%

Profit for the year attributable to:
Owners of the parent		54,800	84,631	-35.2%

Non-controlling interests		249	251	-0.8%

		55,049	84,882	-35.1%
Total comprehensive income for the year attributable to:
Owners of the parent		52,440	82,433	-36.4%

Non-controlling interests		234	287	-18.5%

		52,674	82,720	-36.3%

*	2012 restatement (see note 1)

EARNINGS PER SHARE

	2013	2012
Total comprehensive income for the year attributable to owners of the parent, in EUR thousand	52,440	82,433
Average number of shares outstanding	880,000	880,000

Earnings per share in EUR	59.59	93.67

At 31 December 2013, as one year earlier, there were no exercisable conversion or option rights. The stated earnings per share therefore represent basic earnings per share and are not subject to dilution.

Consolidated balance sheet of OeKB Group

ASSETS

EUR thousand	Notes	31 Dec 2013	31 Dec 2012*	Change in %
Cash and balances at central banks	22	520,631	124,266	319.0%
Loans and advances to banks	23	21,364,329	24,549,025	-13.0%
Loans and advances to customers	24	1,489,161	1,526,590	-2.5%
Allowance for impairment losses on loans and advances	7, 25	(471)	(401)	17.5%
Other financial instruments	26	1,611,969	1,490,178	8.2%
Derivatives designated as hedging instruments	1, 46	3,748,107	4,865,489	-23.0%
Interests in equity-accounted investees	28	67,766	63,983	5.9%
Property and equipment and intangible assets	27	29,936	33,262	-10.0%
Current tax assets	34	409	409	0.0%
Deferred tax assets	34	72,465	67,450	7.4%
Other assets	1, 29	59,959	47,683	25.7%

Total assets		28,964,261	32,767,934	-11.6%

*	For details of restatement of 2012, see note 1.

LIABILITIES AND EQUITY

EUR thousand	Notes	31 Dec 2013	31 Dec 2012*	Change in %
Deposits from banks	30	381,077	1,692,681	-77.5%
Deposits from customers	31	674,745	674,257	0.1%
Debt securities in issue	32	24,589,960	27,281,609	-9.9%
Derivatives designated as hedging instruments	1, 46	1,546,460	1,465,756	5.5%
Provisions	33	964,316	859,917	12.1%
Current tax liabilities	34	1,197	5,355	-77.6%
Deferred tax liabilities	34	20,876	19,671	6.1%
Other liabilities	1, 35	101,140	106,723	-5.2%
Equity	36	684,490	661,965	3.4%
Attributable to non-controlling interests		4,273	4,180	2.2%

Total liabilities and equity		28,964,261	32,767,934	-11.6%

*	For details of restatement of 2012, see note 1.

Consolidated statement of changes in equity of OeKB Group

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY 2013

EUR thousand	Called-up share capital	Capital reserves	Retained earnings	Attributable to shareholders of the parent	Non-controlling interests	Total equity
At 31 December 2012, restated	130,000	3,347	524,438	657,785	4,180	661,965
Profit for the year			54,800	54,800	249	55,049
Other comprehensive income			(2,360)	(2,360)	(15)	(2,376)

Total comprehensive income for the year	0	0	52,440	52,440	234	52,674
Transactions with owners (dividends)			(30,008)	(30,008)	(140)	(30,148)

At 31 December 2013	130,000	3,347	546,870	680,217	4,273	684,490

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY 2012

EUR thousand	Called-up share capital	Capital reserves	Retained earnings[1]	Attributable to shareholders of the parent	Non-controlling interests	Total equity
At 1 January 2012, previously reported	130,000	3,347	462,025	595,372	4,033	599,405
Profit for the year			84,631	84,631	251	84,882
Other comprehensive income			(2,198)	(2,198)	36	(2,162)

Total comprehensive income for the year, restated²	0	0	82,433	82,433	287	82,720
Transactions with owners (dividends)			(20,020)	(20,020)	(140)	(20,160)

At 31 December 2012, restated	130,000	3,347	524,438	657,785	4,180	661,965

[1]	“Retained earnings” combines two columns that were shown separately in the 2012 consolidated financial statements as “retained earnings” and “profit for the year”.
[2]

The restated total comprehensive income, as the total of the items “profit for the year” and “other comprehensive income” equals the item “profit for the year” presented in the 2012 consolidated financial statements.

The amounts of called-up share capital and capital reserves shown above are the same as those reported in the separate financial statements of Oesterreichische Kontrollbank AG.

More information on equity is provided in note 36.

Consolidated statement of cash flow of OeKB Group

EUR thousand	2013	2012*
Profit before tax	70,626	106,599
Non-cash items included in profit before tax, and adjustments to reconcile profit before tax to cash flows from operating activities:
Depreciation, amortisation and impairment of property and equipment and intangible assets	5,034	4,535
Changes in provisions	4,233	5,403
Gains/losses from disposal and/or valuation of investments and property and equipment	250,549	169,946
Unrealised (gains)/losses from movements in exchange rates	(255,778)	(189,445)
Other non-cash items	4,955	(11,991)

Changes in operating assets and liabilities, after adjustment for non-cash components
Loans and advances to banks	3,082,982	3,905,056
Loans and advances to customers	37,416	(117,312)
Other operating assets	(12,273)	14,239
Deposits from banks	(1,318,401)	741,278
Deposits from customers	488	73,274
Debt securities in issue	(1,383,157)	(5,548,610)
Other operating liabilities	(5,584)	34,270

Interest and dividends received	531,001	965,561

Interest paid	(408,580)	(616,564)

Income tax paid	(22,731)	(24,654)

Net cash from/(used in) operating activities	580,780	(488,415)
Proceeds from disposal of:
Securities at fair value through profit or loss	225,462	124,074
Property and equipment and intangible assets	48	6

Purchase of:
Securities at fair value through profit or loss	(378,164)	(71,045)
Property and equipment and intangible assets	(1,753)	(6,486)

Net cash (used in)/from investing activities	(154,407)	46,549
Issue of shares	—	—

Dividends paid	(30,008)	(20,020)

Net cash (used in) financing activities	(30,008)	(20,020)

Cash and cash equivalents at beginning of period	124,266	586,152
Net cash from/(used in) operating activities	580,780	(488,415)

Net cash (used in)/from investing activities	(154,407)	46,549

Net cash (used in) financing activities	(30,008)	(20,020)

Cash and cash equivalents at end of period	520,631	124,266

*	For details of restatement of 2012, see note 1.

In the prior year, for proceeds from the disposal of and outflows from the purchase of other financial instruments at fair value through profit or loss, a net positive amount of EUR 53,029 thousand was reported within net cash used in operating activities.

Further detail on cash and cash equivalents is given in note 22. Additional information on the cash flow statement is provided in note 37.

Notes to the consolidated financial statements of OeKB  Group

Accounting policies

(1) General information

Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB AG” or “OeKB”) is a special-purpose bank with its registered office in Vienna, Austria. The activities of OeKB Group consist largely of export services and capital market services.

The export guarantee system is based on the provisions of the Export Guarantees Act and the respective regulation issued by the Federal Minister of Finance. OeKB, as the agent of and at the risk of the Republic of Austria, offers cover for non-marketable risks, focusing on exports of capital goods and Austrian direct investment abroad.

The Export Financing Scheme also operated by OeKB serves to fund export credits extended by banks (with OeKB providing finance to the bank that lends to the customer) and to fund direct lending by OeKB for the same purposes. Thanks to the Austrian government guarantees under the Export Guarantees Act, OeKB does not incur significant credit risk. The Export Financing Scheme is managed as a separate accounting entity within OeKB Group. The accounting entity encompasses most of the loans, interim investments and money market transactions on the one hand, and the required funding items (including derivatives used for hedging) on the other hand. All surpluses from the Export Financing Scheme are recognized in an interest rate stabilisation provision and are available for future market support measures.

With a broad offering of services for the capital market, OeKB is a hub for numerous activities required before and after the purchase or sale of securities. For decades now, these services have benefited financial services providers, issuers, investors and the Republic of Austria.

OeKB AG prepared the consolidated financial statements for the year ended 31 December 2013 in accordance exclusively with International Financial Reporting Standards (IFRS) as adopted by the European Union, thus also satisfying the requirements of section 59a Austrian Banking Act and section 245a Austrian Commercial Code.

In preparing these financial statements, OeKB Group applied all IFRS (including IAS) and their interpretations by the International Financial Reporting Interpretations Committee (IFRIC, formerly Standard Interpretations Committee or SIC) that were effective at the balance sheet date. Uniform accounting policies are used throughout the Group.

The consolidated financial statements were prepared on a historical cost basis, except for the following items:

—	Derivative financial instruments (measured at fair value)

—	Financial instruments at fair value through profit or loss.

CHANGES IN ACCOUNTING METHODS

With the exception of the new and amended accounting standards described below, the same accounting methods were applied in preparing these consolidated financial statements as in the preparation of the consolidated financial statements for the prior (2012) financial year.

In the 2013 accounts the positive and negative fair values of derivatives held for hedging purposes are presented on the face of the balance sheet. In the prior years, these items were reported within other assets and other liabilities.

IFRS 13 – Fair Value Measurement

In May 2011 the IASB issued IFRS 13, which combines the fair value measurement rules previously fragmented between individual IFRSs and replaces these rules with a single, cohesive standard. IFRS 13 is wide in scope and covers both financial and non-financial items. IFRS 13 is applied (with certain exceptions) whenever another IFRS requires or allows measurement at fair value, or when disclosures about the measurement of fair value are required. IFRS 13 is effective prospectively for financial years beginning on or after 1 January 2013. Its initial application does not have a material impact on the measurement of OeKB Group’s assets and liabilities; changes result mainly in the notes. Thus, the standard requires disclosures on the market values (fair values) and categorisation of financial instruments.

Amendments to IAS 1: Presentation of Items of Other Comprehensive Income

The change to IAS 1 requires items of other comprehensive income to be grouped according to whether they can be reclassified to profit or loss or not. If the items of other comprehensive income are presented on a pre-tax basis, the associated tax amount must also be presented separately by these categories. The adoption of this change has an effect on the presentation of the statement of comprehensive income. Beginning with the 2013 consolidated financial statements, items that will not be reclassified to profit or loss are shown separately from those which may be so reclassified. At 31 December 2013 there were no items in OeKB Group that may subsequently be reclassified to profit or loss.

Amendments to IFRS 7: Offsetting Financial Assets and Financial Liabilities

The amendments to IFRS 7 require the disclosure, for financial instruments, of information about rights of offset and related arrangements under an enforceable master netting agreement or similar arrangement. The amendments are effective prospectively for financial years beginning on or after 1 January 2013. This does not result in changes for OeKB Group.

Amendments to IAS 19 – Employee Benefits (revised 2011)

In the financial year under review, the Group retrospectively applied the revised IAS 19 for the first time. The most significant change to IAS 19 relates to the reporting of movements in defined benefit obligations and in the fair value of plan assets. Under the revised standard, movements in defined benefit obligations and in the fair value of plan assets must be recognized immediately as they occur. All actuarial gains and losses from the remeasurement of the obligations and plan assets must now be recognized directly in other comprehensive income. As OeKB Group’s practice in the prior periods was to recognise the remeasurement of obligations directly in profit or loss, the new rules for the recognition of actuarial gains and losses lead to adjustments in other comprehensive income. The impact of the retroactive application of IAS 19 is reflected both in the opening balance of the statement of changes in equity at 1 January 2012, and in the reconciliation with comprehensive income. The comparative data have been restated accordingly.

EFFECTS OF CHANGES IN ACCOUNTING METHODS

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

EUR thousand	2012 as previously reported	2012 effect from defined benefit plans	2012 restated*	2013 effect from defined benefit plans
Net interest income	96,174	—	96,174	—
Share of results of equity-accounted investees	9,330	—	9,330	—
Impairment losses on loans and advances and other credit risk provisions	(141)	—	(141)	—
Net fee and commission income	49,611	—	49,611	—
Administrative expense	(82,404)	2,882	(79,522)	3,167
Net other operating (expense)/income	6,228	—	6,228	—

Operating profit	78,798	2,882	81,680	3,167
Net gain or loss on financial instruments	27,801	—	27,801	—

Profit before tax	106,599	2,882	109,481	3,167
Income tax and other taxes	(23,879)	(720)	(24,599)	(792)

Profit for the year	82,720	2,162	84,882	2,375
Remeasurement of defined benefit plans / actuarial gains and losses on defined benefit plans	—	(2,882)	(2,882)	(3,167)
Tax effects	—	720	720	792

Other comprehensive income after tax	—	(2,162)	(2,162)	(2,375)
Total comprehensive income for the year	82,720	—	82,720	—

*	2012 and 2013 restatement

Further amendments to IFRS 1 (Government Loans), and to IFRIC 20 (Stripping Costs in the Production Phase of a Surface Mine), as well as the 2009-2011 Cycle of Annual Improvements to IFRSs, were effective for the first time for the financial year under review. These changes have no impact on the consolidated financial statements of OeKB Group.

The following new and amended standards and interpretations which become effective in subsequent financial years are not applied early by OeKB Group.

NEW STANDARDS AND INTERPRETATIONS NOT YET APPLIED

The following major new and revised accounting standards and interpretations have been adopted into European Union law and will become effective in the future, but have no impact on OeKB Group, as there are no transactions to which they apply.

Effective date
IFRS 10	Consolidated Financial Statements	New	1 January 2014
IFRS 11	Joint Arrangements	New	1 January 2014
IFRS 12	Disclosure of Interests in Other Entities	New	1 January 2014
IAS 27	Separate Financial Statements	Amendments	1 January 2014
IAS 28	Investments in Associates and Joint Ventures	Amendments	1 January 2014
IAS 32	Financial Instruments: Presentation	Amendments	1 January 2014
IAS 39	Financial Instruments: Novation of hedging instruments	Amendments	1 January 2014

IFRS 10 – Consolidated Financial Statements

This standard introduces a new and comprehensive definition of control. Where one company has control of another company, the parent must consolidate the subsidiary. Under the new concept, control exists when the potential parent company (the investor) has decision-making power over the relevant activities of the potential subsidiary (the investee) through voting rights or other rights, has exposure to positive or negative variable returns from the investee, and can use its decision-making power to affect these variable returns.

The new standard is effective for financial years beginning on or after 1 January 2014. IFRS 10 is to be applied retrospectively, with certain exceptions.

OeKB Group has determined the impact of the new standard; because of the control relationships in OeKB Group management does not believe the application of IFRS 10 will have a material impact.

IFRS 11 – Joint Arrangements

IFRS 11 changes how joint arrangements are accounted for. The new concept requires distinguishing between joint operations and joint ventures. A joint operation exists when the parties with joint control have direct rights to the assets, and have obligations for the liabilities, of the arrangement. Each party with joint control reports its share of the assets, liabilities, revenue and expenses of the joint operation in its consolidated financial statements. By contrast, in a joint venture, the parties with joint control have rights to the net assets of the arrangement. These rights are reflected in the – required – use of the equity method of accounting in the consolidated financial statements; the option of using proportionate consolidation is eliminated.

The new standard is effective for financial years beginning on or after 1 January 2014. Specific transition guidance is provided for the change-over from proportionate consolidation to equity accounting.

As joint ventures are already accounted for using the equity method in OeKB Group’s consolidated financial statements, the adoption of IFRS 11 in conjunction with the amended IAS 28 does not result in a change for the Group.

IFRS 12 – Disclosure of Interests in Other Entities

This standard specifies the required disclosures regarding investments in other companies (such as subsidiaries, joint arrangements and associates). The requirements are significantly expanded from the disclosures currently required under IAS 27, IAS 28 and IAS 31.

The new standard is effective for financial years beginning on or after 1 January 2014.

Amendments to IFRS 10, IFRS 11 and IFRS 12: Transition Guidance

The amendments include a clarification and further relief for the transition to IFRS 10, IFRS 11 and IFRS 12. Thus, restatement of comparative information is required only for the immediately prior period. Moreover, for disclosures in the notes related to unconsolidated structured entities, comparatives are not required for periods before the initial application of IFRS 12.

The changes to IFRS 10, IFRS 11 and IFRS 12 are effective for financial years beginning on or after 1 January 2014.

Amendments to IAS 28 – Investments in Associates and Joint Ventures

In connection with the publication of IFRS 11 – Joint Arrangements, amendments were also made to IAS 28. The IAS 28 standard continues to cover the application of the equity method of accounting. However, the scope of IAS 28 is significantly expanded by the introduction of IFRS 11, as equity accounting will now be required not just for investments in associates but also for investments in joint ventures (see IFRS 11). The use of proportionate consolidation for joint ventures is thus no longer an option.

Another change relates to situations where only part of an investment in an associate or joint venture is held for sale: that portion is accounted for in accordance with IFRS 5, while the remaining portion (to be retained) continues to be accounted for using the equity method until the time of disposal of the portion held for sale.

The amendments are effective for financial years beginning on or after 1 January 2014.

Amendments to IAS 32: Offsetting Financial Assets and Financial Liabilities

This clarification of IAS 32 provides additional guidance on when financial instruments may be offset. It explains the meaning of a “current legal right of set-off” and clarifies which gross settlement systems would meet the criteria for net settlement as the term is understood in the standard.

The amendments to IAS 32 are effective for financial years beginning on or after 1 January 2014.

Amendments to IAS 39: Novation of Derivatives and Continuation of Hedge Accounting

Under certain conditions, the amendments to IAS 39 allow derivatives to remain designated as hedging instruments in an existing hedge relationship despite their novation to a central counterparty, where that novation is required by legislation or regulation.

The amendments to IAS 39 are effective for financial years beginning on or after 1 January 2014.

CRITICAL ASSUMPTIONS, JUDGEMENTS AND ESTIMATES

The preparation of the consolidated financial statements in accordance with IFRS requires the Executive Board to make judgements and to proceed on assumptions about future developments. These judgements and assumptions can have a material effect on the recognition and measurement of the assets and debt, the disclosure of other liabilities at the balance sheet date, and the amounts of income and expenses reported for the financial year.

The following assumptions involve a not insignificant risk that they may lead to a material change in the carrying amounts of assets and liabilities in the subsequent financial year:

•	The inputs used for the determination of fair value are based in part on assumptions about future developments, which can fluctuate significantly in times of volatility.

•

The measurement of existing retirement and termination benefit obligations involves assumptions regarding interest rate, age at retirement, life expectancy, employee turnover and future increases in pay and benefits.

•	The recognition of deferred tax assets is based on the assumption that sufficient taxable income will be realised in the future to utilise them.

•	The off-balance sheet obligations from guarantees and from other contingent liabilities are regularly reviewed as to whether they require recognition in the balance sheet.

The estimates and underlying assumptions are reviewed on an ongoing basis and are consistent with the respective standards. The estimates are based on experience and other factors, such as budgets and currently reasonable expectations for or forecasts of future results. The actual amounts and results may differ from the assumptions and estimates made if the factors and circumstances cited above do not match the trends expected at the balance sheet date. Changes are recognized in profit or loss as they become known, and the assumptions are adjusted accordingly.

(2)	Scope of consolidation

A list of all entities that are represented in the consolidated financial statements of OeKB Group is provided in note 28, Companies wholly or partly owned by OeKB AG. Three companies are fully consolidated: Oesterreichische Kontrollbank AG (“OeKB”, the Group parent) and the Vienna-based Oesterreichische Entwicklungsbank AG (“OeEB”) and “Österreichischer Exportfonds” GmbH (“Exportfonds”). There was no change during the financial year in the scope of consolidation, i.e., in the lists of entities that are fully consolidated, included by the equity method, or unconsolidated and held at cost.

Representing the unconsolidated entities held at cost, two subsidiaries were not consolidated (prior year: two); they are of minor overall significance to the Group’s financial position and results of operations. The combined total assets of these two entities represent less than 0.01% of the Group’s consolidated total assets, and their combined profit for the year represents less than 0.09% of the Group’s consolidated profit for the year. In OeKB Group’s consolidated financial statements, two companies (prior year: two), which are joint ventures, were accounted for by the equity method.

NUMBER OF COMPANIES INCLUDED IN THE CONSOLIDATED FINANCIAL STATEMENTS OR HELD AT COST, BY ACCOUNTING METHOD

	31 Dec 2013	31 Dec 2012
Fully consolidated companies	2	2
Equity-accounted investees (joint ventures)	2	2
Unconsolidated subsidiaries held at cost	2	2
Other investments in companies held at cost	9	11

Total	15	17

(3)	Methods of consolidation

The consolidation of the Group accounts involves purchase-method accounting; equity-method accounting; consolidation of intercompany balances, expenses and revenues; and the elimination of intercompany profits. The separate annual accounts of the fully consolidated entities and of the entities accounted for by the equity method are uniformly made up to 31 December.

The Group elected to make use of an option under IFRS 1 on 1 January 2004 (the date of transition to IFRS) by adopting the carrying amounts from the initial consolidation that was performed under the Austrian Commercial Code, or UGB. Acquisitions of subsidiaries are thus accounted for by the purchase method. Under this method, the cost of the acquired ownership interest is offset against the Group’s share of the subsidiary’s net assets at the time that control passes to the Group. As in the prior periods, the provisions of IFRS 3 on business combinations were not yet applied in the year under review, as no relevant transactions occurred. Intercompany balances, expenses, revenues, profits and losses are eliminated when significant.

Companies classified as joint ventures are accounted for under the equity method and are reported as interests in equity-accounted investees. Measurement by the equity method is based on local financial statements, adjusted to adhere to the Group’s uniform accounting methods. The annual results are obtained from the latest available annual separate financial statements and sub-groups’ consolidated financial statements, and the changes in equity are thus recognized in the year in which they occur. Dividends paid by joint ventures to the Group parent company are eliminated by reversing entries. Profits or losses for the year generated by joint ventures are shown in the consolidated income statement within share of results of equity-accounted investees.

(4)	Foreign currency translation

The consolidated financial statements are presented in thousands of euros, rounded by the standard round-half-up convention. The euro is also OeKB Group’s functional currency.

Assets and liabilities denominated in foreign currencies are translated at the reference exchange rates of the European Central Bank at the balance sheet date of 31 December 2013.

FOREIGN EXCHANGE REFERENCE RATES AT 31 DECEMBER 2013

Currency	Mid rate	Currency	Mid rate	Currency	Mid rate	Currency	Mid rate
AUD	1.5423	DKK	7.4593	JPY	144.72	SEK	8.8591
CAD	1.4671	GBP	0.8337	NOK	8.363	USD	1.3791
CHF	1.2276	HRK	7.6265	PLN	4.1543
CZK	27.427	HUF	297.04	RON	4.471
FOREIGN EXCHANGE REFERENCE RATES AT 31 DECEMBER 2012
Currency	Mid rate	Currency	Mid rate	Currency	Mid rate	Currency	Mid rate
AUD	1.2712	DKK	7.461	JPY	113.61	SEK	8.582
CAD	1.3137	GBP	0.8161	NOK	7.3483	USD	1.3194
CHF	1.2072	HRK	7.5575	PLN	4.074
CZK	25.151	HUF	292.3	RON	4.4445

(5)	Financial instruments

LOANS AND ADVANCES TO BANKS AND CUSTOMERS

Loans and advances to banks and customers, to the extent that they are originated by the Group, are carried at their nominal amount or at amortized cost, before deduction of impairment losses and including accrued interest. Individual allowances for impairment losses are recognized for identifiable individual credit risks and for country risks. Impairment losses are not deducted from the corresponding loans and advances but are reported as a separate line item on the face of the balance sheet. As a result of OeKB’s business model, most of its assets are in loans and advances to banks. Most of the loans and advances to banks made under OeKB’s Export Financing Scheme are guaranteed by the Republic of Austria, and therefore no provision for credit losses was required (see note 1, General information).

OTHER FINANCIAL INSTRUMENTS

The item “other financial instruments” consists of all fixed income and variable income securities (including equities) and investments in unconsolidated subsidiaries and smaller shareholdings in other companies. In other words, investments consist of all securities and all unconsolidated investees. Effects on profit or loss are shown in the statement of comprehensive income within net gain or loss on financial instruments. The date of initial recognition or derecognition of other financial instruments is the settlement date.

Bonds and other fixed income securities as well as equity shares and other variable income securities are designated at fair value through profit or loss, consistent with the business model. The business model of the investment portfolio calls for taking long-term positions in bonds and investment funds. The portfolio is managed on the basis of market values. These securities are measured by OeKB Group at fair value through profit or loss. The Group does not have a trading portfolio.

The investments in unconsolidated subsidiaries and other companies are initially measured at amortized cost.

FINANCIAL LIABILITIES

Financial liabilities are initially measured at their actual proceeds. As a rule, financial liabilities are held at amortized cost, in keeping with the business model. Where derivatives are used to hedge the interest rate risk or currency risk associated with liabilities, the hedged debt instruments are recorded at fair value in order to avoid accounting mismatches. Premiums, discounts or other differences between the proceeds and the repayment amount are realised over the term of the instrument by the effective interest method and recognized in net interest income (at amortised cost). Zero coupon bonds are recognized at present value.

DERIVATIVE FINANCIAL INSTRUMENTS

To manage market risks, the Group uses derivative financial instruments (derivatives), especially to hedge future variable cash flows against changes in market interest rates and thus to prevent to mitigate the revenue risk on the lending side. The derivatives involved are largely interest rate swaps and cross currency interest rate swaps, which are traded over the counter (OTC) and used as hedging instruments, primarily for debt securities issued by OeKB Group. Credit exposures arising from fluctuations in value are secured with collateral. Derivatives are not used for speculative purposes.

The fair value of derivative contracts is calculated by generally accepted methods. Derivatives are recognized at the trade date. Derivative contracts are reported at their market value (the clean price) as a separate item in assets or liabilities. To avoid accounting mismatches (based on FVTPL measurement), the change in market values of the hedged balance sheet items, like that of the derivatives, is recognized in profit or loss within net gain or loss on financial instruments.

The exchange rate guarantee of the Republic of Austria under the Export Financing Guarantees Act (in German: Ausfuhrfinanzierungsförderungsgesetz, published in Federal Law Gazette No. 216/1981, as amended), which is used to hedge exchange rate risks under the Export Financing Scheme, is treated as a derivative contract and measured at fair value.

(6) Determination of fair value

A number of accounting methods and disclosures of OeKB Group require the determination of the fair value of financial assets and liabilities. A valuation team consisting of members of the Accounting, Risk Controlling, and International Finance departments measures the fair values. The monitoring of the measurement of fair values is centralised and is reported to the full Executive Board.

The valuation team regularly reviews the significant non-observable input factors and the remeasurement gains and losses. Where information from third parties (such as quotations from brokers or from pricing services) is used to determine fair values, the respective valuation team reviews the evidence, obtained from the third parties, supporting the conclusion that such measurements meet the requirements of IFRS, including the level of the fair value hierarchy to which these measurements are to be classified.

Significant measurement results are reported to the Audit Committee.

In the determination of the fair values of assets and liabilities, OeKB Group when possible uses observable market data. Based on the input factors employed in the valuation techniques, the fair values are assigned to different levels of the fair value hierarchy:

Listed financial instruments – which are reported under other financial instruments and assigned to level 1 of the fair value hierarchy under IFRS 13 – are recognized at market values, using those values determined on the basis of quoted market prices or, in the case of investment fund units, on the basis of the net asset values calculated in accordance with the Investment Fund Act.

Unlisted instruments are measured using the present value method (present value of discounted future cash flows) or suitable option pricing models (Black-Scholes models, the multifactor HJM model or the Hull-White model approach). To the extent possible, the input parameters used for these models are the relevant market prices and interest rates observed at the balance sheet date that are obtained from widely accepted external sources.

Financial instruments whose market value is determined using the present value method are assigned to level 2 of the fair value hierarchy under IFRS 13.

For derivatives held for hedging, fair value is measured by discounting the future cash flows by the current swap curve, including adjustment of the credit valuation (CVA and DVA). A credit valuation adjustment (CVA) is a price estimate of the default risk of the counterparty in a financial transaction. A debit valuation adjustment (DVA) estimates the risk of an entity’s own default.

In determining the CVA/DVA, OeKB Group uses the Basel method for regulatory capital from credit losses, which is based on the path-dependent multiplication of the following variables and their subsequent aggregation:

•	Exposure at default: Market values at specific future points in time; calculated using Monte Carlo simulation.

•	Probability of default: Default probabilities at these points in time are calculated from the counterparty’s CDS spreads or the own CDS spreads.

•	Loss given default: Estimation of the expected recovery in the case of counterparty default or own default.

Loans and advances to banks and loans and advances to customers consist predominantly of loans guaranteed by the Republic of Austria under the Export Guarantees Act. In the measurement of these assets, the discounting of contractual cash flows is based on a yield curve adjusted by the credit spreads of the Austrian government.

The market values of deposits from banks and customers and of debt securities in issue are determined by discounting the contractual cash flows by reference to OeKB’s credit spreads as at the measurement date.

For items repayable on demand, the fair value equals the carrying amount; this applies both to financial assets and financial liabilities.

Financial instruments falling neither into level 1 nor level 2 must be assigned to a separate category (level 3), within which fair value determination is based on special quantitative and qualitative information. OeKB Group does not hold any level-3 financial instruments.

Reclassifications between levels of the fair value hierarchy are recognized at the end of the reporting period in which the change occurred. No reclassifications were made in the financial year or the prior year.

(7)	Allowance for impairment losses on loans and advances and other credit risk provisions

The allowance for impairment losses on loans and advances and other credit risk provisions relates to impairment of loans and advances, and any provision for credit guarantees. The allowance and provisions are raised for all identifiable credit risks. As part of its risk management system, OeKB Group employs a credit analysis system and an internal rating procedure. Counterparties are classified into six internal credit rating categories based on an internal rating and mapping system that draws both on external ratings from internationally recognized rating agencies (Standard & Poor’s, Moody’s, Fitch) and on internal ratings. Credit ratings are monitored on an ongoing basis for changes. As a result, all banking book assets and off-balance sheet business can be classified according to creditworthiness and collateralisation. As by far the largest share of the credit portfolio falls under the Export Financing Scheme described in note 1, the requirement for loan loss provisions is small.

(8)	Property and equipment and intangible assets

Property and equipment comprises land and buildings used by the Group, and fixtures, fittings and equipment. Land and buildings used by the Group are those which are used primarily for the Group’s own business operations. Intangible assets comprise only purchased software.

Property and equipment and intangible assets are recorded at cost less accumulated depreciation and amortisation. The following useful lives are assumed:

USEFUL LIFE

Years
Buildings	40
Fixtures, fittings and equipment, other than information technology	3 to 10
IT hardware	3 to 5
Software	3 to 5

Asset values are periodically reviewed.

(9)	Sundry liabilities

Sundry liabilities are recorded at amortised cost.

(10)	Employee benefit provisions

The revised IAS 19, Employee Benefits, was applied from the 2013 financial year, as described in note 1, General information.

The provisions for pensions and similar obligations (termination benefits) represent post-employment benefits falling within the scope of IAS 19.

The obligations under defined benefit plans are measured by the projected unit credit method. Under this method, dynamic parameters are taken into account in calculating the expected benefit payments after the payable event occurs; these payments are spread over the entire average remaining periods of service of the participating employees. The method differentiates between interest cost (which is the amount by which the obligation increases over a given year because benefits have moved closer to payment) and service cost (the benefits newly accrued by employees in the year through their employment). The entire cost is recognized in staff costs, i.e., within operating profit.

The calculation of the defined benefit obligation involves actuarial assumptions regarding discount rates, rates of salary increase and pension trends as well as employee turnover, which are determined in accordance with the economic conditions. The respective discount rates are selected based on the yields of high-quality corporate bonds of an appropriate maturity and currency. The present value of the defined benefit obligation (DBO) is recognized at its value as at the balance sheet date. There are no plan assets (i.e., no fund-held assets against which to offset the DBO).

The pension obligations relate to both defined benefit and defined contribution plans and consist of obligations both for current and future pensions.

To most of its eligible employees, OeKB Group offers the opportunity to participate in defined contribution plans. The Group has an obligation to transfer a set percentage of annual salaries to the pension institution (pension fund). Defined contribution plans do not involve any obligations beyond the payment of contributions to dedicated pension institutions. The contributions are recognized in staff costs for the period.

For a small number of key employees the Group still maintains defined benefit plans, which are generally based on length of service and on salary level. These defined benefit retirement pension plans are funded entirely through provisions. The provisions for termination benefits relate to statutory and contractual obligations to pay the employee a specified amount on termination if certain conditions are met.

The biometric basis for the calculations consists of the version of the current computation tables by Pagler & Pagler specific to salaried employees. The key parameters are a discount rate of 3.25% (prior year: 3.5%), an overall rate of salary and pension increases of up to 3.0% (prior year: 3.25%)—which represents the collective-agreement trend and regular multi-employee increases and unscheduled individual-employee increases—and an assumed age at retirement of 59 years for women (prior year: 58 years 9 months) and 64 years for men (prior year: 63 years 9 months) based on the transitional provisions of the Austrian public pension scheme (ASVG) under the Budget Implementation Act 2003.

(11)	Other provisions

Other provisions are recognized where all of the following conditions are met: OeKB Group has a legal or constructive obligation to a third party as a result of a past event, the obligation is likely to lead to an outflow of resources, and the amount of the obligation can be reliably estimated.

Provisions are assessed at the amount representing the best estimate of the expenditure required to settle the obligation. If the present value of the obligation determined on the basis of a market interest rate differs materially from its nominal amount, the present value of the obligation is used.

In support of the Export Financing Scheme, an interest rate stabilisation provision is maintained to stabilise the interest rates on export credits. The provision is based on the constructive obligation regarding the use of surpluses from the Export Financing Scheme. This de facto obligation has a dual basis: it arises from the rules for the setting of interest rates in the Export Financing Scheme, which specify fixed margins for OeKB; and from a directive from the Austrian Ministry of Finance on the use of surpluses from fixed interest facilities. The additions to and utilization of the provision are determined by the net interest income from the Export Financing Scheme, less OeKB’s fixed margin for the operation of the scheme and less the costs directly related to the scheme’s funding.

The net effects from the measurement of the derivatives and financial liabilities in the Export Financing Scheme are also reflected in this item. In accordance with these rules, the provision is used to stabilise the terms of export credits.

(12)	Current and deferred taxes

The recognition and calculation of income taxes is performed in accordance with IAS 12. Current income tax assets and liabilities are measured by reference to local tax rates. Deferred taxes are determined by the balance sheet/liability approach. Under this approach, the carrying amounts of the assets and liabilities in the balance sheet are compared with the respective tax base for the particular Group company. Any temporary differences between the two sets of valuations lead to the recognition of deferred tax assets or liabilities.

(13)	Consolidated statement of comprehensive income

COMPOSITION OF NET GAINS AND LOSSES ON FINANCIAL INSTRUMENTS

Net gains and losses on financial instruments are affected by fair value changes recognized through profit or loss, by impairment losses, reversal of impairment through profit or loss, exchange rate movements and derecognition. For financial assets designated on initial recognition as at fair value through profit or loss, and thus measured as such, interest and dividend income is recorded within net interest income.

REVENUE RECOGNITION

Income and expenses are recognized as they accrue. Interest income is recognized on an accrual basis using the effective interest method. Dividend income is recognized at the time of the decision to pay the dividend.

Segmental information

In the segmental analysis presented below, the activities of OeKB Group are divided into business segments. The delineation of these three segments—Export Services, Capital Market Services and Other Services—is based on the internal control structure and the internal financial reporting to the Executive Board as the chief operating decision-making body. The financial information for these segments is regularly reviewed to allocate resources to the segments and judge their performance. In the segmental analysis, unlike the presentation in the statement of comprehensive income, actuarial gains and losses under IAS 19 are presented as an element of staff costs, within administrative expenses.

The Export Services segment encompasses the management of guarantees provided by the Republic of Austria through OeKB as the government’s official agent under the Export Guarantees Act (in German: Ausfuhrförderungsgesetz); OeKB’s Export Financing Scheme; and the shareholding in “Österreichischer Exportfonds” GmbH.

The Capital Market Services segment comprises all services provided by Oesterreichische Kontrollbank AG relating to the capital market, clearing and settlement of on-exchange and off-exchange securities transactions, the CentralSecuritiesDepository.Austria (CSD.Austria), and clearing services for the energy market.

The Other Services segment consists of OeKB’s information and research services, its own-account investment portfolio and investments, the activities of OeKB Group in private sector credit insurance, and Oesterreichische Entwicklungsbank AG.

Key figures are operating profit (in all segments), net interest income in Export Services, and profit for the year in the Other Services segment.

Segment performance in 2013

RESULTS BY BUSINESS SEGMENT IN 2013

EUR thousand	Export Services	Capital Market Services	Other Services	Total
Interest and similar income	441,772	—	19,311	461,084

Interest and similar expense	(379,911)	—	(142)	(380,053)

Net interest income	61,861	—	19,169	81,031
Share of results of equity-accounted investees	—	(140)	5,297	5,156

Impairment losses on loans and advances and other credit risk provisions	—	—	(145)	(145)

Net fee and commission income	18,414	28,536	958	47,908
Fee and commission income	20,843	30,133	5,426	56,403
Fee and commission expense	(2,430)	(1,598)	(4,467)	(8,495)

Administrative expense	(37,838)	(25,352)	(20,151)	(83,342)

Net other operating (expense)/income	(862)	2,310	7,203	8,651

Operating profit	41,574	5,353	12,330	59,259
Net gain or loss on financial instruments	72	—	8,129	8,201

Profit before tax	41,646	5,353	20,459	67,459
Income tax and other taxes	(9,452)	(1,156)	(4,178)	(14,786)

Profit for the year	32,195	4,197	16,281	52,673
Attributable to non-controlling interests	(233)	—	—	(233)
Attributable to owners of the parent	31,962	4,197	16,281	52,440

Segment assets	27,530,788	13,254	1,420,219	28,964,261

Segment liabilities	27,829,522	37,603	412,646	28,279,771

The following factors should be noted:

•

The pronounced decrease in net interest income (in the Export Services segment) as a result of the decline in exporters’ financing by their own banks; and an increase in net fee and commission income in the Capital Market Services segment.

•

The share of results of equity-accounted investees (joint ventures) reflected a small reduction in the valuation of CCP.A (in the Capital Market Services segment) and a year-on-year decrease in the result in private credit insurance (Other Services segment).

•

The significant reduction in net gain on financial instruments in Other Services was attributable both to lower realised gains in connection with bond redemptions and the lower measured fair value of the investment portfolio.

•

The income tax expenses for the individual segments are based on profit before tax, adjusted for tax base reconciliation items, such as tax-exempt income from investees. Details of the reconciliation items are given in note 20.

RESULTS BY BUSINESS SEGMENT IN 2012

EUR thousand	Export Services	Capital Market Services	Other Services	Total
Interest and similar income	603,465	—	20,360	623,825

Interest and similar expense	(526,972)	—	(679)	(527,651)

Net interest income	76,493	—	19,681	96,174
Share of results of equity-accounted investees	—	2	9,328	9,330

Impairment losses on loans and advances and other credit risk provisions	—	—	(141)	(141)

Net fee and commission income	20,775	27,594	1,242	49,611
Fee and commission income	23,552	29,166	4,412	57,130
Fee and commission expense	(2,777)	(1,572)	(3,170)	(7,519)

Administrative expense	(37,040)	(25,447)	(19,917)	(82,404)

Net other operating (expense)/income	(869)	1,518	5,579	6,228

Operating profit	59,359	3,667	15,772	78,798
Net gain or loss on financial instruments	(20)	—	27,821	27,801

Profit before tax	59,339	3,667	43,593	106,599
Income tax and other taxes	(14,827)	(867)	(8,185)	(23,879)

Profit for the year	44,512	2,800	35,408	82,720
Attributable to non-controlling interests	(287)	—	—	(287)
Attributable to owners of the parent	44,225	2,800	35,408	82,433

Segment assets	31,444,622	13,783	1,309,529	32,767,934

Segment liabilities	31,663,545	35,595	406,829	32,105,969

Transactions offset between segments represent services rendered. Services by Oesterreichische Kontrollbank AG to joint ventures are provided at cost. No reconciliation of the amounts for the reportable segments to the amounts recorded in the consolidated balance sheet and consolidated statement of comprehensive income is necessary, as the consolidation items are assigned directly to the segments.

The segment information is based on the same presentation and accounting policies as the consolidated financial statements, with the exception of actuarial gains and losses under IAS 19, which are reported in the segmental analysis within administrative expenses.

As the regional focus of OeKB Group’s activities lies with the Austria-based banks of end-customers, a geographic segmentation is omitted.

Notes to the consolidated statement of comprehensive income of OeKB  Group

(14) Net interest income and share of results of equity-accounted investees

EUR thousand	Amortised cost 2013	Fair value option 2013	Total 2013	Amortised cost 2012	Fair value option 2012	Total 2012
Interest income	447,817	13,265	461,084	603,872	19,953	623,825
Loans and advances and money market instruments	446,574	—	446,574	602,284	—	602,284
Fixed income securities	—	8,295	8,295	—	14,501	14,501
Equity shares and other variable income securities	—	4,970	4,970	—	5,452	5,452
Investments in unconsolidated subsidiaries and other companies	1,243	—	1,243	1,588	—	1,588

Interest expense	(215,772)	(164,280)	(380,053)	(292,840)	(234,811)	(527,651)
Money market instruments and current accounts	(11,031)	—	(11,031)	(26,537)	—	(26,537)
Debt securities in issue	(204,741)	(164,280)	(369,021)	(266,303)	(234,811)	(501,114)

Net interest income	232,045	(151,015)	81,031	311,032	(214,858)	96,174

Share of results of equity-accounted investees	5,156	—	5,156	9,330	—	9,330

In 2013 OeKB EH Beteiligungs- und Management AG, a sub-group of companies which is accounted for under the equity method as a result of a joint venture agreement, had equity of EUR 121.5 million (2012: EUR 125.3 million) and profit for the year of EUR 10.9 million (2012: EUR 18.3 million). In the financial year, OeKB received a dividend of EUR 7.2 million (2012: EUR 3.2 million) from OeKB EH Beteiligungs- und Management AG.

The sub-group operates primarily in the credit insurance sector. In 2013, with 2,478 insurance policies in force, the sub-group generated total premium income of EUR 80.3 million (2012: EUR 78.9 million). The claims ratio (claims expenses as a percentage of premium income) was 48.2% in the financial year (2012: 38.2%).

Overall, the credit insurance group prepares its consolidated financial statements in accordance with IFRS, also applying IFRS 4 – Insurance Contracts. The standard requires the largely unchanged use of the pre-IFRS 4 recognition and measurement methods for the insurance items. In accordance with IFRS 4, these consolidated financial statements are therefore based on the provisions of the Insurance Supervision Act. In accordance with IFRS 4, the claims equalisation reserve under the Act (after deduction of deferred taxes) is reported in IFRS equity.

CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH (CCP.A), which is operated as a joint venture with the Vienna Stock Exchange, after a capital increase of EUR 11.7 million in 2013 had equity of EUR 11.6 million (2012: EUR 147 thousand) and registered a loss for the year of EUR 0.3 million (2012: profit of EUR 4 thousand).

CCP.A acts as the central counterparty for the clearing and risk management of all CCP-eligible securities and derivatives transactions on the Vienna Stock Exchange and assumes or manages the settlement risk and default risk.

(15) Impairment losses on loans and advances and other credit risk provisions

In the 2013 financial year an impairment loss of EUR 145 thousand (2012: EUR 141 thousand) was recognized in respect of microcredits extended by OeKB.

(16) Net fee and commission income

EUR thousand	2013	2012
Credit operations	(729)	292
Securities services	25,866	25,164
Export guarantees	18,033	19,499
Energy clearing	2,580	2,326
Other services	2,157	2,330

Total	47,908	49,611

The export guarantee activities represent services provided by OeKB on behalf of the Austrian government; additional detail is provided in the Segmental information section of this report.

(17) Administrative expenses

EUR thousand	2013	2012*
Staff costs	52,593	52,408
Salaries	37,011	36,745
Social security costs	8,294	7,778
Pension and other employee benefit costs	7,288	7,885
Other administrative expenses	22,548	22,579
Depreciation, amortisation and impairment of property and equipment and intangible assets	5,034	4,535

Total	80,175	79,522

*	2012 as restated. For details of restatement, see note 1.

The auditor’s remuneration is included in other administrative expenses and consisted of fees of EUR 311 thousand (2012: EUR 353 thousand) for the audit of the Group’s annual accounts for 2013.

(18) Net other operating income

EUR thousand	2013	2012
Other operating income	9,995	7,691
Other operating expenses	(1,344)	(1,463)

Total	8,651	6,228

The item “other operating income” relates largely to service fees received by OeKB for providing outsourced services (for instance, accounting, information technology, human resources, internal audit and other services). “Other operating expenses” relate mainly to the stability tax on Austrian banks.

(19) Net gain or loss on financial instruments

Net gain or loss on financial instruments represents gains and losses from the disposal and valuation of securities, interests in investments and other companies.

The gains from securities of EUR 8.3 million (2012: EUR 31.4 million) included realised gains of EUR 3.7 million on disposal of securities (2012: EUR 8.7 million). The losses from securities were EUR 6.3 million (2012: EUR 2.3 million). Unrealised remeasurement gains amounted to EUR 10.9 million (2012: EUR 25.0 million).

Foreign exchange differences and the fair-valued debt securities in issue and derivatives relate to the Export Financing Scheme and are to be regarded as a single unit from an economic point of view. The strong fluctuations in both items were driven by exchange rate movements, particularly in the US dollar and Swiss franc, but largely offset each other as a result of the hedging function of the derivatives.

NET GAIN OR LOSS ON FINANCIAL INSTRUMENTS

EUR thousand	2013	2012
Net gain or loss from measurement at fair value through profit or loss
Foreign exchange differences	255,059	189,155
Debt securities in issue and derivatives	(255,230)	(189,217)

Subtotal	(171)	(62)
Securities	8,325	29,094

Subtotal	8,154	29,032
Net gain or loss on disposal of investments in uncosolidated companies (2012: value of holdings)	46	(1,231)

Total	8,200	27,801

The change in fair values of financial liabilities resulted exclusively from changes in market interest rates.

(20) Income tax and other taxes

TAX RECOGNIZED IN PROFIT OR LOSS

EUR thousand	2013	2012*
Current tax expense
Current year	18,689	27,390
Adjustment for prior years	(94)	10

Total current tax expense	18,595	27,400
Deferred taxes
Origination and reversal of temporary differences	(90)	0
Change in recognized deductible temporary differences	(2,928)	(2,801)

Net deferred taxes	(3,018)	(2,801)
Income tax and other taxes	15,577	24,599

*	2012 as restated. For details of restatement, see note 1.

TAX RECOGNIZED IN OTHER COMPREHENSIVE INCOME

EUR thousand	2013	2012*

Actuarial gains/(losses) on defined benefit plans	(792)	(720)

Total	(792)	(720)

*	2012 as restated. For details of restatement, see note 1.

The actual taxes are calculated on the tax base for the financial year, at the local tax rates applicable to the individual Group companies.

The taxation at the standard Austrian income tax rate is reconciled to the reported actual taxes as shown in the following table. OeKB Group believes that its provisions for taxes are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience.

EFFECTIVE TAX RATE RECONCILIATION

EUR thousand	2013		2012*

Profit before tax	70,626	100.0%	109,481	100.0%
Tax expense at Austrian standard corporate income tax rate of 25%	17,657	25.0%	27,370	25.0%
Non-deductible expenses	(50)	-0.1%	290	0.3%
Tax-exempt income	(1,894)	-2.7%	(3,004)	-2.7%
Change in recognized deductible temporary differences	(230)	-0.3%	(47)	0.0%
Change in estimates related to prior years	94	0.5%	(10)	0.0%

Total	15,577	22.1%	24,599	22.5%

*	2012 as restated. For details of restatement, see note 1.

(21) Appropriation of profit

The Executive Board will propose to the 68th Annual General Meeting on 21 May 2014 that the profit available for distribution recorded in the parent company financial statements for the year 2013 in the amount of EUR 20.3 million be used to pay a dividend of EUR 22.75 per share. The amount of the resulting total proposed dividend is EUR 20.0 million. This represents approximately 15% of the participating ordinary share capital for 2013 of EUR 130.0 million. After payment of the Supervisory Board emoluments, the balance is to be carried forward.

The dividend payment for the 2012 financial year, which was made in May 2013, amounted to EUR 22.75 per share plus a special dividend of EUR 11.35 per share, or a total of EUR 30.0 million.

Notes to the consolidated balance sheet of OeKB Group

(22) Cash and balances at central banks

This item consists solely of cash and balances with central banks and corresponds to cash and cash equivalents reported in the cash flow statement.

(23) Loans and advances to banks

EUR thousand	Repayable on demand		Other maturities		Total
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Domestic banks	515	2,481	18,958,528	22,115,263	18,959,043	22,117,744
Foreign banks	21,135	7,216	2,384,151	2,424,065	2,405,286	2,431,281

Total	21,650	9,697	21,342,679	24,539,328	21,364,329	24,549,025

The analysis by rating category is presented in note 51.

(24) Loans and advances to customers

EUR thousand	Domestic customers		Foreign customers		Total
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Public sector	1,113	7,060	400,432	461,983	401,545	469,043
Other	982,480	995,155	105,136	62,392	1,087,616	1,057,547

Total	983,593	1,002,215	505,568	524,375	1,489,161	1,526,590

The analysis by rating category is presented in note 51.

(25) Allowance for impairment losses on loans and advances and other credit risk provisions

The allowance for impairment losses on loans and advances relates only to loans and advances to customers, and concerns only credit risks. The item also includes interest arrears at the balance sheet date. The amount of non-performing loans and advances before impairment allowances was EUR 584 thousand (2012: EUR 572 thousand).

At the balance sheet date there were no arrears and thus no not-impaired financial assets.

(26) Other financial instruments

EUR thousand	31 Dec 2013	31 Dec 2012
Bonds and other fixed income securities	1,258,911	1,158,849
Treasury bills	740,222	579,183
Bonds	518,689	579,666
Of which listed bonds	1,258,811	1,158,549

Equity shares and other variable income securities	333,477	311,717
Equity shares	—	—
Investment fund units	333,477	311,717
Of which listed equity shares and other variable income securities	2,011	2,091

Unconsolidated companies	19,581	19,612
Investments in unconsolidated subsidiaries	1,536	1,536
Investments in other unconsolidated companies	18,045	18,076

Total other financial instruments	1,611,969	1,490,178

Of which at fair value through profit or loss	1,592,388	1,470,566
Of which at amortised cost	19,581	19,613

Bonds and other fixed income in the amount of EUR 99.5 million are maturing in the subsequent year.

Beginning in 2010, as part of liquidity management for the Export Financing Scheme, a liquid assets portfolio has been established that had a market value of EUR 1,031.5 million at 31 December 2013 (2012: EUR 929.3 million).

(27) Property and equipment and intangible assets

PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS 2013

EUR thousand	Cost at 1 Jan 2013	Additions in 2013	Disposals in 2013	Cost at 31 Dec 2013	Accumulated depreciation and amortisation	Net book value at 31 Dec 2013	Net book value at 31 Dec 2012	Current-year depreciation and amortisation
Property and equipment	105,972	1,379	(2,607)	104,744	(75,912)	28,833	32,204	(4,704)
Land and buildings	82,302	76	—	82,378	(58,403)	23,975	27,255	(3,355)
Fixtures, fittings and equipment	23,670	1,303	(2,607)	22,366	(17,509)	4,858	4,949	(1,349)
Assets under construction	—	—	—	—	—	—	—	—

Intangible assets	4,063	374	(1)	4,436	(3,334)	1,103	1,058	(330)
Software	3,564	176	(1)	3,739	(3,334)	405	559	(330)
Assets under construction	499	198	—	697	—	698	499	—

Total	110,035	1,753	(2,608)	109,180	(79,246)	29,936	33,262	(5,034)

Within the carrying amount of land and buildings used by the Group, the value of the land itself was EUR 4.4 million (2012: EUR 4.4 million).

PROPERTY AND EQUIPMENT AND INTANGIBLE ASSETS 2012

EUR thousand	Cost at 1 Jan 2012	Additions in 2012	Disposals in 2012	Cost at 31 Dec 2012	Accumulated depreciation and amortisation	Net book value at 31 Dec 2012	Net book value at 31 Dec 2011	Current-year depreciation and amortisation
Property and equipment	100,630	11,865	(6,523)	105,972	(73,768)	32,204	30,517	(4,133)
Land and buildings	72,566	9,742	(6)	82,302	(55,047)	27,255	20,267	(2,748)
Fixtures, fittings and equipment	22,030	2,123	(483)	23,670	(18,721)	4,949	4,216	(1,385)
Assets under construction	6,034	—	(6,034)	—	—	—	6,034	—

Intangible assets	3,408	655	—	4,063	(3,005)	1,058	805	(402)
Software	3,408	156	—	3,564	(3,005)	559	805	(402)
Assets under construction	—	499	—	499	—	499	—	—

Total	104,038	12,520	(6,523)	110,035	(76,773)	33,262	31,322	(4,535)

Additions include reclassifications of assets under construction.

(28) Companies wholly or partly owned by OeKB AG

Company name and registered office	Banking Act Category	Type of investment		Share- holding	Financial information
	Credit Institution/ Other Company	Directly held	Indirectly held	in %	Reporting date of latest annual accounts	Equity as defined in sec. 224(3) UGB, in EUR thousand	Profit for the year, EUR thousand
Fully consolidated companies
Oesterreichische Entwicklungsbank AG, Vienna	CI	x		100.00	31 Dec 2013	9,203	2,024
“Österreichischer Exportfonds” GmbH, Vienna	CI	x		70.00	31 Dec 2013	10,875	787
Equity-accouned investees (joint ventures)
OeKB EH Beteiligungs- und Management AG, Vienna	OC	x		51.00	31 Dec 2013	94,349	10,979
OeKB Versicherung Aktiengesellschaft, Vienna	OC		x	51.00	31 Dec 2013	37,276	1,644
PRISMA Kreditversicherungs- Aktiengesellschaft, Vienna	OC		x	51.00	31 Dec 2013	52,106	11,245
PRISMA Risikoservice GmbH, Vienna	OC		x	51.00	31 Dec 2013	12,993	3,129
PRISMA Risk Services D.O.O., Belgrad	OC		x	51.00	31 Dec 2013	502	35
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	OC	x		50.00	31 Dec 2013	11,566	(281)
Unconsolidated subsidiaries, held at amortised cost
OeKB Business Services GmbH, Vienna	OC	x		100.00	31 Dec 2013	2,271	23
OeKB Zentraleuropa Holding GmbH, Vienna	OC	x		100.00	31 Dec 2013	4,534	18
Investments in other unconsolidated companies, held at amortised cost
AGCS Gas Clearing and Settlement AG, Vienna	OC	x		20.00	31 Dec 2012	2,991	(53)
APCS Power Clearing and Settlement AG, Vienna	OC	x		17.00	31 Dec 2012	2,571	167
CISMO Clearing Integrated Services and Market Operations GmbH, Vienna	OC	x		18.50	31 Dec 2012	3,047	2,239
Einlagensicherung der Banken und Bankiers Gesellschaft m.b.H., Vienna	OC	x		0.10	31 Dec 2012	77	—
EXAA Abwicklungsstelle für Energieprodukte AG, Vienna	OC	x		8.06	31 Dec 2012	3,127	703
“Garage Am Hof” Gesellschaft m.b.H., Vienna	OC	x		2.00	31 Dec 2012	4,314	1,128
OeMAG Abwicklungsstelle für Ökostrom AG, Vienna	OC	x		12.60	31 Dec 2012	5,467	422
CEESEG Aktiengesellschaft (vormals Wiener Börse AG), Vienna	OC	x		6.60	31 Dec 2012	319,144	13,775
Budapest Stock Exchange Ltd., Budapest	OC	x		18.35	31 Dec 2012	18,696	1,972

The carrying amount of the equity-accounted joint ventures at the balance sheet date was EUR 67.8 million. Of this total, EUR 62.0 million represented OeKB EH Beteiligungs- und Management AG and EUR 5.8 million represented CCP Austria Absicherungsstelle für Börsengeschäfte GmbH.

(29) Other assets

EUR thousand	31 Dec 2013	31 Dec 2012*
Sundry assets	34,756	16,510
Prepayments and accrued income	25,202	31,173

Total	59,958	47,683

*	2012 as restated. For details of restatement, see note 1.

(30) Deposits from banks

EUR thousand	Repayable on demand		Other deposits		Total
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Domestic banks	85,715	65,150	—	1,062,276	85,715	1,127,426
Foreign banks	92,579	99,565	202,783	465,690	295,362	565,255

Total	178,294	164,715	202,783	1,527,966	381,077	1,692,681

(31) Deposits from customers

EUR thousand	Domestic customers		Foreign customers		Total
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Public sector	544,602	531,600	1,432	1,528	546,034	533,128
Other	76,967	93,142	51,744	47,987	128,711	141,129

Total	621,569	624,742	53,176	49,515	674,745	674,257

(32) Debt securities in issue

EUR thousand	Debt securities in issue		Of which listed
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Bonds issued	18,371,773	20,988,119	18,371,773	20,988,119
Other debt securities in issue	6,218,188	6,293,490	—	—

Total	24,589,960	27,281,609	18,371,773	20,988,119

Of which at fair value through profit or loss	17,288,446	17,760,870
Of which amortised cost	7,301,514	9,520,739

The amount repayable on maturity for debt securities in issue that are measured using the fair value option was EUR 15,727.0 million (2012: EUR 15,197.8 million). The redemption amount of debt securities in issue maturing in 2014 is EUR 9,816.2 million (2013: EUR 10,204.0 million).

(33) Provisions

MOVEMENT IN PROVISIONS

EUR thousand	1 Jan 2013	Amounts used and released	Additions	31 Dec 2013
Non-current provisions for employee benefits	112,554	(5,184)	8,280	115,650
Current provisions for employee benefits	4,900	(4,900)	4,900	4,900
Other current provisions	742,463	(6,644)	107,947	843,766

Total	859,917	(16,728)	121,127	964,316

Included in employee benefit provisions are provisions for vacation pay and similar obligations in the amount of EUR 4.4 million (2012: EUR 4.5 million). Movement in provisions for non-current employee benefits was as follows:

MOVEMENT IN NON-CURRENT EMPLOYEE BENEFIT PROVISIONS

EUR thousand	Pension	Termination benefits	Total 2013	Total 2012
Present value of defined benefit obligation (DBO), representing the total non-current employee benefit provisions at 1 January	88,051	24,503	112,554	107,516
Service cost	810	722	1,532	1,529
Interest cost	2,774	809	3,583	4,639
Benefits paid	(3,483)	(1,701)	(5,184)	(4,012)
Actuarial gain/(loss)	3,630	(463)	3,167	2,882
Of which actuarial gain/(loss) arising from change in parameters	2,729	544	3,273	2,882
Of which actuarial gain/(loss) arising from experience adjustments	901	(1,007)	(106)	—
DBO at 31 December	91,781	23,869	115,650	112,554

Non-current employee benefit provisions at 31 December	91,781	23,869	115,650	112,554

HISTORICAL INFORMATION ON DEFINED BENEFIT OBLIGATION

EUR thousand	2008	2009	2010	2011	2012
Pension provision	75,648	79,027	81,368	84,016	88,051
Termination benefit provision	20,999	21,604	23,027	23,500	24,503
Non-current employee benefit provisions	96,647	100,631	104,395	107,516	112,554

The pension obligations for most of the staff have been transferred to a pension fund under a defined contribution plan. In connection with this plan, contributions of EUR 0.8 million were paid to the pension fund in 2013 (2012: EUR 0.8 million).

Staff costs also included the contributions of EUR 0.2 million to the termination benefit fund (2012: EUR 0.1 million).

The following table presents the sensitivity of the obligations to key actuarial assumptions. It shows the respective absolute amount of the provision recognized at 31 December 2013 when a single assumption is varied at a time with the other assumptions held constant.

EUR thousand	Pension	Termination benefits
Increase in discount rate by 1.00%-point	80,618	21,805
Decrease in discount rate by 1.00%-point	103,190	26,245
Increase in expected salary growth by rate by 0.50%-point	91,977	25,012
Decrease in expected salary growth by rate by 0.50%-point	89,665	22,794
Increase in pension trend by 0.50%-point	96,128	—

Decrease in pension trend by 0.50%-point	85,896	—

PRINCIPAL ASSUMPTIONS

in per cent	2013	2012
Discount rate	3.25	3.50
Salary trend	3.00	3.25

Pension trend	1.25	1.25

The sensitivity analysis was performed by an independent actuary using the projected unit credit method. Information on the manner of arriving at the assumptions underlying the sensitivity analysis is provided in the section “Accounting policies”.

MATURITY PROFILE OF THE PENSION PROVISIONS

EUR thousand	Not more than 1 year	Over 1 year but not more than 3 years	Over 3 years but not more than 5 years	Total not more than 5 years	Duration
DBO at 31 December 2013	3,757	8,753	9,469	21,979	12,8 years

The item “other provisions” at 31 December 2013 included an interest rate stabilisation provision of EUR 833.1 million (2012: EUR 733.0 million) for stabilising the interest rates for the Export Financing Scheme. Information on the measurement of this provision is provided in note 11.

In the year under review, an addition of EUR 66.0 million to the interest rate stabilisation provision was made from interest income and an amount of EUR 34.1 million was used from valuation results. “Other provisions” relate to liabilities due within less than one year. As there is no statistically reliable utilisation schedule for the interest rate equalisation provision, this provision is not discounted.

(34) Tax assets and tax liabilities

Tax assets and liabilities respectively include deferred tax assets and deferred tax liabilities arising from temporary differences between the IFRS carrying amounts and the corresponding tax base in Group companies. No deferred taxes were recognized for any interests in companies nor for measurement effects under the Export Financing Scheme.

Deferred taxes arose on the following items:

EUR thousand	Deferred tax assets		Deferred tax liabilities
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Financial investments at fair value through profit or loss	—	—	19,724	18,420
Securities	7,680	6,604	1,152	1,251

Employee benefit provisions	11,956	11,590
Other provisions	52,828	49,256

Total	72,465	67,450	20,876	19,671

Net deferred taxes	51,589	47,779

(35) Other liabilities

EUR thousand	31 Dec 2013	31 Dec 2012*
Accruals and deferred income	31,243	32,972

Sundry liabilities	69,897	73,751

Total	101,140	106,723

*	2012 as restated. For details of restatement, see note 1.

Accruals and deferred income included deferrals of up-front payments received for services in connection with the export guarantee business, and deferrals related to the issue of debt securities by the Group.

(36) Capital and capital management

The share capital of EUR 130 million is divided into 880,000 no-par-value shares. These registered ordinary shares with restricted transferability are represented by global certificates made out in the name of each individual shareholder.

OeKB AG is the parent institution of the OeKB “banking group” for the purposes of section 30 Austrian Banking Act. The regulatory capital resources of OeKB Group as determined under the Banking Act showed the following composition at 31 December:

EUR thousand	2013	2012
Regulatory capital requirement under section 22 Austrian Banking Act
Risk-weighted assets (based on Standardised approach to credit risk)	269,612	349,187
Trading book	—	—

Total risk-weighted assets	269,612	349,187
Regulatory capital requirement
Banking book	21,569	27,935
Foreign exchange risk	8,293	7,859
Operational risk (Basic Indicator approach)	23,105	24,011

Total regulatory capital requirement	52,967	59,805
Consolidated regulatory capital requirement under section 24 Austrian Banking Act
Paid-up share capital	130,000	130,000
Reserves (including goodwill or gains on acquisition)	303,996	273,528
Non-controlling interests	3,123	3,026
Intangible assets	(1,103)	(1,058)
50% deductions under section 23(13)4a Banking Act (investments in insurance companies)	(8,049)	(8,049)

Tier 1 capital	427,967	397,447
Tier 2 capital (reserve for general banking risks under section 57 Banking Act)	131,815	131,815
50% deductions under section 23(13)4a Banking Act (investments in insurance companies)	(8,050)	(8,050)

Total regulatory capital resources	551,732	521,212
Surplus regulatory capital	498,765	461,407

The resulting consolidated capital adequacy ratio (regulatory capital resources as a percentage of total risk-weighted assets) at the end of the financial year was 204.6%, compared to 149.3% at the end of 2012. The consolidated Tier 1 capital ratio was 158.7%, compared to 113.8% one year earlier. The high excess cover was reflected in a cover ratio (capital resources as a percentage of the capital requirement) of 1,041.7% (2012: 871.5%).

Section 3 Austrian Banking Act exempts OeKB AG—in respect of transactions related to export promotion activities under the Export Guarantees Act and the Export Financing Guarantees Act—from the requirements on solvency (under sections 22 to 22q Austrian Banking Act), on liquidity, on open foreign currency positions and on large-scale investments (under sections 25 to 27 Austrian Banking Act).

The banking group as defined under section 30 Austrian Banking Act, unlike the IFRS basis of consolidation, does not include the investments in insurance companies. The strategic aim of capital management in OeKB Group is to ensure a sustained stable capital base. There were no material changes in capital management. At all times during the reporting period, the Group satisfied the capital requirements of the national supervisor.

The regulatory capital requirement for credit risk is determined in accordance with the provisions of section 22a Austrian Banking Act (Standardised approach to credit risk). The capital required to be held for operational risk is determined by the Basic Indicator approach under section 22j of the Act. The banking group does not hold a trading book. At Group level, the risks are aggregated in accordance with the concept of economic capital. Through the analysis of risk-bearing capacity, the economic capital required is compared with the economic capital available, and both measures are monitored.

Other information and risk report

(37) Information regarding the cash flow statement

The cash flow statement shows the cash position and cash flows of OeKB Group. The cash position recorded, in the narrow sense, consists of cash and balances with central banks.

Cash flows from operating activities represent all core banking activities (lending and borrowing, particularly in connection with the Export Financing Scheme); cash flows from investing activities comprise changes in the investment portfolio and in non-current assets; and cash flows from financing activities represent the payments related to the equity of the parent company.

(38) Analysis of remaining maturities

RESIDUAL MATURITIES AT 31 DECEMBER 2013

EUR thousand	Repayable on demand	Not more than 3 months	Over 3 months but not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total
Loans and advances to banks	21,650	1,460,841	7,051,794	9,735,730	3,094,314	21,364,329
Loans and advances to customers	155	365,084	633,275	218,683	271,964	1,489,161
Securities at fair value through profit or loss	332,268	73,913	29,834	415,130	741,243	1,592,388

Total	354,073	1,899,838	7,714,903	10,369,543	4,107,521	24,445,878
Deposits from banks	178,294	172,266	640	5,000	24,877	381,077
Deposits from customers	649,265	—	—	—	25,480	674,745
Debt securities in issue	—	5,090,687	4,572,762	11,401,636	3,524,875	24,589,960

Total	827,559	5,262,953	4,573,402	11,406,636	3,575,232	25,645,782

RESIDUAL MATURITIES AT 31 DECEMBER 2012

EUR thousand	Repayable on demand	Not more than 3 months	Over 3 months but not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total
Loans and advances to banks	9,697	3,875,754	6,623,115	10,212,593	3,827,866	24,549,025
Loans and advances to customers	1,525	382,647	627,878	241,961	272,579	1,526,590
Securities at fair value through profit or loss	311,717	24,992	201,012	496,916	435,929	1,470,566

Total	322,939	4,283,393	7,452,005	10,951,470	4,536,374	27,546,181

Deposits from banks	164,715	672,835	12,000	824,131	19,000	1,692,681
Deposits from customers	649,991	—	—	—	24,266	674,257
Debt securities in issue	—	3,924,549	5,419,880	14,628,690	3,308,490	27,281,609

Total	814,706	4,597,384	5,431,880	15,452,821	3,351,756	29,648,547

The remaining maturity is the period from the balance sheet date to the contractual maturity date of the asset or liability; in the case of installments, the remaining maturity is determined separately for each installment. Accrued and deferred interest is assigned to the maturity class of “Not more than 3 months”.

(39) Loans and advances to and deposits from joint ventures, unconsolidated subsidiaries and other unconsolidated investees

DEPOSITS

EUR thousand	31 Dec 2013	31 Dec 2012
Deposits from customers
Joint ventures and uncosolidated subsidiaries	36,723	53,370
Unconsolidated other investees	10,406	12,469

(40) Subordinated assets

The balance sheet contains no subordinated assets.

(41) Assets pledged as collateral

EUR million	2013	2012
Securities pledged as collateral (market value)
With OeNB for tender	4,387	5,662
For trading on future exchanges (EUREX)	26	26
For energy trading (ECC)	7	7
For stock exchange trading in Vienna (CCP.A)	1	—
For Eurex Repo platform	659	510
Collateral for credit risks of derivatives transactions
Collateral pledged	658	667
Collateral received	172	445

(42) Contingent liabilities and commitments

The off-balance sheet contingent liabilities of EUR 82.0 million (2012: EUR 87.7 million) were related to guarantees given by Oesterreichische Entwicklungsbank AG, which in turn are backed by a guarantee of the Republic of Austria. At the balance sheet date OeKB Group had total undrawn credit commitments of EUR 2,650.4 million (2012: EUR 3,224.6 million).

(43) Sundry off-balance sheet obligations

As part of the deposit insurance system operated by the Vienna-based Einlagensicherung der Banken and Bankiers GmbH, in accordance with section 93 Austrian Banking Act, OeKB and Exportfonds are required to guarantee a proportionate amount of deposits.

Obligations arising under rental agreements for 2014 amounted to EUR 1.5 million (at the end of the prior year the obligations for 2013 were EUR 1.6 million). The corresponding obligations for the five-year period from 2014 to 2018 were EUR 9.3 million (at the end of the prior year the obligations for the five-year period from 2013 to 2017 were EUR 9.2 million). Rent paid for 2013 was EUR 1.5 million (2012: EUR 1.5 million).

(44) Fiduciary assets and liabilities

FIDUCIARY POSITIONS RECOGNIZED IN THE BALANCE SHEET

EUR thousand	31 Dec 2013	31 Dec 2012
Loans and advances to banks	11,835	13,266
Loans and advances to customers	—	990
Other assets	51,212	50,857

Fiduciary assets	63,047	65,113
Deposits from banks	—	990
Deposits from customers	63,047	64,123

Fiduciary liabilities	63,047	65,113

Off-balance sheet fiduciary transactions amounted to EUR 18.5 million (2012: EUR 16.3 million). This item consists largely of development-aid credits processed on behalf of the Republic of Austria.

(45) Supplementary information on assets and liabilities under the Austrian Banking Act

EUR thousand	31 December 2013		31 December 2012
	Assets	Liabilities	Assets	Liabilities
Denominated in foreign currency	1,652,693	19,096,938	1,654,239	18,887,301
Issued or originated outside Austria	3,114,279	23,552,755	3,156,724	25,287,765

(46) Derivative financial instruments

	Notional amount at 31 Dec 2013—by remaining maturity
EUR thousand	Not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total 2013	Positive fair values	Negative fair values
Interest rate derivatives
Interest rate swaps (OTC)	3,878,695	12,079,888	1,118,759	17,077,342	327,067	305,161
Currency derivatives
Currency swaps (OTC)	6,250,086	8,158,490	119,574	14,528,150	3,421,040	1,145,796
Foreign exchange transactions	1,136,592	59,204	—	1,195,796	—	95,503

Total	11,265,373	20,297,582	1,238,333	32,801,288	3,748,107	1,546,460

	Notional amount at 31 Dec 2012—by remaining maturity
EUR thousand	Not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total 2012	Positive fair values	Negative fair values
Interest rate derivatives
Interest rate swaps (OTC)	3,941,404	13,621,631	1,073,330	18,636,365	533,590	405,035
Currency derivatives
Currency swaps (OTC)	6,173,130	7,606,242	529,415	14,308,787	4,331,636	1,060,721
Foreign exchange transactions	145,369	—	—	145,369	263	—

Total	10,259,903	21,227,874	1,602,745	33,090,522	4,865,489	1,465,756

Derivative financial instruments are used for hedging (see note 5 for details).

(47) Fair value of financial instruments

The table below presents the carrying amounts and fair values of financial assets and liabilities, analysed by category.

Fair values are determined as described in note 6. The market values of loans and advances to banks and customers and of deposits from banks and customers are based on inputs that in the case of assets and of liabilities are directly or indirectly observable. The same is true of the market values of derivatives reported in other assets and other liabilities (level 2).

The determination of the market values of other financial instruments is based on prices quoted on an active market (level 1). No reclassifications occurred in the financial year or prior year.

FAIR VALUE AT 31 DECEMBER 2013

EUR thousand	Notes	Carrying amount				Fair value
		Loans and receivables	Other financial instruments, at amortised cost	Financial instruments at fair value	Total	Level 1	Level 2	Total
Financial assets measured at fair value
Other financial instruments	26	—	—	1,592,388	1,592,388	1,592,388	—	1,592,388

Derivatives held for hedging	46	—	—	3,748,107	3,748,107	—	3,748,107	3,748,107

Total		—	—	5,340,495	5,340,495

Financial assets not measured at fair value
Cash and balances at central banks	22	—	520,631	—	520,631	—	520,631	520,631
Loans and advances to banks	23	21,364,329	—	—	21,364,329	—	21,783,754	21,783,754

Loans and advances to customers	24	1,489,161	—	—	1,489,161	—	1,494,365	1,494,365

Allowance for impairment losses on loans and advances	7,25	(471)	—	—	(471)	—	(471)	(471)

Other financial instruments	26	—	19,581	—	19,581	30,712	—	30,712

Total		22,853,019	540,212	—	23,393,231

Financial liabilities measured at fair value
Debt securities in issue	32	—	—	17,288,446	17,288,446	—	17,288,446	17,288,446

Derivatives held for hedging	46	—	—	1,546,460	1,546,460	—	1,546,460	1,546,460

Total		—	—	18,834,906	18,834,906

Financial liabilities not measured at fair value
Deposits from banks	30	—	381,077	—	381,077	—	382,446	382,446
Deposits from customers	31	—	674,745	—	674,745	—	680,413	680,413
Debt securities in issue	32	—	7,301,514	—	7,301,514	—	7,743,188	7,743,188

Total		—	8,357,336	—	8,357,336

OeKB Group does not have level-3 holdings.

FAIR VALUE AT 31 DECEMBER 2012

EUR thousand	Notes	Carrying amount			Fair value
		Loans and receivables	Other financial instruments, at amortised cost	Financial instruments at fair value	Total	Level 1	Level 2	Total
Financial assets measured at fair value
Other financial instruments	26	—	—	1,470,566	1,470,566	1,470,566	—	1,470,566

Derivatives held for hedging	46	—	—	4,865,489	4,865,489	—	4,865,489	4,865,489

Total		—	—	6,336,055	6,336,055	—	—
Financial assets not measured at fair value
Cash and balances at central banks	22	—	124,266	—	124,266	—	124,266	124,266
Loans and advances to banks	23	24,549,025	—	—	24,549,025	—	25,439,208	25,439,208

Loans and advances to customers	24	1,526,590	—	—	1,526,590	—	1,553,261	1,553,261

Allowance for impairment losses on loans and advances	7,25	(401)	—	—	(401)	—	(401)	(401)

Other financial instruments	26	—	19,613	—	19,613	30,743	—	30,743

Total		26,075,214	143,879	—	26,219,093
Financial liabilities measured at fair value
Debt securities in issue	32	—	—	17,760,870	17,760,870	—	17,760,870	17,760,870

Derivatives held for hedging	46	—	—	1,465,756	1,465,756	—	1,465,756	1,465,756

Total		—	—	19,226,626	19,226,626
Financial liabilities not measured at fair value
Deposits from banks	30	—	1,692,681	—	1,692,681	—	1,709,884	1,709,884
Deposits from customers	31	—	674,257	—	674,257	—	674,257	674,257
Debt securities in issue	32	—	9,520,739	—	9,520,739	—	10,367,779	10,367,779

Total		—	11,887,677	—	11,887,677

OeKB Group does not have level-3 holdings.

(48) Risk management

Risk management—essentially, the identification, monitoring, assessment, reporting, planning and treatment of risks —consists of important processes designed to ensure the security and profitability of the enterprise in the interest of all stakeholders (customers, owners, Republic of Austria). Every risk assumed by OeKB Group must be consistent with the Executive Board’s risk policy and strategy for the Group, which aims to assure a sustained stable return on equity through a conservative approach to all risks, including financial risks and risks arising from business operations in general. The risk policy and strategy sets out the risk management principles, the risk appetite and the principles for the measurement and control of the risk categories used.

OeKB is a special-purpose bank providing services to capital market participants and the export industry; it does not engage in deposit-taking business. In significant business segments, OeKB acts as a contractor to the Republic of Austria. This also applies to its roles in the promotion of exports through guarantees and financing.

The Export Financing Scheme represents the bulk of OeKB’s total assets and is managed as a separate accounting entity from the rest of the business (see note 1). In this respect, OeKB is exempt from certain relevant legislation, such as the European Union’s CRR, or Capital Requirements Regulations (Regulation (EU) No. 575/2013), which took effect on 1 January 2014. Similarly, these exemptions apply to the core businesses of the two banking subsidiaries, “Österreichischer Exportfonds” GmbH and Oesterreichische Entwicklungsbank AG, which together with OeKB form a banking group for the purposes of section 30 of the Austrian Banking Act.

The risks of the Export Financing Scheme are mitigated by extensive loan security and guarantees especially of the Republic of Austria. The Export Financing Guarantees Act sets out the requirements for guarantees for export lending -the guarantees are a condition for access to the loans—as well as setting out the rules for the Austrian government guarantees protecting creditors in OeKB’s borrowing operations (creditor guarantees) and the government guarantees protecting OeKB from exchange rate risk (exchange rate guarantees).

In accordance with OeKB’s control principles and the segregation of the Export Financing Scheme (EFS) as a separate accounting entity, OeKB performs a separate calculation of risk coverage for the EFS. This is done by valuing the EFS’s residual risks not covered by security and comparing them to the interest rate stabilisation provision, which forms the dedicated capital available to cover the risks of the EFS. In the Internal Capital Adequacy Assessment Process (ICAAP) used by OeKB Group, the Export Financing Scheme is treated as investee risk.

RISK APPETITE AND APPROACHES TO RISK CONTROL

The ICAAP serves to assure the maintenance of the defined bank-specific level of capital adequacy and, as a measurement and control tool, forms an integral part of the management process.

In its ICAAP, OeKB applies both the “going concern” approach (designed to ensure sufficient regulatory capital to continue in business even amid severe loss events) and the “gone concern” approach (focusing on protecting creditors and the ability to repay deposits and other senior debt in the event of liquidation). The key difference between the two approaches lies in the definition of the economic capital available to cover risk, and the choice of confidence level for the risk (99.9% for the going concern approach and 99.98% for the gone concern variant). Additionally, early-warning levels are defined.

PRINCIPLES OF RISK MEASUREMENTS AND OF RISK COVERAGE CALCULATION

The key variable in the measurement and management of risk is economic capital; it is calculated using the concept of Value at Risk (VaR) over a one-year time horizon. The calculation of risk coverage particularly takes into account credit risk, market risk and operational risk, with risk defined here as the danger that the actual outcome will be less favorable than the expected outcome (unexpected loss). The ICAAP also covers liquidity risk, which is measured and managed primarily by means of the survival period. The survival period is the period for which OeKB Group’s liquidity buffer is sufficient to allow the Group to operate without restricting its business. The survival period is determined on the basis of cash-flow and funding projections (using idiosyncratic and systemic stress assumptions) that are compared against the counterbalancing capacity.

For each risk type, the table below shows the minimum capital required under the Austrian Banking Act and the corresponding Values at Risk based on the ICAAP:

RISK EXPOSURE AND CAPITAL REQUIREMENT

EUR thousand	Value at Risk under ICAAP (99.98% confidence)		Regulatory capital requirement under section 22 Banking Act
	31 Dec 2013	31 Dec 2012	31 Dec 2013	31 Dec 2012
Credit risk	25,636	29,173	21,569	27,935
Commodity and foreign exchange risk	24,138	26,941	8,293	7,859
Other market risk in the banking book	41,280	37,326
Other risks	15,637	16,095
Operational risk	29,399	30,552	23,105	24,011

In the calculation of risk coverage, the economic capital required is compared with the economic capital available. This is done in a multi-tier system addressing different risk coverage objectives and approaches (“oing concern” and “one concer”). The available capital is allocated to market risk and credit risk in proportion to the respective economic capital required. In key areas, additional limits are in place at the operations level. Concentrations of risk are also monitored through these processes. In the calculation of risk coverage, concentrations of risk between risk categories (inter-category concentration) are taken into consideration by determining the aggregate risk as the sum of the categories’ risk capitals and thus assuming a perfect positive correlation.

Risk assessment is performed at least quarterly by the Risk Controlling department—which as a risk oversight function is independent from risk origination—and is reported both to the Risk Management Committee and the Supervisory Board. The results of liquidity and market risk analysis are also dealt with by the ALCO. Credit risks that are individually material are measured using Credit Value at Risk (CVaR); individually material market risks are measured using VaR. Credit and market risks that are not individually material are measured analogously to the material risks, or are assessed by allowing a lump sum for them. Liquidity risk in the sense of potentially higher borrowing costs, and other risks (including business risk), are recognized through flat percentage-based amounts. The assessment of operational risk employs the Basic Indicator approach, expanded by a distribution assumption for estimation at a high confidence level.

The systems used for this purpose are SAP, QRM, Bloomberg and proprietary systems.

Risk management is supported by the system of internal control, which serves to assure compliance with rules, standards and risk mitigation procedures. Extensive automated IT general controls, as well as reviews performed particularly by the Internal Audit department, contribute to the effectiveness of this internal control system.

In 2013 the dominant themes were the preparations for the new regulatory frameworks, such as the Capital Requirements Directive IV (CRD IV), the Capital Requirements Regulation (CRR), the amendments to the Austrian Banking Act and changes in reporting, including expanded disclosures. These topics are expected to remain central in 2014, particularly as many areas are under transition rules and detailed regulations are still undefined. In organisational terms in 2013, to minimise legal risks, the position of Legal Compliance Officer was created. The LCO reports to the Executive Board and has the role of ensuring that OeKB has a cohesive and comprehensive view of the impact of the various legal matters on the Group. Within the Supervisory Board, a Risk Committee was formed in accordance with the Banking Act.

RISK MANAGEMENT ORGANISATION

Against the backdrop of OeKB Group’s major business activities and its specific business and risk structure, the bank has adopted a clear functional organisation of the risk management process; well-defined roles are assigned to the following organisational units:

Executive Board: In accordance with the responsibilities prescribed for it in the Austrian Banking Act, the Executive Board sets the Group’s risk policy and strategy. As part of the Group’s enterprise-wide risk management, the Executive Board, working with the Risk Management Committee, determines the acceptable aggregate amount of risk (based on the calculated capacity to assume risk), approves risk limits derived from this aggregate and decides on the procedures for risk monitoring.

Risk Management Committee: The function of the Risk Management Committee is derived from the risk policy and consists of strategic risk control and risk monitoring. The Risk Management Committee is the primary recipient of the risk reports, monitors and manages the risk profiles for the individual risk types, and, as needed, decides actions based on the risk reports. The committee consists of the Executive Board, the Chief Risk Officer (CRO) and Deputy CRO, the Operational Risk Manager (ORM), Financial Risk Manager (FRM), internal control system officer, Legal Compliance Officer and representatives from the Accounting department and business segments.

Chief Risk Officer: The implementation of the measures decided by the Risk Management Committee is overseen by the Chief Risk Officer, supported by the Financial Risk Manager, the Operational Risk Manager and the Chief Information Security Officer (CISO).

“Risk Controlling” department: The “Risk Controlling” department is responsible for the measurement and assessment of financial risks, the operating-level financial risk accounting and the implementation and monitoring of internal controls in respect of financial risk, including the monitoring of internal limits and the actual implementation of the Internal Capital Adequacy Assessment Process.

Operational risk management: The directions on the management of operational risk are implemented in the Group’s business operations by the Organisation, Construction, Environmental Issues and Security department (known as OBUS), with the exception of information security matters, which are the responsibility of the Chief Information Security Officer. The activities falling into the areas of operational risk management, of information security and of the internal control system officer are subject to ongoing coordination.

Asset and Liability Management Committee: The principal responsibilities of the Asset and Liability Management Committee (ALCO) are to manage the balance sheet structure and market risks and to set lending rates under the Export Financing Scheme.

Internal Audit: The organisational units involved in the risk management process and the procedures applied are regularly reviewed by the Internal Audit department.

Supervisory Board: The Supervisory Board has oversight of all risk management arrangements in OeKB Group and receives quarterly reports on the Group’s risk situation. These risk reports present in detail the financial risk situation and the economic capital for operational risk. In 2013, in preparation for the Banking Act amendment that took effect on 1 January 2014, the Supervisory Board formed a Risk Committee under section 39d Austrian Banking Act. The Audit Committee of the Supervisory Board also monitors the effectiveness of the system of internal control.

(49) Market risk

Market risks arise from a potential change in risk factors that may lead to a reduction in the market value of the financial items. The types of market risk distinguished are specific and general interest rate risk; foreign exchange risk; and equity price risk. The Group’s market risks relate only to banking book positions, as no trading book is maintained.

Risks are assessed by using the Value at Risk concept to estimate maximum potential losses at given confidence levels. In addition, interest rate and exchange rate sensitivity ratios are determined, and the effects of extreme market movements are calculated through stress tests using two methods. First, the economic capital determined through the ICAAP is tested under various scenarios (expected shortfall, credit migration, and correlations). Additionally, for market risks, the impact of several specific scenarios is calculated (for example, historical contingencies such as Black Monday, September 11, 2001 and the financial crisis of 2007–08 ).

The largest amount of economic capital arises in connection with the Group’s investment portfolio (see note 26, Other financial instruments), which had a composition of 16.5% investment funds and 83.5% bonds owned by the Group. Of these bonds, EUR 1,031.5 million served as a liquidity buffer in the Export Financing Scheme; the buffer’s interest rate risk is hedged by interest rate swaps. The Value at Risk of the rest of the investment portfolio is determined monthly. At 31 December 2013 the VaR amounted to EUR 40.2 million for a holding period of one year at a 99% confidence level. The interest rate risk is also monitored by using stress scenarios. Thus, it was calculated that a positive interest rate shock of 200 basis points would have led to a reduction of EUR 23.0 million in market value. In the risk management of the investment portfolio, the in-house portfolio management is supported by an external overlay manager.

Exchange rate risks exist above all in connection with raising long- and short-term funds for the Export Financing Scheme. These risks are secured by an exchange rate guarantee of the Republic of Austria under the Export Financing Guarantees Act. For interest rate risks under the Export Financing Scheme (which are measured using Earnings at Risk), an interest rate stabilisation provision is maintained. It forms the dedicated capital available to cover the risks determined in the calculation of risk coverage for the Export Financing Scheme.

The following table shows the interest rate sensitivity gap analysis for OeKB Group (including the Export Financing Scheme).

INTEREST RATE SENSITIVITY GAP ANALYSIS AT 31 DECEMBER 2013

EUR thousand	Not more than 3 months	Over 3 but not more than 6 months	Over 6 months but not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total carrying amount
Cash and balances at central banks	520,631	—	—	—	—	520,631
Loans and advances to banks	11,192,633	545,642	1,072,867	5,921,202	2,631,985	21,364,329
Loans and advances to customers	1,253,821	222,140	210	8,928	4,063	1,489,161
Bonds and other fixed income securities	224,911	9,100	12,000	343,900	669,000	1,258,911

Subtotal	13,191,996	776,882	1,085,077	6,274,030	3,305,048	24,633,033
Deposits from banks	(363,414)	(17,663)	—	—	—	(381,077)
Deposits from customers	(647,348)	(200)	(543)	(6,614)	(20,040)	(674,745)
Debt securities in issue	(6,386,704)	(4,018,549)	(122,190)	(10,590,165)	(3,472,353)	(24,589,960)

Subtotal	(7,397,466)	(4,036,412)	(122,732)	(10,596,779)	(3,492,392)	(25,645,782)
Effect of derivative contracts	(3,001,686)	217,747	2,104	3,422,110	(640,275)	0

Total	2,792,844	(3,041,783)	964,448	(900,639)	(827,620)	(1,012,749)

INTEREST RATE SENSITIVITY GAP ANALYSIS AT 31 DECEMBER 2012

EUR thousand	Not more than 3 months	Over 3 but not more than 6 months	Over 6 months but not more than 1 year	Over 1 year but not more than 5 years	Over 5 years	Total carrying amount
Cash and balances at central banks	124,266	—	—	—	—	124,266
Loans and advances to banks	12,962,931	608,198	1,225,183	5,927,230	3,825,483	24,549,025
Loans and advances to customers	1,269,805	248,786	454	3,166	4,379	1,526,590
Bonds and other fixed income securities	199,121	181,350	9,750	286,379	482,249	1,158,849

Subtotal	14,556,123	1,038,334	1,235,388	6,216,775	4,312,110	27,358,730
Deposits from banks	(1,685,700)	(5,350)	—	(1,632)	—	(1,692,681)
Deposits from customers	(647,630)	(202)	(517)	(6,766)	(19,141)	(674,257)
Debt securities in issue	(7,470,131)	(1,450,480)	(3,211,088)	(11,065,256)	(4,084,654)	(27,281,609)

Subtotal	(9,803,461)	(1,456,032)	(3,211,605)	(11,073,654)	(4,103,795)	(29,648,547)
Effect of derivative contracts	(903,298)	(710,902)	423,469	1,866,690	(675,959)	—

Total	3,849,364	(1,128,601)	(1,552,748)	(2,990,189)	(467,644)	(2,289,817)

HEDGING

To assist in controlling market risks, the Group employs derivative financial instruments. The derivatives involved are interest rate swaps and cross currency interest rate swaps, which are traded over the counter (OTC) and used largely as hedging instruments for debt securities issued by OeKB Group. Instead of applying hedge accounting under IAS 39, these hedged financial liabilities are designated at fair value through profit or loss in order to avoid accounting mismatches. The changes in value of the derivative and of the respective hedged liability are thus recorded directly in profit or loss. Credit exposures arising from fluctuations in value are secured with collateral. From 2014, in conformity with EMIR (Regulation (EU) No. 648/2012, the European Market Infrastructure Regulation), OeKB plans to clear interest rate swaps via a central counterparty.

(50) Liquidity risk

Liquidity risk is the risk of not being able to meet present or future payment obligations fully as they fall due. In the wider sense, liquidity risk also includes funding liquidity risk (the risk that funding can be obtained only on unfavorable market terms), and market liquidity risk (the risk that assets can be sold only at a discount). While in the case of potential increases in borrowing costs, the corresponding economic capital is determined and they are thus directly taken into account in the calculation of risk coverage, available liquidity is controlled differently, using a survival period analysis.

The goal of the liquidity strategy is to secure sufficient access to required liquidity even in difficult market situations. OeKB’s decades-long excellent standing in international financial markets coupled with the high diversification of its funding instruments, markets and maturities and especially the Austrian government guarantee protecting the lenders, combine to facilitate market access for the Group even when markets are under special stress.

The approach to measurement and management of liquidity risk is documented in the liquidity risk management manual. At the core of risk measurement are cash-flow and funding projections—based both on idiosyncratic and systemic stress assumptions—that are set against the counterbalancing capacity, which is represented primarily by securities eligible for rediscounting by the ECB. Market liquidity risk is taken into account through corresponding haircuts. The average survival period in 2013 determined by this methodology was about five months. OeKB defines the survival period as that period for which the current liquidity buffer is sufficient, under an assumed combination of simultaneous idiosyncratic and systemic stresses, to meet all payment obligations without having to raise additional capital in the financial markets (although the full faith and credit of the Republic of Austria supports such borrowing by

OeKB). In a stress period the survival period is thus the time available to take any strategic corrective action necessary. For crisis situations, a liquidity contingency plan is in place. In accordance with legal requirements, from 2014 the institution will also calculate the liquidity coverage ratio.

In addition to monitoring the daily liquidity position, long-term liquidity is assessed based on the gap analysis of the maturity profile of assets and liabilities.

LIQUIDITY GAPS BASED ON LONG-TERM ASSET/LIABILITY MATURITY ANALYSIS AT 31 DECEMBER

EUR thousand	Not more than 2 years		Over 2 but not more than 5 years		Over 5 but not more than 10 years		More than 10 years
	2013	2012	2013	2012	2013	2012	2013	2012
Liquidity gap	(1,023,304)	(45,405)	(1,397,720)	(3,116,171)	1,931,428	2,524,007	(909,789)	(1,032,894)

MATURITY ANALYSIS OF LIABILITIES

The tables below show the schedule of future cash outflows and inflows based on the nominal amounts of the gross transaction, i.e. without taking netting agreements into account.

The mapping into time buckets is based on the contractual maturity structure; liabilities payable on demand are assigned to “Not more than 1 month”.

LIABILITIES AT 31 DECEMBER 2013

EUR thousand	Net book value	Total	Not more than 1 month	Over 1 but not more than 3 months	Over 3 months but not more than 1 year	Over 1 but not more than 5 years	Over 5 years
Deposits from banks	381,077	381,011	343,994	6,500	640	5,000	24,877
Deposits from customers	674,745	672,379	647,274	168	543	4,354	20,040
Debt securities in issue	24,589,960	24,030,454	2,000,943	2,955,673	4,554,501	11,046,985	3,472,353
Undrawn credit commitments and offers	—	2,353,526	185,832	846,508	764,348	554,713	2,125

Total	25,645,782	27,437,370	3,178,042	3,808,849	5,320,033	11,611,052	3,519,394
Derivatives	1,546,460	—	—	—	—	—	—
Outflows	—	13,826,904	1,156,399	2,180,899	2,838,553	7,521,203	129,849
Inflows	—	12,522,909	1,126,130	2,109,860	2,729,265	6,438,079	119,574

LIABILITIES AT 31 DECEMBER 2012

EUR thousand	Net book value	Total	Not more than 1 month	Over 1 but not more than 3 months	Over 3 months but not more than 1 year	Over 1 but not more than 5 years	Over 5 years
Deposits from banks	1,692,681	1,684,847	841,715	22,500	—	820,632	—
Deposits from customers	674,257	644,733	644,733	—	—	—	—
Debt securities in issue	27,281,609	26,395,146	1,358,117	2,406,198	5,410,081	13,136,095	4,084,654
Undrawn credit commitments and offers	—	3,081,962	342,958	889,014	999,499	816,302	34,190

Total	29,648,547	31,806,688	3,187,524	3,317,712	6,409,580	14,773,028	4,118,844
Derivatives	1,465,756	—	—	—	—	—	—
Outflows	—	9,574,870	1,098,663	1,861,915	2,046,486	4,567,807	—
Inflows	—	8,488,339	1,071,377	1,764,034	1,960,806	3,692,123	—

(51) Credit risk

Credit risk is the risk of unexpected losses as a result of the default or deterioration in credit quality of counterparties. In view of its business structure, OeKB Group distinguishes the following types of credit risk: counterparty risk/default risk, investee risk and concentration risk. The critical measure used for credit risk is Credit Value at Risk, representing the difference between absolute VAR at a given confidence level (99.98% in the gone concern approach) and the expected loss associated with the respective default.

Counterparties are classified into internal credit rating categories on the basis of external ratings from internationally recognized rating agencies and internal credit ratings. A detailed 22-point internal master scale and clearly defined rating and mapping rules are used.

The credit exposure of OeKB Group consists largely of export credits. In keeping with the Group’s exacting lending standards, the approval of these loans and commitments is subject to high loan security requirements (such as, notably, guarantees of the Republic of Austria). To secure credit risks in connection with derivative transactions, collateral agreements are concluded with all counterparties, and downgrade trigger provisions are in place with all counterparties. These trigger clauses permit contracts to be assigned to third parties, or to be cancelled, upon a predefined deterioration in rating. Credit derivatives are not used. In OeKB Group ICAAP, the Export Financing Scheme is treated as investee risk for which risk coverage is calculated separately. In this way, any risk exceeding the Export Financing Scheme’s available pool of economic capital (the interest rate stabilisation provision) becomes part of the Group’s credit risk.

The extensive security and guarantees provided by the Austrian government, inherent in the business model, involve a high concentration of risk with the Republic of Austria.

The distribution of assets in the banking book (including the investment portfolio) across rating categories was as shown in the table below. Guaranteed assets are, to the extent of the guarantee, assigned to the rating category of the guarantor; assets guaranteed by the Republic of Austria are assigned to rating category 1; no credit derivatives are employed.

CREDIT PORTFOLIO BY RATING CATEGORY 2013

EUR thousand	Rating category 1 (AAA/AA)	Rating category 2 (A)	Rating category 3 (BBB)	Rating category 4 (BB)	Rating category 5 (B)	Rating category 6 (CCC and below)	Total carrying amount
Cash and balances at central banks	520,631	—	—	—	—	—	520,631
Loans and advances to banks	20,453,421	910,511	337	25	—	35	21,364,329
Loans and advances to customers	1,445,388	24,199	13,350	—	4	6,220	1,489,161
Allowance for impairment losses on loans and advances	—	—	—	—	—	(472)	(472)
Other financial instruments	1,303,352	57,368	248,109	2,102	655	383	1,611,969
Derivatives	3,223,112	524,996	—	—	—	—	3,748,107

CREDIT PORTFOLIO BY RATING CATEGORY 2012

EUR thousand	Rating category 1 (AAA/AA)	Rating category 2 (A)	Rating category 3 (BBB)	Rating category 4 (BB)	Rating category 5 (B)	Rating category 6 (CCC and below)	Total carrying amount
Cash and balances at central banks	124,266	—	—	—	—	—	124,266
Loans and advances to banks	22,947,179	1,579,665	20,335	5	—	1,842	24,549,025
Loans and advances to customers	1,466,204	38,665	15,854	—	—	5,867	1,526,590
Allowance for impairment losses on loans and advances	—	—	—	—	—	(401)	(401)
Other financial instruments	1,173,118	58,060	254,462	2,075	677	1,787	1,490,179
Derivatives	3,955,159	838,671	71,659	—	—	—	4,865,489

The table below analyses the banking book assets by country category; export credits backed by a guarantee under the Export Financing Act are included under “Austria”.

EUR thousand	31 Dec 2013	31 Dec 2012
Austria	26,162,330	29,434,021
EU (excluding Austria)	2,323,054	2,684,864
Other countries	248,341	436,261

As at 31 December 2013 the highest exposures within the region “EU (excluding Austria)” were with the United Kingdom (EUR 889.7 million), France (EUR 381.1 million) and Germany (EUR 363.5 million). The highest exposure under “Other countries” was with the United States, at EUR 193.4 million.

The Group’s business operations are subject not only to the regulatory requirements but also to the volume limits set by the Executive Board at the transaction type, portfolio and counterparty level.

(52) Operational risk

Operational risk is the risk of losses resulting from inadequacy or failure of internal processes, people or systems, or from external events, including legal risks.

Standards, rules and processes are derived from the risk policy and documented in the operational risk manual. This also includes emergency management manuals and emergency plans, as well as crisis scenarios, all of which are annually reviewed. The maintenance and evaluation of the loss database on an ongoing basis helps to assure a permanent process of optimisation of operational risks.

In view of the high importance of information security, the Group has a dedicated information security officer. Against the backdrop of new developments in technology, a public cloud policy was adopted in 2013.

Legal risks are mitigated through ongoing monitoring by the business segments, through the activities of the bank’s legal officer, through the coordination of legal compliance – strengthened in 2013 by the creation of a dedicated legal compliance position – and through the checks conducted by Internal Audit.

Risk mitigation is also promoted by an effective system of internal control.

(53) Staff count

During the financial year, the Group had an average of 403 employees (2012: 398), based on full-time equivalents.

(54) Boards’ remuneration and loans

The following table gives details of the aggregate compensation of the Executive Board and Supervisory Board members and the termination benefits and pension expenses for Executive Board members, key management and other employees (including changes in entitlements and provisions).

EUR thousand	2013	2012*
Aggregate remuneration
Current members of the Executive Board	Not disclosed	Not disclosed
Former members of the Executive Board	138	138
Members of the Supervisory Board	275	270
Pension and termination benefit expenses for
Executive Board	2,741	2,248
Key management	2,001	1,175
Other employees	2,546	4,462

*	2012 as restated. For details of restatement, see note 1.

As permitted under section 266(7)b Austrian Commercial Code, the aggregate remuneration of current Executive Board members is not stated. At 31 December 2013 there were no outstanding loans to members of the Executive Board or Supervisory Board. There were also no guarantees by OeKB for these individuals. There are no management share option plans for the Executive Board or for key managers. Based on the corporate business strategy, and in harmony with the Group’s risk policy, the Executive Board of OeKB sets the compensation policy for OeKB. The compensation policy is reviewed annually.

The Supervisory Board of OeKB formed a Compensation Committee. This Board committee will review the compensation policy.

In implementing the compensation policy, the principle of proportionality was followed by taking into account the size of OeKB AG (about 400 employees), the complexity of the business model and the need for a relatively conservative compensation structure.

The human resources (HR) strategy seeks to foster sustainability and quality assurance. A key pillar of the HR strategy is to offer appropriate compensation, both for employees and management. Compensation is benchmarked annually against the market. OeKB also takes care to achieve a sound relationship between fixed and variable pay.

The design of the variable compensation policy ensures that the incentive structure is aligned with the long-term interests of OeKB Group. The variable pay achievable represents an appropriate share of total compensation and is based both on individual performance and on the performance of the company or Group against one-year and multi-year targets.

The targets are quantitative and measurable and are based on a mix of corporate performance indicators. The performance targets are weighted such that one-third of the bonus pool is determined by corporate earnings, one-third by sustained growth in enterprise value and one-third by risk parameters. At OeEB and Exportfonds, slightly modified performance indicators are used.

For OeKB Group (including the fully consolidated institutions OeEB and Exportfonds) for all staff, including the Executive Board, the aggregate variable compensation for 2013 amounted to approximately 9% (2012: 9%) of aggregate gross total salaries (including the variable component). For the Executive Board, the individual variable component payable is capped at an upper limit of 40% of the individual’s total compensation. From the second tier of management (department heads) on down, the upper limit for the variable component is 20% of individual total compensation.

If the variable compensation accrued exceeds 20% of individual total compensation (or exceeds the materiality threshold of EUR 30 thousand set by the Financial Market Authority), a deferred-payment process is applied to promote the regulatory values of sustainability and risk awareness. In this case, 40% of the variable compensation is paid out conditionally over a period of five years (“deferred”). Until the actual disbursement of deferred compensation, the beneficiary has only a non-vested future interest in the deferred amount. The annual installment payable from the deferred amount is reassessed every year. The size of the individual tranches follows the relative movement in Tier 1 capital.

In the event of an unfavorable financial position and low or negative profitability, the Executive Board and/or Supervisory Board (Compensation Committee and Nomination Committee) reserve the right to reduce the current variable compensation and deferred bonus payments. To the extent consistent with the law, this may include the complete cancellation of the current and deferred variable compensation.

ANALYSIS OF ANNUAL COMPENSATION OF SENIOR MANAGEMENT

EUR thousand	2013	2012*	2012
General managers of the banking group and OeKB department heads and compliance officer
Fixed compensation	5,475	5,312	4,692
Variable compensation	787	1,057	903
Total compensation	6,262	6,369	5,595
Variable compensation as a share of total compensation	13%	17%	16%
Number of persons included	25	25	21

*	As a result of an increase in the number of employees included, the data for the prior year was also recalculated.

Note: The fixed compensation includes not just current salaries but also miscellaneous compensation in kind as well as contributions to pension and termination benefit funds. The variable compensation represents the amounts paid in the financial year under review, including also deferred bonuses from prior periods that were paid in the year under review. All variable compensation is paid in cash, as OeKB does not have suitable non-cash instruments. As permitted under the Data Protection Act, the compensation of the Executive Board, the amount of deferred compensation and any reductions of deferred compensation are not disclosed separately.

For senior management and for OeKB Group’s employees in general, the fixed salary represents the major share of total compensation. This leaves scope for a high degree of flexibility regarding the policy for variable compensation, including the possibility of not paying a variable component at all.

In keeping with sound and effective risk management, the low ratio of variable to total compensation helps to ensure that no staff member has a bonus-related incentive to take risks that exceed the intended corporate risk appetite or risk tolerance.

At OeKB Group, guaranteed variable pay is not considered compatible with the principle of performance-based compensation and is therefore not used.

(55) Board members and officials

Members of the Executive Board

Johannes Attems (until 31 December 2013)

Rudolf Scholten

Angelika Sommer-Hemetsberger (since 1 January 2014)

Members of the Supervisory Board

Erich Hampel, Chairman

Walter Rothensteiner,

1st Vice-Chairman

Franz Hochstrasser,

2nd Vice-Chairman

Helmut Bernkopf

Peter Bosek

Gregor Deix (since 29 May 2013)

Michael Glaser

Dieter Hengl

Reinhard Karl (until 29 May 2013)

Michael Mendel (until 29 May 2013)

Herbert Messinger

Heimo Penker

Angelo Rizzuti (until 29 May 2013)

Karl Sevelda (since 24 September 2013)

Herbert Stepic (until 24 September 2013)

Herbert Tempsch (since 29 May 2013)

Susanne Wendler (since 29 May 2013)

Robert Zadrazil

Franz Zwickl

Staff representatives:

Martin Krull

Erna Scheriau

Alexandra Griebl

Anish Gupta

Elisabeth Halys (since 1 July 2013)

Christian Leicher

Claudia Richter

Otto Schrodt (until 30 June 2013)

Markus Tichy

Government commissioners

  under section 76 Austrian Banking Act

Harald Waiglein, Commissioner

Johann Kinast, Deputy Commissioner

The above government commissioners are also

representatives of the Austrian Minister of

Finance under section 6 Export Financing

Guarantees Act.

Government commissioners

under section 27 of the Articles of Association

(supervision of bond cover pool)

Beate Schaffer, Commissioner (since 1 November 2013) Johannes Ranftl, Commissioner (until 31 October 2013) Edith Wanger, Deputy Commissioner

(56) Other related party transactions

As a specialised institution for export services and capital market services, OeKB engages in many transactions with its shareholders, such as in their role as banks to the export financing customers of OeKB and as issuers of securities. All these transactions are conducted at arm’s length.

The following balance sheet items include transactions with related parties of OeKB Group:

RELATED PARTY TRANSACTIONS

EUR thousand	31 Dec 2013	31 Dec 2012
Related party transactions with shareholders of OeKB Group that have significant influence
Loans and advances to banks	16,043,896	19,494,938
Other financial instruments	72,816	73,423
Deposits from banks	40,720	17,782
Related party transactions with unconsolidated subsidiaries
Deposits from customers	6,694	6,360
Related party transactions with equity-accounted investees
Deposits from customers	30,029	47,010
Related party transactions with other investees
Deposits from customers	10,406	12,469

There were no transactions with Executive Board or Supervisory Board members.

(57) Date of approval for publication

The date of submission of these financial statements to the Supervisory Board for approval is 19 March 2014.

Vienna, 19 February 2014

Oesterreichische

Kontrollbank Aktiengesellschaft

Signed by the Executive Board

Rudolf Scholten	Angelika Sommer-Hemetsberger

Auditor’s Report

REPORT ON THE CONSOLIDATED FINANCIAL STATEMENTS

We have audited the accompanying consolidated financial statements of

Oesterreichische

Kontrollbank AG,

Vienna,

for the year from 1 January 2013 to 31 December 2013. These consolidated financial statements comprise the consolidated balance sheet as of 31 December 2013, the consolidated statement of profit or loss and other comprehensive income, the consolidated cash flow statement and the consolidated statement of changes in equity for the year ended 31 December 2013 and a summary of significant accounting policies and other explanatory notes.

Management’s Responsibility for the Consolidated Financial Statements and for the Accounting System

The Company’s management is responsible for the group accounting system and for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU, and the requirements pursuant to §§ 245a UGB (Austrian Commercial Code) and 59a BWG (Austrian Banking Act). This responsibility includes: designing, implementing and maintaining internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error; selecting and applying appropriate accounting policies; and making accounting estimates that are reasonable in the circumstances.

Auditors’ Responsibility and Description of Type and Scope of the Statutory Audit

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with laws and regulations applicable in Austria and in accordance with International Standards on Auditing, issued by the International Auditing and Assurance Standards Board (IAASB) of the International Federation of Accountants (IFAC). Those standards require that we comply with professional guidelines and that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Group’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

Our audit did not give rise to any objections. In our opinion, which is based on the results of our audit, the consolidated financial statements comply with legal requirements and give a true and fair view of the financial position of the Group as of 31 December 2013 and of its financial performance and its cash flows for the year from 1 January to 31 December 2013 in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU.

REPORT ON THE MANAGEMENT REPORT FOR THE GROUP

Pursuant to statutory provisions, the management report for the Group is to be audited as to whether it is consistent with the consolidated financial statements and as to whether the other disclosures are not misleading with respect to the Company’s position. The auditor’s report also has to contain a statement as to whether the management report for the Group is consistent with the consolidated financial statements.

In our opinion, the management report for the Group is consistent with the consolidated financial statements.

Vienna, 19 February 2014

KPMG Austria AG

Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

signed by:

Martin Wagner	ppa Renate Vala

Austrian Chartered Accountants

This report is a translation of the original report in German, which is solely valid.

The consolidated financial statements together with our auditor’s opinion may only be published if the consolidated financial statements and the management report are identical with the audited version attached to this report. Section 281 paragraph 2 UGB (Austrian Commercial Code) applies.

MAP OF AUSTRIA

REPUBLIC OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2010 was approximately 8,375,000, according to Statistik Austria estimates. From 2000 to 2010, Austria’s population increased by 4.7%. Vienna, the capital, had a population of 1.7 million in 2010.

Austria has an area of 32,383 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of five years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of five years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on September 28, 2008. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. Dr. Heinz Fischer was elected Federal President on April 25, 2004 and assumed the office on July 8, 2004. He was reelected for a further term of six years on April 25, 2010. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. The present administration was formed on December 16, 2013 by a coalition of the Austrian Social Democratic Party and the Austrian People’s Party with Werner Faymann of the Austrian Social Democratic Party as Chancellor and Michael Spindelegger of the Austrian People’s Party as Vice-Chancellor.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat after the most recent elections and the current composition of the Bundesrat.

	Nationalrat				Bundesrat
	2002 Elections	2006 Elections	2008 Elections	2013 Elections	Composition since August 2013
Austrian Social Democratic Party (SPÖ)	69	68	57	52	22
Austrian People’s Party (ÖVP)	79	66	51	47	25
Austrian Freedom Party (FPÖ)	18	21	34	40	9
Green Party (Grüne)	17	21	20	24	4
Alliance for the Future of Austria (BZÖ)	—	7	21	—	—
Team Frank Stronach (FRANK)	—	—	—	11	—
Das neue Österreich (NEOS)	—	—	—	9	—
Without party affiliation	—	—	—	—	1
Total	183	183	183	183	61

SOURCE:	Data published by the Parliament of Austria.

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations:

•

the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the European Union (“EU”),

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association (“IDA”),

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”),

•	the Inter-American Investment Corporation (“IIC”),

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”),

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”), and

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 28.7% of the gross value added at current prices in 2013. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. Tourism, agriculture and forestry also play an important part in Austria’s economy.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product (GDP) for the years 2009 through 2013. The 2013 GDP at current prices totaled EUR 313.2 billion, representing a 2.0% increase over 2012. In 2013 real GDP (reference year 2005) totaled EUR 272.6 billion, representing a 0.4% increase over 2012. The increase in GDP in 2013 was mainly driven by exports.

GROSS DOMESTIC PRODUCT(1)

	2009	2010	2011	2012	2013	Percentage of 2013 total gross value added
	(Billions of euros, at current prices)
Agriculture, forestry and fishing	3.4	3.9	4.5	4.4	4.3	1.5
Industry:
Mining and quarrying	1.1	1.2	1.5	1.5	1.5	0.5
Manufacturing	44.6	47.2	50.0	50.5	51.7	18.3
Electricity, gas and water supply, waste management	8.6	8.2	8.5	8.4	8.5	3.0
Construction	17.5	17.4	17.8	18.9	19.5	6.9

Total Industry	71.9	73.9	77.7	79.3	81.2	28.7
Service activities:
Wholesale and retail trade	32.1	33.8	34.9	34.9	34.9	12.3
Transportation and storage	11.8	11.5	12.5	13.1	13.1	4.6
Accommodation and food service activities	12.4	12.6	13.2	13.9	14.1	5.0
Information and communication	8.1	8.2	8.8	9.0	9.2	3.2
Financial and insurance activities	12.0	12.6	13.7	13.5	14.3	5.0
Real estate activities	23.7	24.9	26.1	27.3	28.3	10.0
Other business activities	22.1	22.9	24.4	25.2	25.9	9.1
Public administration(2)	45.0	46.0	47.2	49.0	49.9	17.6
Other service activities	7.3	7.4	7.6	7.9	8.2	2.9

Total service activities	174.4	179.9	188.4	193.8	197.8	69.8
Total gross value added	249.7	257.7	270.7	277.6	283.3	100.0

Taxes less subsidies on products	26.5	27.5	28.6	29.4	29.9

Gross domestic product
Value	276.2	285.2	299.2	307.0	313.2

Volume(3)	257.2	261.8	269.2	271.5	272.6
Percentage change in gross domestic product over preceding year
Value	–2.3	3.2	4.9	2.6	2.0
Volume(3)	–3.8	1.8	2.8	0.9	0.4

(1)	European System of Accounts (ESA)-95 basis. Amounts may not add due to rounding.
(2)	Including defense, compulsory social security, education, human health and social work activities.
(3)	Chained series, reference year 2005.

SOURCE: WIFO database.

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 2009 through 2013.

DOMESTIC EXPENDITURE(1)

	2009	2010	2011	2012	2013	Percentage of 2013 gross domestic product
	(Billions of euros at current prices)
Gross domestic product	276.2	285.2	299.2	307.0	313.2	100.0
Add: Imports	125.9	142.6	162.5	165.7	165.4	52.8

Total demand	402.1	427.8	461.8	472.7	478.6	152.8
Less: Exports	138.3	155.1	171.5	175.6	179.9	57.4
Total domestic demand	263.9	272.7	290.3	297.1	298.6	95.4
Domestic expenditure:
Consumption expenditure:
Households(2)	151.2	156.9	163.9	169.0	172.3	55.0
General government	54.6	55.5	56.8	58.4	59.0	18.8

Final consumption expenditure	205.8	212.4	220.7	227.4	231.3	73.8
Investment:
Machinery and equipment(3)	25.3	26.1	30.5	31.1	30.6	9.8
Construction	31.8	31.4	33.0	34.7	35.6	11.4

Gross fixed capital formation	57.2	57.5	63.5	65.8	66.2	21.1
Changes in inventories(4)	0.9	2.5	5.4	3.8	1.2	0.4

Gross capital formation	58.1	60.0	68.9	69.6	67.3	21.5
Statistical discrepancy	0.0	0.2	0.8	0.1	0.0	0.0
Gross domestic final expenditure	263.9	272.7	290.3	297.1	298.6	95.4

(1)	ESA-95 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including intangible fixed assets, other products, and products of agriculture, forestry, fisheries and aquaculture.
(4)	Including acquisition less disposals of valuables.

SOURCE: WIFO database.

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee and wholesale and consumer prices (based on the HICP-index), and the respective percentage increases over the previous period for the years 2009 through 2013.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per employee		Wages and salaries per employee		Wholesale prices		Consumer prices
	Index (2005 = 100)	Percentage increase over previous year	Index (2005 = 100)	Percentage increase over previous year	Index (2005 = 100)	Percentage increase over previous year	Index (2005 = 100)	Percentage increase over previous year
2009	100.1	–2.9	111.5	1.7	105.5	–7.4	107.7	0.4
2010	101.1	1.0	112.5	0.9	110.8	5.0	109.5	1.7
2011	102.1	1.0	114.6	1.8	120.0	8.3	113.4	3.6
2012	101.6	–0.5	117.3	2.4	122.9	2.4	116.3	2.6
2013	101.4	–0.2	119.8	2.1	121.5	–1.1	118.7	2.1

(1)	Indices based on average of monthly data for the periods indicated.

SOURCE: WIFO database.

Industry

In 2013, manufacturing (including mining) accounted for 18.8% of gross value added. Thus the contribution of manufacturing to Austria’s GDP is higher than the average in European Union member states. Austria’s share of the European Union’s manufacturing output increased between 2001 and 2012 from 2.6% to 3.7%. The absolute value added per employee was the fourth highest among the 15 member states of the European Union (excluding the countries that acceded on May 1, 2004, on January 1, 2007 and on July 1, 2013).

In terms of contribution to GDP, machinery and equipment was the largest sector within the industrial sector in 2013, followed by metals and metal products. The primary contributors to the Austrian exports industry are the motor vehicles industry, the machinery industry and basic metal products industry. In 2012, R&D expenditures were above the European Union average, amounting to 2.8% of Austria’s GDP.

In 2013, an average of 247,100 individuals was engaged in construction, representing 7.3% of Austria’s wage and salary earners. Construction accounted for 6.9% of gross value added in 2013. In order to address potential liquidity shortages of non-financial sector companies resulting from the financial crisis, Austria enacted the Corporate Liquidity Strengthening Act (Unternehmensliquiditätsstärkungsgesetz—the “ULSG”), which was approved by the European Commission and became effective on August 25, 2009. The ULSG enabled the Minister of Finance to offer government guarantees for financings by solvent large- and medium-sized corporate sector companies. The guarantees issued have a maximum term of five years, and the maximum amount of guarantees that can be extended to any company is EUR 300 million. Guarantees were issued for the financing of working capital and investments, as well as for the refinancing of maturing bonds and loans. Guarantees cover between 30 and 70% of the underlying financing. The ULSG expired on December 31, 2010, but guarantees issued under the ULSG remain valid. In total, since the inception of the program, EUR 1.31 billion ($1.73 billion) in guarantees were issued under the program as of December 31, 2010, covering credit facilities of EUR 2.25 billion ($2.97 billion). The Ministry of Finance has entrusted the Bank with the administration of these guarantees.

Banking, Insurance, Real Estate and Business Services

The Single Market program of the European Union has increased competition within Austria’s financial services industry and led to a series of mergers and consolidations. Consequently, the number of banks declined from 923 in 2000 to 790 in 2013 and the number of branches was reduced by 197.

In 2007, the global financial system came under considerable strain caused by a deterioration of credit quality, a drop in valuations of structured credit products, and a lack of market liquidity accompanying a broad deleveraging in the financial system. The confidence crisis regarding the credit quality of individual banks hit Austria’s banks particularly hard due to their exposure to Eastern Europe (see “—Banking System and Monetary Policy—Exposure to Peripheral European Countries and Eastern Europe Regions and Countries”). As of September 30, 2013, majority-Austrian-owned banks had a total exposure of EUR 206.1 billion to countries in the Central, Eastern and Southeastern Europe (“CESEE”) area, with the EU-25 countries accounting for as much as 57% of the exposure. Austrian financial institutions continued to reduce their foreign currency loans in the CESEE area towards EUR 29.5 billion from EUR 34.6 billion as of September 2012.

The premium income of Austria’s private insurance industry resumed to grow in 2013; despite a continued slide in life insurance. Although interest rates on government bonds remained low, profitability in the total insurance industry was remarkably robust. The main reason for this development was a sharp decline in losses incurred from revaluations of assets. Similar to other continental European markets, Austria experienced a shift from life to non-life insurance business. The expansion in non-life insurance was based on increasing premiums levels rather than covering additional risks. In its latest yearbook, the Austrian Insurance Association forecasts a continued growth path, with an increase in premium intakes by 1.9% for 2014, and by 1.7% for 2015.

In 2013, the financial services, real estate and business services sectors contributed approximately 24% to Austrian gross value added at current prices.

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 2009 through 2012.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY

	2010	2011	2011	2012
	(Tera Joules)
Domestic production:
Coal, coke and lignite	4	4	4	4
Hydro-electricity(1)	154,434	145,837	130,825	167,721
Oil and oil products	46,434	47,612	36,765	39,053
Natural gas	60,163	62,215	61,030	65,500
Other energy(2)	231,115	260,478	257,354	269,320

Total(3)	492,151	516,146	485,978	541,599

Domestic consumption(4):
Coal, coke and lignite	118,476	142,689	148,202	137,400
Hydro-electricity(1)	157,243	154,228	160,327	177,833
Oil and oil products	525,906	548,557	514,123	505,297
Natural gas	312,771	343,921	325,971	310,433
Other energy(2)	250,116	277,106	274,498	289,822

Total(3)	1,364,513	1,466,502	1,423,121	1,420,785

Domestic production as a percentage of domestic consumption	36.1	35.2	34.1	38.1

(1)	Without calorific production.
(2)	Includes firewood and waste.
(3)	Amounts may not add due to rounding.
(4)	Taking into account changes in inventories of producers, intermediaries and importers, as well as exchanges with other countries excluding changes in inventories of ultimate consumers.

SOURCE: WIFO database.

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of non-hydro-electric energy products.

In 2013, 0.917 million metric tons of crude oil (including natural gas liquids) were produced in Austria, amounting to 9.8% of total crude oil consumption. The production of natural gas from domestic sources covered 19.4% of total natural gas consumption. According to the Geological Survey, Austria had proven (and potentially available) reserves of 19.2 billion m3 of natural gas (excluding inert gas) and of 11.0 million tons of crude oil at the end of 2013.

OMV AG (“OMV”), formerly Osterreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. OMV is partly, and indirectly, state-owned. Foreign companies have the major share of the market for petroleum products in Austria.

In 2013, Austria generated 6% less electricity than in 2012 and was a net importer of electricity (net imports amounting to 10.4% of total electricity consumption). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2013, expenditures for imported energy accounted for 5.6% of Austria’s gross domestic product. Kazakhstan, Nigeria and Russia were the principal suppliers of crude oil to Austria in 2013. In that year, 68% of all natural gas imports came from Russia and 21% came from Germany, whereas the share of Norwegian gas imports under the Troll-Gas-Sales Agreement reached only 5%. Coal and coke were imported mainly from Poland.

Austria’s reliance on Russia for approximately two-thirds of its natural gas supply exposes Austria to the risk of supply disruptions and increases in gas prices, which could have an adverse effect on Austria’s industry and a large portion of its population, which relies on natural gas for electricity and heating. Various events, including international conflicts and natural disasters, can lead to disruptions in the supply of natural gas from Russia. In early January 2009, for example, as a result of a dispute between Russia and Ukraine, which is a transit country for the gas pipeline between Russia and Austria, Russia’s gas supply to Austria fell by up to 90% during an approximately two-week period. In order to address supply disruptions in the short-term, RAG Rohöl-Aufsuchungs Aktiengesellschaft, an Austrian natural gas storage operator, increased its natural gas storage volumes. In addition, Austrian authorities issued regulations requiring major industrial gas consumers, such as gas-fired power plants, to reduce gas consumption in the event of supply disruptions.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal breeding. Domestic agricultural production covers approximately 90% of the country’s food consumption. In 2013, livestock raising and dairy operations accounted for about 45% of total agricultural production.

Austria has one of the largest forest areas in Europe. About 43% of its surface area, or approximately 14,000 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 6.5% of Austria’s exports in 2013.

In 2013, an average of approximately 170,000 individuals was employed in agriculture and forestry, representing 4.7% of Austria’s labor force.

Tourism

Austria’s tourism industry benefits from extended summer and winter seasons. Various natural and scenic attractions, as well as the rich traditions in music and other forms of art and science, attract a great number of international tourists each year.

In 2013 the total number of overnight stays amounted to 132.6 million, an increase of 1.2% compared to 2012. Of this sum, 27.0% were domestic tourists (35.7 million; representing a decrease of 0.6% compared to 2012) and 73.0% were foreign tourists (96.9 million; representing an increase of 1.9% compared to 2012). Among Austria’s most important source markets, the most significant increases in the number of overnight stays were by visitors from the People’s Republic of China (+14.3%), Russia (+9.5%), the United States (+6.3%), Slovakia (+6.0%) and the United Kingdom (+5.2%). Overnight stays by visitors from Sweden as well as from Austria’s main market Germany also increased above average (+2.5% each). While overnight stays by visitors from the Czech Republic (+1.2%), Poland (+1.1%), Belgium (+0.9%) and Switzerland (+0.4%) increased modestly, the ones by visitors from Denmark and Hungary stagnated. All other important markets suffered losses (France –0.6%; Japan –1.2%; the Netherlands –2.7%; Romania –3.4%; Italy –4.8%; Spain –5.2%).

According to the latest Tourism Satellite Account (TSA), direct tourism value added (excluding business trips) accounted for 5.5% of Austria’s GDP in 2012. The direct and indirect effects of tourism contributed 7.4% to the overall economy.

The following table shows the total number of overnight stays by foreign tourists in Austria and international tourism receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND

RELATED FOREIGN EXCHANGE RECEIPTS

	2009	2010	2011	2012	2013
Overnight stays by foreigners (thousands)	89,864	89,857	90,706	95,052	96,874
Total foreign exchange receipts (millions of euros)	15,375	15,705	16,187	16,661	17,106

SOURCE: WIFO database.

The Role of Government in the Economy

The industries and companies under state ownership have included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in the nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). Austria owns all the shares of ÖIAG.

In 1993, following an amendment to the ÖIAG Act and the adoption of the ÖIAG Financing Amendments Act, ÖIAG began with the privatization of companies or groups of companies owned by it. Since then, ÖIAG has carried out numerous privatization transactions including successfully floating holdings on the stock exchange. As of March 19, 2012, ÖIAG held GKB Bergbau GmbH (“GKB Bergbau”) as a wholly-owned subsidiary, held a majority of the shares of Österreichische Post AG (“Post”), and held minority interests in Telekom Austria AG (“Telekom Austria”) and OMV. Regarding these holdings,

•	Post is Austria’s leading service provider in mail carriage.

•	Telekom Austria is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	OMV is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•

GKB Bergbau is responsible for closing down, securing and monitoring the disused mines in Voitsberg-Köflach, Wies-Eibiswald, Wolfsberg and Bad Bleiberg and other, smaller external mining sites, closing down and recultivating former lignite mining areas in the Voitsberg district.

In 2008, according to the Financial Market Stability Act (FinStaG), ÖIAG was assigned to found Finanzmarktbeteiligungs AG (FIMBAG), a joint stock company. FIMBAG is the operating vehicle that fulfils the tasks set up in FinStaG to strengthen the Austrian financial market. In 2008, FIMBAG acquired 99.78% of Kommunalkredit Austria and in 2009 the entire share capital of Hypo Alpe Adria Bank International AG and committed to related stabilization measures.

The following organizational chart presents the structure of ÖIAG and the extent of its interests in its most significant subsidiaries and equity holdings as of March 19, 2012.

Labor and Social Legislation

Austria’s average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) in 2013 was estimated at approximately 5.5 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 4.2 million.

In recent years, a substantial number of foreign workers have been employed in Austria. An average of approximately 0.53 million such foreign workers were employed in Austria in 2012, representing 15.2% of the labor force. Approximately 32% of the foreign workers are citizens of the countries comprising the former Yugoslavia, one sixth are citizens of Germany and approximately 11% are citizens of Turkey.

The rate of unemployment (according to Eurostat Labour Force Survey), as a percentage of the total number of wage and salary earners, including self-employed and unemployed, was 4.3% in 2012. In 2013 the average number of unemployed was approximately 0.22 million, representing 4.9% of the labor force.

The following table sets forth certain information relating to unemployment and wage increases for the years 2009 through 2013:

	2009	2010	2011	2012	2013
	(%)
Unemployment rate (according to Eurostat Labour Force Survey)	4.8	4.4	4.2	4.3	4.9
Index increase of agreed scale wages	+3.4	+1.5	+2.0	+3.3	+2.6

SOURCE: Eurostat, WIFO database.

Austria’s social security system includes health, maternity, disability and old age benefits, workmen’s compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. Approximately 99% of Austria’s population is covered by health insurance, which is a major part of social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget. In 2012 approximately 51% of the social expenditures (EUR 45.6 billion) are used for old age survivors pensions, 26% (EUR 23.1 billion) are spent on health care and sickness, 9% (EUR 8.5 billion) are used for family allowances, 7% (EUR 6.7 billion) for disability, 5% (EUR 4.6 billion) for unemployment policy and 2% (EUR 1.5 billion) for housing and social inclusion. According to ESSPROS (European System of Integrated Social Protection Statistics) the social expenditure to GDP ratio was 30.2% in 2012.

Foreign Direct Investments

The amount of inward foreign direct investment increased by 5.3% in 2012 following a decrease of 1.9% in 2011. The main part of inward foreign direct investment originates from the 28 EU member states (61.5%). The most important investors in 2012 were Germany and Italy. The proportion of inward foreign direct investment accounted for by the “new” EU member states was only 1.3%. All European countries together accounted for 74% of inward foreign direct investment. The most important European investors in Austria from outside the EU were Switzerland and Liechtenstein (together accounting for a share of 6.6% of inward foreign direct investment in Austria) and Russia (5.2%). Outside Europe, the United States was the single most important investor in Austria, accounting for 11.5% of the total. Japan accounts for 1.7% of inward foreign direct investment. China’s share remained constant in 2012, reaching 0.5%.

Investment in the services sector, which accounted for 87.9% of inward foreign direct investment in 2012, was significantly larger than inward foreign direct investment in the manufacturing sector. Foreign investors have invested mainly in banking and insurance operations (37.9%), professional, scientific and technical services activities (30.4%) and trade (13.6%). Other important industries in which foreign entities have acquired major interests are the chemical industry (3.0%), computer, electronic and optical products (2.1%) as well as real estate (2.0%). In 2012, computer, electronic and optical products, transport equipment and other products and repair experienced the highest increases in foreign direct investment.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Austria became a member of the EFTA at its establishment in 1960. By 1966, all tariffs between EFTA members were eliminated. On May 2, 1992 Austria joined the EEA and its membership in the EU became effective on January 1, 1995.

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of Austria in the years 2009 through 2013.

FOREIGN TRADE(1)

Year	Exports (f.o.b.)	Imports (c.i.f.)	Balance of trade	Exports as a percentage of imports
	(Millions of euros)			(%)
2009	93,739	97,574	–3,835	96.1
2010	109,373	113,652	–4,279	96.2
2011	121,774	131,008	–9,234	93.0
2012	123,544	131,982	–8,439	93.6
2013	125,412	129,962	–4,550	96.5

(1)	Based on movements of goods.

SOURCE: STATISTICS AUSTRIA, WIFO database.

Over the past decade foreign trade has substantially gained importance for the Austrian economy. In 2013, exports of goods at current prices (EUR 125.4 billion) corresponded to a share of 40.0% of GDP, compared to 33.4% in 2000. Austrian exports of goods increased by 1.5% in 2013, the same rate as in 2012. In 2013, total imports decreased by 1.5% compared to 2012 and amounted to EUR 130 billion at current prices. The import share in GDP increased from 35.9% (2000) to 41.5% (2013). As a consequence the Austrian trade balance improved by nearly EUR 4 billion compared to 2012.

In 2013, Germany remained Austria’s most important trading partner, accounting for 30.1% of exports and 37.3% of imports, although exports to Germany as well as imports from Germany decreased in absolute terms in 2013 compared to 2012. Although there is still a high export concentration on the EU-15 market (52% of total goods exports in 2013), this share has decreased in recent years. The region comprising the 21 Central and Eastern European countries is the second most important region—more than one-fifth of all Austrian exports of goods were delivered to these countries. Exports to the United States increased by only 1.9% in 2013 and exports to Switzerland increased by only 1.7% in 2013. China accounted for a share of total exports of 2.5% in 2013, with nominal values increasing by 3.5%, ranks eleventh among the top export destination countries of Austria.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(2005= 100)

	Exports (f.o.b.)		Imports (c.i.f.)
Year	Price index	Volume index	Price index	Year	Price index
2009	104.3	94.9	104.7	2009	104.3
2010	107.0	107.9	109.2	2010	107.0
2011	110.4	116.5	116.0	2011	110.4
2012	111.1	117.4	118.4	2012	111.1
2013	109.9	120.5	116.4	2013	109.9

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE: STATISTICS AUSTRIA, WIFO database.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 2009 through 2013.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	2009	2010	2011	2012	2013	Percentage of 2013
	(Millions of euros)
Exports (f.o.b.):
Food and live animals	5,222	5,671	6,358	6,677	7,091	5.7
Beverages and tobacco	1,516	1,614	1,767	1,785	1,668	1.3
Crude materials, inedible except fuels	2,962	3,692	3,988	3,833	3,838	3.1
Mineral fuels, lubricants and related materials	2,982	3,511	4,112	4,524	3,383	2.7
Animal and vegetable oils, fats and waxes	126	169	230	209	238	0.2
Chemicals and related products n.e.s.	12,116	14,167	15,617	16,456	16,614	13.2
Manufactured goods classified chiefly by material(2)	21,085	25,162	28,515	28,198	27,548	22.0
Machinery and transport equipment	35,292	41,365	46,072	46,963	48,986	39.1
Miscellaneous manufactured articles	12,438	14,022	15,115	14,898	16,046	12.8

Total exports(3)	93,739	109,373	121,774	123,544	125,412	100.0

Imports (c.i.f.):
Food and live animals	6,329	6,679	7,422	7,914	8,399	6.5
Beverages and tobacco	714	866	882	921	826	0.6
Crude materials, inedible except fuels	3,935	5,811	6,709	6,308	5,887	4.5
Mineral fuels, lubricants and related materials	9,845	12,167	15,660	17,297	14,805	11.4
Animal and vegetable oils, fats and waxes	323	374	496	442	391	0.3
Chemicals and related products, n.e.s.	12,227	14,441	16,163	16,448	16,943	13.0
Manufactured goods classified chiefly by material(2)	14,892	18,060	21,516	20,310	19,516	15.0
Machinery and transport equipment	32,238	36,958	41,714	42,068	42,972	33.1
Miscellaneous manufactured articles	17,070	18,294	20,445	20,274	20,222	15.6

Total imports(3)	97,574	113,652	131,008	131,982	129,962	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTICS AUSTRIA, WIFO database.

The following table shows the geographic distribution of Austria’s foreign trade for the years 2009 through 2013.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	2009	2010	2011	2012	2013	Percentage of 2013
	(Millions of euros)
Exports (f.o.b.):
EU countries(2)
Germany	29,179	34,530	38,042	37,843	37,744	30.1
Italy	7,586	8,576	9,345	8,447	8,175	6.5
United Kingdom	2,871	3,319	3,553	3,406	3,578	2.9
Czech Republic	3,430	4,145	4,763	4,471	4,360	3.5
Hungary	2,917	3,345	3,775	3,688	3,936	3.1
Other EU countries	21,672	24,361	26,490	27,532	28,533	22.8

Total EU countries	67,655	78,275	85,969	85,387	86,325	68.8
Other countries
Switzerland	4,347	5,199	5,986	6,232	6,337	5.1
Eastern European countries(3)	3,758	4,424	4,963	5,244	5,567	4.4
United States	4,035	4,958	6,389	6,932	7,062	5.6
All other countries	13,945	16,517	18,467	19,748	20,121	16.0

Total exports(4)	93,739	109,373	121,774	123,544	125,412	100.0

Imports (c.i.f.):
EU countries(2)
Germany	39,827	44,851	50,050	49,587	48,478	37.3
Italy	6,627	7,690	8,527	8,209	7,871	6.1
United Kingdom	1,606	1,728	2,018	2,183	2,076	1.6
Czech Republic	3,382	4,186	4,879	4,894	5,331	4.1
Hungary	2,337	3,132	3,654	3,761	3,677	2.8
Other EU countries	17,985	21,280	25,054	25,166	25,026	19.3

Total EU countries	71,765	82,867	94,182	93,800	92,459	71.1
Other countries
Switzerland	5,620	5,941	7,045	6,870	6,815	5.2
Eastern European countries(3)	2,652	3,761	5,030	5,666	4,728	3.6
United States	2,562	3,261	3,764	4,114	4,297	3.3
All other countries	14,975	17,822	20,987	21,532	21,664	16.7

Total imports(4)	97,574	113,652	131,008	131,982	129,962	100.0

(1)	Based on movements of goods.
(2)	The EU consists of Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom.
(3)	Albania, Belarus, Bosnia and Herzegovina, Croatia, Kosovo, Macedonia, Moldova, Montenegro, Russia, Serbia, Ukraine.
(4)	Amounts may not add due to rounding.

SOURCE: STATISTICS AUSTRIA, WIFO database.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), Central Bank of Austria, for the years 2008 through 2012.

BALANCE OF PAYMENTS(1)

	2008	2009	2010	2011	2012
	(Millions of euros)
Current account	13,757	7,487	9,740	4,081	5,465
Goods	–570	–2,444	–3,181	–7,502	–6,930
Exports	121,511	96,901	111,504	124,411	125,779
Imports	122,083	99,344	114,686	131,912	132,710
Services	14,248	12,679	13,176	13,651	14,666
Travel(2)	7,056	6,230	6,413	6,954	6,950
Income	1,693	–1,118	1,574	–149	–279
Current transfers	–1,614	–1,631	–1,829	–1,919	–1,992
Capital account	–42	100	184	–378	–399
Financial account	–14,966	–9,942	–3,382	–3,903	–4,988
Direct investment	–15,385	–137	–7,405	–10,800	–9,473
Portfolio investment	26,527	–7,031	–6,944	16,018	5,807
Other investment	–26,979	–5,692	12,252	–9,156	–1,195
Financial derivatives	280	544	–190	764	808
Reserve assets	592	2,374	–1,095	–727	–935
Errors and omissions	1,250	2,354	–6,541	200	–78

(1)	Amounts may not add due to rounding.
(2)	Including international passenger transport.

SOURCE: WIFO database.

In 2012, the current account surplus amounted to EUR 5.5 billion, or 1.8% of gross domestic product. The surplus resulted primarily from the very positive development in services trade, to which all services sectors contributed. Though Austria’s exports of goods increased, its trade balance remained negative due to increasing energy and commodity prices. Contrary to the improved sentiment in the non-financial business sector, the capital markets remained restrained by uncertainty, precaution and low activity.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999, the euro was introduced as the legal currency of participating Member States of the European Union. During a transition period from January 1, 1999 until December 31, 2001, the Austrian schilling (ATS) was a non-decimal unit of the euro, expressed by the conversion rate irrevocably fixed on December 31, 1998 at ATS 13.7603 per 1 euro. Both the euro and the schilling were initially legal tender in Austria. Euro coins and bank notes became available on January 1, 2002. The Austrian schilling ceased to be legal tender at the end of February 2002.

The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE EURO

Annual average
2009	1.393
2010	1.327
2011	1.392
2012	1.286
2013	1.328
Monthly average
January 2014	1.361
February 2014	1.366
March 2014	1.382
April 2014	1.381
May 2014 (through May 13, 2014)	1.385

SOURCE: WIFO database.

The exchange rate of the euro was at 1.326 USD per EUR on January 2, 2013 and closed the year at 1.379 USD per EUR. During 2013, the Euro reached its low at 1.277 USD per EUR on March 27, 2013 and its peak at 1.381 USD per EUR on December 27, 2013.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s central bank in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 100% of whose shares are owned by the Republic of Austria by law. The transfer of shares in OeNB is subject to approval by the bank’s general meeting.

The OeNB is supervised by a General Council (Generalrat) consisting of fourteen members: the President and Vice-President of the OeNB, six members appointed by the Federal Government, and six members elected by the shareholders meeting. Pursuant to the National Bank Act, the members of the General Council shall include representatives from banks, industry, trade, small business and agriculture, as well as representatives of salaried employees and wage earners. The daily business of OeNB is run by the Directorate (Direktorium) consisting of the Gouverneur, the Vice-Gouverneur and two other members.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks: Upon Austria’s entry into the final stage of the European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (“NCBs”) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ESCB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ESCB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the Member States; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the NCBs of the Member States. Each NCB’s capital share is based on the respective Member State’s share in the population and the GDP of the EU. As of January 1, 2014, the OeNB had a share of 1.96% in the subscribed capital of the ECB.

By establishing the ECB, the participating Member States abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to the ECB.

The ECB requires credit institutions established in the participating Member States, including OeKB, to hold minimum reserves on accounts with the national central banks, which, in OeKB’s case, are held by OeNB. OeKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Single Supervisory Mechanism (SSM): The ECB is preparing to take on new banking supervision tasks as part of a single supervisory mechanism. The SSM will create a new system of financial supervision comprising the ECB and the national competent authorities of participating EU countries. Among these EU countries are those whose currency is the euro and those whose currency is not the euro but who have decided to enter into close cooperation with the SSM. Specific tasks relating to the prudential supervision of credit institutions will be conferred on the ECB according to Article 127(6) of the Treaty on the Functioning of the European Union. The main aims of the SSM will be to ensure the safety and soundness of the European banking system and to increase financial integration and stability in Europe. The ECB will be responsible for the effective and consistent functioning of the single supervisory mechanism, cooperating with the national competent authorities of participating EU countries. It is expected that the ECB will assume its new banking supervision responsibilities in autumn 2014, 12 months after the regulation creating the supervisor enters into force.

Banking System

As of the end of 2013, Austria had a total of 790 independent banks (Kreditinstitute, or credit institutions), which are classified into seven sectors on the basis of their legal status:

•	45 joint stock banks and private bankers

•	49 savings banks

•	11 regional mortgage banks

•	509 rural credit cooperatives

•	61 small business credit cooperatives

•	4 building and loan societies

•	83 special purpose banks

•	30 branches of foreign banks

While the number of credit institutions was 19 less than as of the end of 2012 (809 banks), the total number of branches and banking outlets increased from 4,441 to 4,468.

Unless otherwise specified, data in this section refer to all Austrian-based credit institutions, including those under foreign ownership.

Business Activity and Earnings Situation. The aggregate total assets of all Austrian-based credit institutions decreased by 5.4% in 2013 compared with 2012. Loan demand was slightly less than in 2012, with the public sector showing a decrease by 7.0%. In 2013, foreign currency-denominated loans declined by 15.8%. Growth of domestic nonbanks’ deposits was 2.3% in 2013, mainly due to an increase in demand deposits (+9.1%), while time deposits increased only by 3.8%. Savings deposits declined slightly (-2.8%) and direct domestic issues by banks declined by 3.5% in 2013.

In 2013, the total operating profit of all Austrian-based credit institutions fell by 11.4% compared to 2012. This development resulted from essentially unchanged interest income (+0.01%), a decline in revenues from securities and participating interests (-17.7%) and an increase in commission income (+5.8%). Net income from financial transactions, however, showed a decrease of 21.4%. Operating income stayed at essentially the same level as in 2012 (-0.78%), whereas operating expenses increased by 4.3%. As a result, the cost/income ratio increased to 67.7%. Six Austrian banks (Erste Group, BAWAG P.S.K, Österreichische Volksbanken AG, Raiffeisen Zentralbank as well as two Raiffeisen Landesbanks) together with Italy-owned UniCredit Bank Austria are going to be supervised under the Single Supervisory Mechanism (SSM).

Hypo Alpe Adria wind-down. In December 2009, the Republic of Austria acquired the entire share capital of Hypo Alpe-Adria-Bank International AG, the parent company of Hypo Alpe Adria, in order to stabilize the distressed bank. Since then, several state support measures have been granted to Hypo Alpe Adria and the state aid procedure with the European Commission has been conducted. In September 2013 a final resolution plan and future state aids up to EUR 5.4 billion through capital measures and up to EUR 3.3 billion through liquidity support were approved by the European Commission. According to the resolution plan, Hypo Alpe Adria has to sell its Austrian bank subsidiary and several entities in Southeastern Europe by June 30, 2015. The remaining parts of the group have discontinued all business activities and are marked for wind-down. On March 14, 2014, the Minister of Finance, supported by a group of national experts (the “Task Force”), decided to implement a “bad bank” in the form of a special legal entity called “Anstalt” for the wind-down part of state owned Hypo Alpe-Adria-Bank International AG.

Exposure to Peripheral European Countries and Eastern Europe Regions and Countries

As of June 30, 2013, the total international exposure (claims) of Austrian banks amounted to EUR 332 billion or 105% of Austrian GDP.

As Austrian banks have strongly focused their activities on countries in Central, Eastern and Southeastern Europe (“CESEE”), they are only marginally exposed to the “peripheral” euro zone markets currently faced with difficult conditions, namely Cyprus, Spain, Greece and Portugal. The exposure of Austrian banks to CESEE is fairly large, but broadly diversified. At the end of September, 2013, majority-Austrian-owned banks had a total exposure of EUR 206 billion to the CESEE area, which corresponds to a decrease of 3.3% compared to September 30, 2012. The integration of the Austrian banking sector with this region continues to be broadly based, with the EU-2004 countries—some of which have recently again been facing higher political risks—accounting for as much as 83% of the exposure. In 2012, the CESEE subsidiaries generated an aggregate period result of some EUR 2 billion. Unlike in 2011, the increase was attributable to decreasing provisioning rather than improved operating profits. In the six months ended June 30, 2013 profits in CESEE reached EUR 1.4 billion, about the same as in the first six months in previous years.

Due to a still weak macroeconomic environment, credit quality continued to decrease. The aggregate loan loss provision ratio of Austrian banks’ CESEE subsidiaries stood at around 8.0% in September 2013. Although the volume of outstanding foreign currency loans has been decreasing further in 2013 (from approximately EUR 35 billion as of third quarter 2012 to approximately EUR 29 billion as of third quarter 2013), this still represents another challenge for Austrian banks. Nevertheless, there is further potential for growth in the region and, thanks to their broadly diversified exposure, Austrian banks are well positioned to exploit strategic growth opportunities.

Monetary Policy

In order to fulfill the mandate of maintaining price stability, the EC Treaty accords the Eurosystem (term used to refer to the ECB and the NCBs of the Member States that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy, which was announced in October 1998 and thoroughly evaluated four and a half years after the introduction of the euro in May 2003, consists of three main elements: a quantitative definition of price stability, a broadly based assessment of the outlook for price developments, and a prominent role for money in the assessment of risks to price stability. The last two elements are also referred to as the two pillars which structure the comprehensive analysis on which monetary policy decisions are based. While the economic analysis identifies short to medium-term risks to price stability, the monetary analysis should help assessing medium to long-term trends in inflation.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

The euro money market, in which the TARGET (Trans-European Automated Real-time Gross settlement Express Transfer) System payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity in the unsecured segment at conditions at least as favorable as the minimum bid rate in the tender operations.

As of December 31, 2013, the Austrian share amounted to approximately 3.1% of the total Eurozone reserve requirement. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 1% in 2013. In the course of 2013, required reserves remained stable at approximately EUR 3.2 billion in December 2013 compared to December 2012. Minimum reserves accrue interest on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. This means that for the year 2013 the rate was between 0.25% and 0.75%.

The following table sets out Austria’s official reserve assets as at December 31, 2011, 2012 and 2013.

	December 31, 2011	December 31, 2012	December 31, 2013
Official Reserve Assets	16,688	19,446	16,893
1. Foreign currency assets (in convertible foreign currencies)	5,465	6,027	5,863
(1a) Securities	3,864	5,198	5,232
(1b) total currency and deposits with:	1,601	829	631
(i) other national central banks BIS and IMF	480	199	246
(ii) banks headquartered in the euro area and located abroad	0	0	0
(iii) banks headquartered and located outside the euro area	1,121	630	385
2. IMF reserve position	1,022	1,282	1,154
3. SDRs	2,005	1,949	1,991
4. Gold (including gold deposits and gold swapped)	10,954	11,353	7,843
- volume in millions of fine troy ounces	9	9	9
5. Other reserve assets	0	15	41
- financial derivatives	0	15	41
Other Foreign Currency Assets	86	4,422	714
- securities not included in official reserve assets	506	576	700
- deposits not included in official reserve assets	4,049	455	0
- loans not included in official reserve assets	0	0	0
- financial derivatives not included in official reserve assets	–133	19	14

SOURCE: ECB.

The ECB has exclusive authority for the issuance of banknotes within the euro area. Since Austria joined the European Economic and Monetary Union, the OeNB publishes data on the number of banknotes in circulation, calculated by the ECB in accordance with decision ECB/2001/15. According to these calculations, there were EUR 24,497 million banknotes in circulation in Austria as at December 31, 2013, EUR 23,298 million at December 31, 2012, and EUR 22,687 million at December 31, 2011.

REVENUES AND EXPENDITURES

Federal Budget

Since 2009, the annual budget process on the federal level has been split into two parts: the preparation of the Medium-Term Expenditure Framework (“MTEF”) in the spring and the annual budget, which is based on the MTEF.

The MTEF, concerning only the federal government and accompanied by the presentation of a Budget Strategy Report, was introduced in January 2009 in order to enhance budgetary stability. Under the new rules, the Parliament is obliged to adopt a four-year plan, setting binding expenditure limits in nominal terms for the five main budgetary headings. Annually in the spring, the Parliament rolls the four-year plan forward by one year. The expenditure ceilings are either fixed and flexible. Flexible expenditure ceilings are used for areas exposed to cyclical fluctuations, such as social security allocations. Ceilings are also set at the sub-heading level, or “chapters”, but these are binding only for the following year and are only indicative for the remaining three years. The MTEF is intended to serve as a basis for the planning, implementation and control of the priorities and budgetary objectives set out by the government. For the annual budget, the broad expenditure categories by chapter have to be broken down to each appropriation account. Fixed expenditure items are required to be consistent with the MTEF, and budgeted amounts for variable expenditure items are set based on the current economic forecast. Deviations from the ceilings are only permitted to the extent of the amount of existing reserves and additional revenues. For each ministry, any unspent appropriations at the end of the year may be accrued as reserves, thereby encouraging a more efficient use of resources. Both the MTEF and the annual budget must be approved by Parliament. If the estimated funds of the budget or fixed expenditure ceilings of the MTEF are not sufficient, an amendment to the budget law or the MTEF, respectively, would be required to be passed by Parliament. Budget deficits are financed by government borrowing either domestically or externally.

Pursuant to the Federal Constitution, the Rechnungshof (the Court of Accounts) is mandated with the audit of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

The figures of the federal budget are presented on a cash basis and cover only parts of the Austrian government sector. For international comparison and assessment of the Austrian fiscal position, budget figures for the “general government sector” have to be prepared in accordance with the accrual based system of national accounts. In addition to the federal budget, the “general government sector” as defined in the Maastricht treaty and in the 1995 European System of Accounts (ESA’95) also includes the provincial governments (Länder), the local authorities (Gemeinden) and the social security sector.

In the wake of the international financial crisis, the Austrian economy contracted by 3.5% in real terms in 2009. The effects of the automatic stabilizers as well as substantial discretionary counter-cyclical measures taken by the Austrian government resulted in an increase in the deficit ratio to 4.1% of GDP in 2009 and 4.4% of GDP in 2010. The debt ratio, which had fallen to 60.2% of GDP by the end of 2007, started to rise again beginning in 2008 (2008: 63.8% of GDP) and was at 71.8% of GDP in 2010. In 2011, the deficit ratio declined to 2.5% of GDP, whereas the debt ratio increased to 72.4% of GDP. For the year 2012, the deficit ratio increased to 3.1% of GDP, and the debt ratio reached 74.7% of GDP. In 2013, the deficit ratio declined to 1.5% of GDP, and the debt ratio was almost unchanged at 74.5% of GDP. In 2014, however, both ratios are expected to increase, mainly due to the effects of the implementation of the wind-down unit for state-owned Hypo Alpe Adria Bank International AG and are expected to be at 2.7% of GDP and at 79.2% of GDP, respectively. For the following years, the general government deficit is budgeted to be reduced again to 1.4% of GDP in 2015 and to 0.7% of GDP by 2016 and the debt ratio is expected to fall to 77.6% of GDP in 2015 and to 75% of GDP in 2016 (Source: Österreichisches Stabilitätsprogramm 2013-2018).

Deficit Restrictions and Excessive Deficit Procedure under the EU Stability and Growth Pact

To ensure continuous budgetary discipline in the European Monetary Union, the Member States agreed on the main elements of a Stability and Growth Pact (the “Pact”) in 1996. According to the Pact, which was last amended in 2011, Member States must converge and adhere to their medium-term budgetary objectives in order to ensure the long-term sustainability of public finances and to minimize the risk of government deficits exceeding the reference value of 3% of GDP under the Treaty on the Functioning of the European Union (“TFEU”). In addition, 25 Member States, including Austria, agreed on national “debt brakes”, pursuant to which the structural deficit may not exceed 0.5% of GDP after a transition period.

Under the TFEU and the Pact, a Member State whose general government deficit exceeds the reference value of 3% of GDP becomes subject to the Excessive Deficit Procedure (“EDP”). Under the EDP, the Economic and Finance Affairs Council (the “Ecofin Council”) determines whether an excessive deficit exists. The Ecofin Council is composed of Economics and Finance Ministers of the Member States. If it determines that an excessive deficit exists, the Ecofin Council, based on a recommendation by the European Commission, will recommend corrective measures aimed at correcting the excessive deficit and will review the corrective measures taken by the Member State. For those Member States whose currency is the euro, the Pact contemplates a set of financial sanctions. After the amendment of the Pact in 2011, those Member States can be required to provide an interest bearing deposit of 0.2% of GDP upon the determination that an excessive deficit exists. If the Ecofin Council, after reviewing a Member State’s corrective measures, decides that no effective action has been taken to correct the excessive deficit, it can impose a fine of 0.2% of GDP. The Ecofin Council takes these decisions by using the reversed qualified majority voting rule, i.e. a Commission’s recommendation on financial sanctions will be adopted, unless the Ecofin Council decides with a qualified majority to reject the Commission’s recommendation. However, the Pact provides that the 3% limit may be exceeded temporarily without triggering an EDP in the case of a severe economic downturn or when the deviation is the result of an unusual event outside of the control of the Member State concerned, provided that the deviation does not endanger the sustainability of the fiscal position over the medium term.

On December 2, 2009, the Ecofin Council determined that an excessive deficit existed in Austria and recommended that Austria adopt fiscal consolidation measures beginning 2011 at the latest in order to reduce the deficit to below 3% of GDP by 2013, which requires an annual consolidation effort of 0.75 percentage point of GDP in the years 2011 to 2013.

On April 29, 2014 the updated Austrian Stability Program for the period 2013 to 2018 was submitted to the Council of the European Union, the European Commission and the Austrian Parliament as well as to the social partners and the partners in the Austrian revenue sharing system. Under this program, the general government deficit for 2013 was 1.5% of GDP. For 2014, the general government deficit was forecast to be 1.0% of GDP and was expected to fall to 0.9% of GDP by 2015. These deficit estimates, which were prepared in accordance with the guidelines published by EUROSTAT, were impacted by the implementation of a wind-down unit for state owned Hypo Alpe Adria Bank International AG, which will cause the deficit for 2014 to actually increase to 2.7% of GDP, followed by a decline to 1.4% of GDP in 2015. The debt ratio is expected to increase to 79.2% of GDP in 2014 and to decrease thereafter.

Treaty on Stability, Coordination and Governance in the European Economic and Monetary Union

On January 1, 2013, the Treaty on Stability, Coordination and Governance in the European Economic and Monetary Union was ratified by twelve Euro Area Member States and entered into force. Its provisions are binding for Euro Area Member States, while the other Member States will only be bound if they adopt the euro, unless they declare their intention to be bound by certain provisions of the treaty at an earlier date. The core set of rules aims at further strengthening fiscal discipline within the euro area and is also known as the “fiscal compact.” The Treaty on Stability, Coordination and Governance in the European Economic and Monetary Union is not EU law but an entirely new intergovernmental agreement. Therefore, the fiscal compact does not replace the Pact, but is applicable in parallel to the Pact. The fiscal compact requires contracting parties to ensure convergence towards the country-specific medium-term budgetary objectives, as defined in the Pact, with an upper limit of a structural deficit of 0.5% of GDP. In the event of a deviation from this rule, an automatic correction mechanism will be triggered, with escape clauses for exceptional circumstances. These budget rules are to be transposed into national law through provisions of “binding force and permanent character, preferably constitutional” no later than one year after the entry into force of the treaty, i.e., by January 1, 2014 at the latest.

If a contracting party does not comply with this obligation, the matter will automatically be brought before the EU Court of Justice. The court’s judgment would be binding, and, in the case of non-compliance with the judgment, could be followed up with a penalty of up to 0.1% of GDP, payable to the European Stability Mechanism (“ESM”) in the case of Euro Area Member States. Moreover, the contracting parties agreed that financial assistance will only be granted under the ESM if the relevant Member State has ratified the Treaty on Stability, Coordination and Governance in the European Economic and Monetary Union by March 1, 2013 and transposed the provisions relating to the balanced budget rule into national law within the time frame set in the fiscal compact. Finally, the fiscal compact includes a commitment by Euro Area Member States to adopt the European Commission’s recommendations in the framework of an EDP unless opposed by a qualified majority. On May 9, 2012, the Federal Government together with the provincial governments (Länder) and the local authorities (Gemeinden) agreed on the “Austrian Fiscal Compact 2012” which, after being approved by the Nationalrat as well as the regional parliaments, entered into force retroactively as of January 1, 2012.

Response to the European Sovereign Debt Crisis

After Greece had experienced serious difficulties in accessing the financial markets to obtain new borrowings to cover its substantial financing needs in the first months of 2010, the Euro Area Member States concluded that the stability of the euro area as a whole was threatened and agreed to help Greece meet its financing needs. In May 2010, the Euro Area Member States agreed to provide Greece with stability support in the form of pooled bilateral loans of up to EUR 80 billion, parallel to a loan facility provided by the International Monetary Fund (“IMF”) of up to EUR 30 billion. The amounts under the so-called Greek Loan Facility were to be disbursed over the period May 2010 through June 2013. The share of Austria amounted to approximately EUR 2.3 billion.

On May 10, 2010, the Council of the European Union and the Member States decided on a temporary package of measures to address the risk of contagion in an environment of fragile financial markets and to preserve financial stability in Europe. This package included the European Financial Stabilization Mechanism (“EFSM”), a facility of up to EUR 60 billion guaranteed by the EU budget. In addition, the Euro Area Member States established the European Financial Stability Facility (“EFSF”). This special purpose vehicle was initially authorized to issue bonds guaranteed by Euro Area Member States up to an aggregate principal amount of EUR 440 billion for the purpose of on-lending to Euro Area Member States in financial difficulties. The IMF agreed to participate in financing arrangements up to EUR 250 billion. The EFSF became fully operational on August 4, 2010 and commenced refinancing activities at the beginning of 2011. In mid-2011, the Heads of State or Government agreed to increase the EFSF’s guarantee commitments from EUR 440 billion to EUR 780 billion (with Austria’s total participation amounting to approximately EUR 21.6 billion) and to increase its scope of activity to include additional measures designed to alleviate the Greek debt crisis and the stability of the euro area as a whole. These amendments to the EFSF framework became effective in October 2011. As of July 1, 2013, the European Stability Mechanism (“ESM”), which is discussed below, became the sole and permanent mechanism for responding to new requests for financial assistance by Euro Area Member States. The EFSF may no longer engage in new financing programs or enter into new financial assistance facility agreements, but will remain active in financing its ongoing programs. It is expected to be dissolved and liquidated once it has received full payment of financing granted to Euro Area Member States and once it has repaid its liabilities under financial instruments issued and any obligations to reimburse guarantors.

The first Euro Area Member State to receive support from the EFSM and EFSF was Ireland. Under this program, a total of EUR 67.5 billion from the EFSM, the EFSF, the IMF and bilateral loans was made available for Ireland beginning in 2011. In November 2013, the Irish government announced its decision not to request successor financial assistance, and the financial assistance program for Ireland expired as planned in December 2013.

In early April 2011, Portugal officially applied for support under the financial support mechanisms. Financial support is provided for the period from 2011 to mid-2014 on the basis of an agreement on an economic adjustment program, which was negotiated between the Portuguese authorities and the European Commission, the IMF and the ECB in May 2011. The total financial support agreed upon amounted to EUR 78 billion, including EUR 26 billion financed through the EFSM, EUR 26 billion financed through the EFSF and EUR 26 billion financed through the IMF. In May 2014, the Portuguese Government decided to conclude and exit the program, which ends on May 17, 2014, without requesting any further financial assistance.

In June 2013, it was decided to extend the average maturities of loans granted to Ireland and Portugal through the EFSM and the EFSF by seven years (i.e., from 12.5 years to 19.5 years), in order to reduce these countries’ refinancing needs following their respective economic adjustment programs. In addition, the decisions authorize the European Commission to extend the maturity of installments and tranches at the request of the respective country and to refinance all or part of its borrowings for such purpose.

In July 2011, the Heads of State or Government of the euro area and EU institutions agreed to support a new program for Greece that included IMF support and a voluntary contribution from the private sector. A sufficient majority of private sector creditors accepted a voluntary exchange of Greek debt in early March 2012. Of a total of EUR 205.6 billion in bonds eligible for the exchange offer, approximately EUR 197 billion, or 95.7%, was exchanged. Accordingly, in March 2012, the Euro Area Member States formally approved a second adjustment program for Greece. Under the second program, the EFSF and the IMF committed the undisbursed amounts of the first program plus an additional EUR 120.2 billion and approximately EUR 18 billion, respectively, for the years 2012 to 2016. Thus, the EFSF committed an overall amount of EUR 144.6 billion (including amounts already committed or disbursed for the involvement of private sector creditors and bank recapitalization) for the years 2012 to 2014, while the IMF committed to contribute EUR 28 billion over the course of a four-year period.

In February 2012, the Euro Area Member States signed the Treaty establishing the ESM. After the ESM Treaty was ratified by the Euro Area Member States, the ESM was launched on October 8, 2012. The ESM is designed as a permanent stability mechanism that assumes the tasks previously fulfilled by the EFSF and the EFSM. The ESM is an intergovernmental organization under public international law. Following Latvia’s accession to the ESM at the beginning of 2014, the ESM now has an effective lending capacity of EUR 500 billion backed by an authorized capital stock of ca. EUR 702 billion. The authorized capital stock is divided into paid-in shares (ca. EUR 80.2 billion) and callable shares (committed by ESM Members). The contribution of each Euro Area Member State is based on the paid-in capital for the ECB. On this basis, Austria’s contribution amounts to approximately 2.8% of the aggregate contributions to the ESM. At the beginning of May 2014, the ESM’s paid-in capital reached a level of EUR 80 billion, corresponding to the initial target level set in 2012. In line with the ESM Treaty, Latvia will make its payments in five annual installments of 20% each of the total amount. Austria has contributed paid-in capital in a total amount of approximately EUR 2.2 billion to the ESM.

The ESM’s purpose is to provide financial assistance to Euro Area Member States experiencing or threatened by severe financing problems, if such assistance is deemed essential to safeguard financial stability in the euro area as a whole. The ESM is allowed to use the same range of instruments that was put in place for the EFSF. In addition to loans to beneficiary Euro Area Member States, the ESM can provide precautionary financial assistance as well as loans to Euro Area Member States for the recapitalization of financial institutions. It is also authorized to purchase bonds of beneficiary Euro Area Member States in the primary and secondary markets. Financial support is subject to strict economic policy conditionality. Furthermore, the contracting parties stated in the ESM Treaty that as of March 1, 2013, only Euro Area Member States that have ratified the Treaty on Stability, Coordination and Governance in the Economic and Monetary Union (also known as the “fiscal compact”) and have implemented the balanced budget rule as specified in the fiscal compact within the agreed time line (one year after entry into force) are eligible for financial support from the ESM. Financial assistance from the ESM is activated upon an ESM Member’s request. Once such a request is made, active participation of the IMF will be sought. The ESM’s rules provide for case-by-case participation of private sector creditors, consistent with IMF policies. In order to facilitate this process, standardized and identical collective action clauses are included in the terms and conditions of all new euro area government bonds issued on or after January 1, 2013 with a maturity of more than one year. ESM loans enjoy preferred creditor status in a similar fashion to those extended by the IMF, while accepting preferred creditor status of the IMF over the ESM. In the event of ESM financial assistance in the form of ESM loans following a European financial assistance program existing at the time of the signature of the ESM Treaty, the ESM will enjoy the same seniority as all other loans and obligations of the beneficiary ESM Member, with the exception of the IMF loans. In principle, all major decisions under the ESM are taken by mutual agreement. However, the ESM Treaty provides for an emergency voting rule. In the event that the European Commission and the ECB conclude that an urgent decision related to financial assistance is needed because the financial and economic sustainability of the euro area is threatened, the mutual agreement rule requires a qualified majority of 85%.

In June 2012, the Spanish government requested financial assistance for the recapitalization of financial institutions from the Euro Area Member States. On July 20, 2012, ministers of the Euro Area Member States unanimously agreed to grant such financial assistance. The assistance was initially financed by the EFSF and then transferred to the ESM. The ESM disbursed a total of EUR 41.3 billion to the Spanish government for the recapitalization of the country’s banking sector. In January 2014, the financial assistance program of the ESM for Spain was formally concluded. The ESM announced that Spain will not request any follow-up assistance from the ESM.

In August 2012, the ECB announced that it may undertake outright open market operations of a size adequate to address the severe malfunctioning in the price formation process in the bond markets of Euro Area Member States. In addition, the Governing Council may consider undertaking further non-standard monetary policy measures according to what will be required to repair monetary policy transmission and will design appropriate modalities for these policy measures. In September 2012, the ECB detailed the modalities for undertaking Outright Monetary Transactions (OMTs) in secondary markets for sovereign bonds in the euro area. Within its mandate to maintain price stability over the medium term and in observance of its independence in determining monetary policy, the ECB intends to preserve the singleness of its monetary policy and to ensure the proper transmission of its policy stance to the real economy throughout the euro area. OMTs are aimed at enabling the ECB to address severe distortions in government bond markets.

In the fall of 2012, the outlook for the sustainability of Greek government debt had worsened compared to March 2012, when the second program was concluded, mainly on account of a deteriorated macro-economic situation and delays in program implementation caused by two elections rounds. Against this background, in November 2012 the euro area finance ministers and the IMF agreed to extend the fiscal adjustment path by two years and on a package of measures aimed at reducing Greece’s debt to 124% of GDP by 2020. In parallel, Greece carried out a successful public debt buy-back tender process. Under the second program, the EFSF disbursed EUR 108.3 billion in 2012 and EUR 25.3 billion in 2013. As of April 28, 2014 the cumulative amount disbursed was EUR 139.9 billion, or 96.75% of the total amount available from the EFSF.

Following a request by Cyprus in June 2012, the EU, the ECB, the IMF and Cypriot authorities reached an agreement in April 2013 on the key elements necessary for a future macroeconomic adjustment program, including a combined financing package of up to EUR 10 billion designed to help Cyprus cover its financing needs. To this package the ESM will provide up to EUR 9 billion, and the International Monetary Fund (IMF) is expected to contribute around EUR 1 billion. In April 2013, the ESM Board of Governors approved the financial assistance facility agreement granting stability support to Cyprus. The first tranche of the financial assistance payments was split in two separate disbursements: the first disbursement of EUR 2 billion was made in May 2013, and the second disbursement of EUR 1 billion was made in June 2013. The second tranche of EUR 1.5 billion was paid in September 2013, the third tranche of EUR 100 million in December 2013 and the fourth tranche of EUR 150 million in April 2014. In May 2013, the IMF also approved its EUR 1 billion arrangement for Cyprus in support of the authorities’ economic adjustment program. As of April 4, 2014, the cumulative amount disbursed by the ESM was EUR 4.75 billion.

Federal Accounts and Budget

The federal accounts as set forth below for the years 2009 to 2013 were audited by the Rechnungshof and approved by the Nationalrat.

For further information concerning the budget for the fiscal years 2009 to 2013, see “Tables and Supplementary Information—Part 2: Republic of Austria—I. Federal Revenues and Expenditures”.

SUMMARY OF REVENUES AND EXPENDITURES

	2009	2010	2011	2012	2013
	(Millions of euros)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	63,314	65,492	69,858	73,153	76,370
Less: transfers to provinces, municipalities and funds	(23,397)	(23,340)	(25,414)	(26,458)	(27,598)
Transfer to EU—budget	(2,279)	(2,336)	(2,512)	(2,888)	(2,971)

Total taxes and levies—net	37,638	39,816	41,931	43,807	45,801
Other sources	24,739	19,619	21,521	22,124	25,563
Total revenues	62,376	59,434	63,452	65,931	71,364

Total Expenditures	69,457	67,287	67,814	72,880	75,567
Budget deficit—net of public debt redemptions	7,080	7,853	4,362	6,949	4,204
Budget deficit—net, as a percentage of gross domestic product	(2.6%)	(2.7%)	(1.5%)	(2.3%)	(1.3%)
General Government deficit in national accounts delineation (“Maastricht” deficit)—as a percentage of gross domestic product	(4.1%)	(4.5%)	(2.5%)	(3.1%)	(1.5%)
Central Government deficit in national accounts delineation (“Maastricht” deficit)—as a percentage of gross domestic product	(3.2%)	(3.5%)	(2.4%)	(2.6%)	(1.6%)
II. Financing Account
Expenditure	45,266	47,031	63,280	44,007	47,778
Revenue	52,346	54,884	67,642	50,956	51,981

Surplus	7,080	7,853	4,362	6,949	4,204

Differences may arise due to rounding

On January 1, 2013, the Federal Budget Reform 2013 came into effect. The key elements of the reform are the following: performance oriented (instead of input oriented) budgeting; enhanced accountability of ministries and budget managing bodies; improved structuring by implementing Global Budgets and Detail Budgets; a new accounting system including capital finance accounting, operating statements and capital accounting, which replaces the former system of governmental accounting. Due to this new accounting system, the amounts shown in the Federal Budget 2013 are only to a limited extent comparable to previous years’ figures.

SOURCE: Federal Ministry of Finance.

Taxation

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 50% on taxable income in excess of EUR 51,000. For employees, this top marginal rate is reduced to about 43% by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 25%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The latest agreement concluded in 2008 covers the period 2008 to 2014.

Austria is a party to tax treaties with 54 countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the total direct domestic and external debt of Austria outstanding at December 31 for the years indicated:

	December 31,
	2008	2009	2010	2011	2012
	(Millions of euros)
Domestic	160,053	172,985	182,886	190,986	201,671
External(1)	7,870	5,092	3,856	2,624	0

Total	167,923	178,077	186,742	193,610	201,671

Less: Holdings of own Bonds	(5,952)	(9,362)	(9,972)	(10,435)	(12,121)

Total	161,971	168,715	176,770	183,175	189,550

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE: Austrian Federal Financing Agency.

As of December 31, 2012, after giving effect to currency swaps, there was no external funded debt outstanding.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act. The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 2008 through 2012.

GUARANTEED DEBT

	December 31,
	2008	2009	2010	2011	2012
	(Millions of euros)
Domestic	80,518	92,038	95,991	87,331	85,752
External(1)	23,232	25,646	25,460	27,232	23,397

Total Guaranteed Debt(2)	103,750	117,684	121,451	114,563	109,149

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 1.6 billion as of December 31, 2012.

SOURCE: Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2012.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2013	2014	2015	2016	2017
	(Billions of euros)
Interest	7.3	6.7	6.0	6.4	5.1
Principal	19.8	19.9	12.1	12.4	15.4

Total	27.1	26.7	18.1	18.8	20.4

SOURCE: Austrian Federal Financing Agency.

As of December 31, 2012, after giving effect to currency swaps, there was no external funded debt outstanding.

TABLES AND SUPPLEMENTARY INFORMATION

PART 1: OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

I. OUTSTANDING DEBT AS OF DECEMBER 31, 2013

Outstanding Issues Report as of 12/31/2013

Issue	Issue Date	Termination Date	Interest Rate	Nominal	Amount in EUR based on exchange rate as of 12/31/2013
USD 1.000.000.000 1.375% Guaranteed Global Notes	1/21/2011	1/21/2014	1.37500%	USD 1,000,000,000.00	EUR 725,110,579.36
CHF 650.000.000 Floating Rate Notes	2/21/2012	2/21/2014	0.37100%	CHF 650,000,000.00	EUR 529,488,432.71
USD 300.000.000 Floating Rate Notes	2/21/2012	2/21/2014	0.73910%	USD 300,000,000.00	EUR 217,533,173.81
USD 700.000.000 Floating Rate Notes	3/28/2012	3/28/2014	0.64685%	USD 700,000,000.00	EUR 507,577,405.55
USD 200.000.000 Floating Rate Notes	4/4/2012	4/4/2014	0.67435%	USD 200,000,000.00	EUR 145,022,115.87
EUR 1.500.000.000 3.50% Guaranteed Notes	4/28/2009	4/28/2014	3.50000%	EUR 1,500,000,000.00	EUR 1,500,000,000.00
JPY 67.700.000.000 1.35% Guaranteed Notes	6/17/2009	6/17/2014	1.35000%	JPY 67,700,000,000.00	EUR 467,799,889.44
JPY 12.300.000.000 Floating Rate Notes	6/17/2009	6/17/2014	0.59640%	JPY 12,300,000,000.00	EUR 84,991,708.13
USD 250.000.000 Floating Rate Notes	6/18/2012	6/18/2014	0.66285%	USD 250,000,000.00	EUR 181,277,644.84
CHF 150.000.000 2.75% Guaranteed Notes	11/14/2008	7/14/2014	2.75000%	CHF 150,000,000.00	EUR 122,189,638.32
USD 1.000.000.000 4.5% Guaranteed Global Notes	3/9/2005	3/9/2015	4.50000%	USD 1,000,000,000.00	EUR 725,110,579.36
EUR 300.000.000 Floating Rate Notes	12/22/2011	6/22/2015	0.38700%	EUR 300,000,000.00	EUR 300,000,000.00
USD 1.500.000.000 1.125% Guaranteed Global Notes	7/3/2012	7/6/2015	1.12500%	USD 1,500,000,000.00	EUR 1,087,665,869.05
USD 1.000.000.000 1.75% Guaranteed Global Notes	10/5/2010	10/5/2015	1.75000%	USD 1,000,000,000.00	EUR 725,110,579.36
CHF 1.050.000.000 3% Guaranteed Notes	10/23/2003	10/23/2015	3.00000%	CHF 1,050,000,000.00	EUR 855,327,468.23
NOK 500.000.000 3.0% Guaranteed Notes	11/10/2011	11/10/2015	3.00000%	NOK 500,000,000.00	EUR 59,787,157.72
USD 1.000.000.000 4.875% Guaranteed Global Notes	2/16/2006	2/16/2016	4.87500%	USD 1,000,000,000.00	EUR 725,110,579.36
AUD 350.000.000 6,25% Guaranteed Notes	2/23/2011	2/23/2016	6.25000%	AUD 350,000,000.00	EUR 226,933,800.17
CHF 125.000.000 1.50% Guaranteed Notes	2/23/2011	2/23/2016	1.50000%	CHF 125,000,000.00	EUR 101,824,698.60
USD 200.000.000 Floating Rate Notes	2/28/2013	2/26/2016	0.36660%	USD 200,000,000.00	EUR 145,022,115.87
USD 1.250.000.000 2.0% Guaranteed Global Notes	6/3/2011	6/3/2016	2.00000%	USD 1,250,000,000.00	EUR 906,388,224.20
EUR 350.000.000 Floating Rate Notes	12/22/2011	6/22/2016	0.38700%	EUR 350,000,000.00	EUR 350,000,000.00
USD 30.000.000 Floating Rate Notes	7/5/2013	7/5/2016	0.28285%	USD 30,000,000.00	EUR 21,753,317.38
USD 400.000.000 Floating Rate Notes	7/25/2012	7/25/2016	0.60835%	USD 400,000,000.00	EUR 290,044,231.75
EUR 1.500.000.000 3.875% Guaranteed Notes	9/15/2006	9/15/2016	3.87500%	EUR 1,500,000,000.00	EUR 1,500,000,000.00
CHF 150.000.000 3.00% Guaranteed Notes	10/6/2008	10/6/2016	3.00000%	CHF 150,000,000.00	EUR 122,189,638.32
USD 1.000.000.000 0.75% Guaranteed Global Notes	11/5/2013	12/15/2016	0.75000%	USD 1,000,000,000.00	EUR 725,110,579.36
USD 1.000.000.000 5.00% Guaranteed Global Notes	4/25/2007	4/25/2017	5.00000%	USD 1,000,000,000.00	EUR 725,110,579.36
CHF 150.000.000 1.75% Guaranteed Notes	6/14/2011	6/14/2017	1.75000%	CHF 150,000,000.00	EUR 122,189,638.32
EUR 450.000.000 Floating Rate Notes	12/22/2011	6/22/2017	0.38700%	EUR 450,000,000.00	EUR 450,000,000.00
AUD 500.000.000 6.655% Guaranteed Notes	4/15/2008	3/28/2018	6.65500%	AUD 500,000,000.00	EUR 324,191,143.10
USD 1.750.000.000 1.125% Guaranteed Global Notes	5/29/2013	5/29/2018	1.12500%	USD 1,750,000,000.00	EUR 1,268,943,513.89
CHF 250.000.000 1,125% Guaranteed Notes	5/24/2012	5/24/2018	1.12500%	CHF 250,000,000.00	EUR 203,649,397.20
CHF 250.000.000 2.125% Guaranteed Notes	10/18/2005	10/18/2018	2.12500%	CHF 250,000,000.00	EUR 203,649,397.20
CHF 300.000.000 2.125% Guaranteed Notes	2/23/2011	7/23/2019	2.12500%	CHF 300,000,000.00	EUR 244,379,276.64
CHF 425.000.000 2.75% Guaranteed Notes	1/28/2005	1/28/2020	2.75000%	CHF 425,000,000.00	EUR 346,203,975.24
CHF 325.000.000 1.125% Guaranteed Notes	7/26/2013	7/24/2020	1.12500%	CHF 325,000,000.00	EUR 264,744,216.36
CHF 400.000.000 1.00% Guaranteed Notes	9/28/2012	9/28/2021	1.00000%	CHF 400,000,000.00	EUR 325,839,035.52
NOK 1.000.000.000 4.3% Guaranteed Notes	11/2/2011	11/2/2021	4.30000%	NOK 1,000,000,000.00	EUR 119,574,315.44
CHF 300.000.000 3.00% Guaranteed Notes	6/14/2007	6/14/2022	3.00000%	CHF 300,000,000.00	EUR 244,379,276.64
CHF 150.000.000 1.75% Guaranteed Notes	5/24/2012	5/24/2023	1.75000%	CHF 150,000,000.00	EUR 122,189,638.32
CHF 705.000.000 2.625% Guaranteed Notes	11/22/2006	11/22/2024	2.62500%	CHF 705,000,000.00	EUR 574,291,300.10
GBP 150.000.000 5.75% Guaranteed Notes	10/21/1999	12/7/2028	5.75000%	GBP 150,000,000.00	EUR 179,920,834.83
CHF 1.090.000.000 2.875% Guaranteed Notes	2/25/2005	2/25/2030	2.87500%	CHF 1,090,000,000.00	EUR 887,911,371.78
CHF 200.000.000 3.25% Guaranteed Notes	7/25/2006	7/25/2036	3.25000%	CHF 200,000,000.00	EUR 162,919,517.76

	Exchange Rate 12/31/2013
		AUD 850,000,000.00	EUR 551,124,943.27
AUD	1.54230	CAD 0.00	EUR 0.00
CAD	1.46710	CHF 6,670,000,000.00	EUR 5,433,365,917.26
CHF	1.22760	EUR 4,100,000,000.00	EUR 4,100,000,000.00
GBP	0.83370	GBP 150,000,000.00	EUR 179,920,834.83
JPY	144.72000	JPY 80,000,000,000.00	EUR 552,791,597.57
TRY	2.96050	TRY 0.00	EUR 0.00
USD	1.37910	USD 12,580,000,000.00	EUR 9,121,891,088.37
NOK	8.363	NOK 1,500,000,000.00	EUR 179,361,473.16

			EUR 20,118,455,854.46

PART 2: REPUBLIC OF AUSTRIA

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

	2009	2010	2011	2012	2013
	(Millions of euros)
Total taxes and levies, gross	63,314	65,492	69,858	73,153	76,370
Of which:
Personal Income Tax	2,605	2,668	2,678	2,603	3,121
Wage Tax	19,897	20,433	21,784	23,392	24,597
Tax on Interest	3,015	2,556	2,712	2,511	2,590
Corporate Income Tax	3,834	4,633	5,277	5,327	6,018
Turnover Tax	21,628	22,467	23,391	24,602	24,867
Mineral Oils Tax	3,800	3,854	4,213	4,181	4,165
Other Taxes and Levies	8,533	8,881	9,802	10,536	11,012

Less: transfers to provinces and municipalities, funds, etc.	(23,397)	(23,340)	(25,414)	(26,458)	(27,598)
Transfers to the European Union	(2,279)	(2,336)	(2,512)	(2,888)	(2,971)

Public taxes, net	37,638	39,816	41,931	43,807	45,801
Other sources	24,739	19,619	21,521	22,124	25,563

Total	62,376	59,434	63,452	65,931	71,364

Differences may arise due to rounding

On January 1, 2013, the Federal Budget Reform 2013 came into effect. The key elements of the reform are the following: performance oriented (instead of input oriented) budgeting; enhanced accountability of ministries and budget managing bodies; improved structuring by implementing Global Budgets and Detail Budgets; a new accounting system including capital finance accounting, operating statements and capital accounting, which replaces the former system of governmental accounting. Due to this new accounting system, the amounts shown in the Federal Budget 2013 are not comparable to previous years’ figures.

SOURCE: Federal Ministry of Finance.

ORDINARY BUDGET EXPENDITURES

	2009	2010	2011	2012	2013
	(Millions of euros)
I. General Account
Federal Government:
Office of the President	7	7	7	8	8
Federal Legislature	144	137	136	163	146
Constitutional Court	10	11	12	13	13
Administrative Court	15	16	16	17	18
Public Attorney’s Office	6	6	6	8	9
Court of Accounts	28	27	27	30	30
Federal Chancellery	308	316	326	277	336
Interior Affairs	2,306	2,300	2,295	2,404	2,524
Foreign Affairs	409	431	417	398	412
Justice	1,163	1,175	1,202	1,276	1,311
Military Affairs and Sport	2,101	2,131	2,158	2,205	2,273
Financial Administration	964	1,052	1,099	1,143	1,139
Tax Collection	48	4	—	—	—
Pensions	7,634	7,835	8,008	8,918	8,611
Grants to Provinces and Municipalities	684	736	689	709	880
Federal Property	973	1,780	1,563	1,557	1,717
Financial Market Stability	4,896	528	80	1,887	3,286
Treasury Operations	298	614	346	337	324
Public Debt Services incl. Swaps	6,728	5,743	6,828	6,616	6,397
Employment	5,874	6,335	6,034	6,110	6,707
Social Affairs and Consumer Protection	2,221	2,321	2,454	2,987	2,930
Social Security	8,693	9,238	9,114	9,795	9,793
Health	852	995	904	950	969
Youth and Family	6,188	6,528	6,294	6,371	6,570
Commerce (Research)	76	92	106	110	100
Economy	465	468	409	460	402
Education, Arts and Culture	7,561	7,522	7,848	8,354	8,516
Science	3,395	3,591	3,632	3,778	3,900
Transportation, Innovation and Technology (Research)	330	338	350	340	370
Transportation, Innovation and Technology	2,127	2,118	2,742	2,814	2,953
Agriculture, Forestry and Water economy	2,525	2,196	2,034	2,109	2,126
Environment	698	696	678	735	795
Total Federal Expenditure	69,475	67,287	67,814	72,880	75,567
Net Deficit	7,080	7,853	4,362	6,949	4,204

II. Financing Account
Expenditure	45,226	47,031	63,280	44,007	47,778
Revenue	52,346	54,884	67,642	50,956	51,981

Surplus	7,080	7,853	4,362	6,949	4,204

Differences may arise due to rounding

SOURCE: Federal Budget Laws.

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt) as of December 31, 2012

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1997-2027	07-97	07-27	6,250	EUR	7,131,099,002.31	7,131,099,002.31	EUR	234,940,000.00	234,940,000.00
Government Bond 1999-2014	01-99	01-14	4,125	EUR	1,321,000,000.00	1,321,000,000.00	EUR	23,407,142.86	23,407,142.86
Government Bond 1994-2024	01-94	01-24	6,500	EUR	530,915,263.60	530,915,263.60
Government Bond 1994-2024	02-94	02-24	6,250	EUR	276,876,267.76	276,876,267.76
Government Bond 1986-2016	05-86	05-16	5,750	EUR	196,847,374.26	196,847,374.26
Government Bond 2003-2018	01-03	01-18	4,650	EUR	11,256,606,000.00	11,256,606,000.00	EUR	199,830,000.00	199,830,000.00
Government Bond 2004-2018	04-04	01-18	4,450
Government Bond 2004-2018	04-04	01-18	1,690
Government Bond 2011-2018	02-11	01-18	3,125
Government Bond 2011-2018	02-11	01-18	0,588
Government Bond 2006-2018	02-06	01-18	2,525
Government Bond 2012-2018	06-12	01-18	0,353
Government Bond 2003-2013	05-03	10-13	3,800	EUR	13,126,857,000.00	13,126,857,000.00	EUR	435,507,142.86	435,507,142.86
Government Bond 2004-2014	01-04	07-14	4,300	EUR	9,559,600,000.00	9,559,600,000.00	EUR	127,600,000.00	127,600,000.00
Government Bond 2011-2014	03-11	07-14	2,300

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1997-2027	07-97	07-27	6,250							EUR	149,496,000.00	149,496,000.00
Government Bond 1999-2014	01-99	01-14	4,125							EUR	253,402,000.00	253,402,000.00
Government Bond 1994-2024	01-94	01-24	6,500
Government Bond 1994-2024	02-94	02-24	6,250
Government Bond 1986-2016	05-86	05-16	5,750
Government Bond 2003-2018	01-03	01-18	4,650							EUR	272,170,000.00	272,170,000.00
Government Bond 2004-2018	04-04	01-18	4,450	EUR	519,928,922.41	519,928,922.41
Government Bond 2004-2018	04-04	01-18	1,690				JPY	59,290,000,000.00	521,873,074.55
Government Bond 2011-2018	02-11	01-18	3,125				EUR	622,967,050.67	622,967,050.67
Government Bond 2011-2018	02-11	01-18	0,588	JPY	59,290,000,000.00	521,873,074.55
Government Bond 2006-2018	02-06	01-18	2,525				CHF	88,500,000.00	73,310,139.17
Government Bond 2012-2018	06-12	01-18	0,353	CHF	88,500,000.00	73,310,139.17
Government Bond 2003-2013	05-03	10-13	3,800							EUR	933,000,000.00	933,000,000.00
Government Bond 2004-2014	01-04	07-14	4,300							EUR	1,009,500,000.00	1,009,500,000.00
Government Bond 2011-2014	03-11	07-14	2,300				EUR	19,584,802.00	19,584,802.00

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2004-2014	11-04	07-14	3,815
Government Bond 2004-2014	11-04	07-14	2,530
Government Bond 2011-2014	03-11	07-14	0,855
Government Bond 2005-2020	01-05	07-20	3,900	EUR	13,047,220,000.00	13,047,220,000.00	EUR	309,400,000.00	309,400,000.00
Government Bond 2005-2015	05-05	07-15	3,500	EUR	13,120,110,000.00	13,120,110,000.00	EUR	787,007,142.86	787,007,142.86
Government Bond 2006-2021	01-06	09-21	3,500	EUR	13,630,082,000.00	13,630,082,000.00	EUR	422,428,571.40	422,428,571.40
Government Bond 2006-2016	04-06	09-16	4,000	EUR	11,565,543,000.00	11,565,543,000.00	EUR	905,331,291.29	905,331,291.29
Government Bond 2006-2016	10-06	09-16	4,000
Government Bond 2006-2016	10-06	09-16	4,000
Government Bond 2006-2016	10-06	09-16	2,465
Government Bond 2006-2016	10-06	09-16	2,465
Government Bond 2007-2037	01-07	03-37	4,150	EUR	12,132,322,000.00	12,132,322,000.00	EUR	508,385,000.00	508,385,000.00
Government Bond 2007-2017	09-07	09-17	4,300	EUR	7,264,279,000.00	7,264,279,000.00	EUR	173,407,142.86	173,407,142.86
Government Bond 2008-2019	01-08	03-19	4,350	EUR	11,317,729,000.00	11,317,729,000.00	EUR	112,000,000.00	112,000,000.00
Government Bond 2009-2014	01-09	10-14	3,400	EUR	11,140,871,000.00	11,140,871,000.00	EUR	860,000,000.00	860,000,000.00
Government Bond 2009-2026	06-09	03-26	4,850	EUR	7,923,615,000.00	7,923,615,000.00	EUR	464,600,000.00	464,600,000.00

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2004-2014	11-04	07-14	3,815	EUR	16,485,328.06	16,485,328.06
Government Bond 2004-2014	11-04	07-14	2,530				CHF	25,000,000.00	20,709,078.86
Government Bond 2011-2014	03-11	07-14	0,855	CHF	25,000,000.00	20,709,078.86
Government Bond 2005-2020	01-05	07-20	3,900							EUR	330,000,000.00	330,000,000.00
Government Bond 2005-2015	05-05	07-15	3,500							EUR	743,000,000.00	743,000,000.00
Government Bond 2006-2021	01-06	09-21	3,500							EUR	446,500,000.00	446,500,000.00
Government Bond 2006-2016	04-06	09-16	4,000							EUR	120,150,000.00	120,150,000.00
Government Bond 2006-2016	10-06	09-16	4,000				EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	10-06	09-16	4,000	EUR	631,074,148.43	631,074,148.43
Government Bond 2006-2016	10-06	09-16	2,465				CHF	1,000,000,000.00	828,363,154.41
Government Bond 2006-2016	10-06	09-16	2,465	CHF	1,000,000,000.00	828,363,154.41
Government Bond 2007-2037	01-07	03-37	4,150							EUR	446,715,000.00	446,715,000.00
Government Bond 2007-2017	09-07	09-17	4,300							EUR	361,000,000.00	361,000,000.00
Government Bond 2008-2019	01-08	03-19	4,350							EUR	638,500,000.00	638,500,000.00
Government Bond 2009-2014	01-09	10-14	3,400							EUR	1,400,000,000.00	1,400,000,000.00
Government Bond 2009-2026	06-09	03-26	4,850							EUR	455,400,000.00	455,400,000.00

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2010-2017	01-10	02-17	3,200	EUR	9,876,665,000.00	9,876,665,000.00	EUR	674,000,000.00	674,000,000.00
Government Bond 2011-2022	01-11	04-22	3,650	EUR	7,875,171,000.00	7,875,171,000.00	EUR	980,000,000.00	980,000,000.00
Government Bond 2012-2062	01-12	01-62	3,800	EUR	2,440,000,000.00	2,440,000,000.00
Government Bond 2012-2022	01-12	11-22	3,400	EUR	7,179,658,000.00	7,179,658,000.00	EUR	257,750,000.00	257,750,000.00
Government Bond 2012-2044	07-12	06-44	3,150	EUR	2,773,300,000.00	2,773,300,000.00	EUR	4,600,000.00	4,600,000.00
Government Bond 2012-2019	07-12	06-19	1,950	EUR	5,463,921,000.00	5,463,921,000.00	EUR	338,535,000.00	338,535,000.00
Government Bond 1999-2029	10-99	10-29	4,750	GBP	80,000,000.00	98,027,202.55	GBP	80,000,000.00	98,027,202.55
Government Bond 1999-2029	10-99	10-29	var.
Government Bond 1999-2029	10-99	10-29	var.
Government Bond 1999-2029	10-99	10-29	7,250
Government Bond 1999-2029	10-99	10-29	7,250
Government Bond 2003-2013	02-03	02-13	4,190	EUR	50,000,000.00	50,000,000.00
Government Bond 2010-2013	06-10	02-13	2,350
Government Bond 2003-2013	02-03	02-13	4,190
Government Bond 2003-2013	02-03	02-13	2,350
Government Bond 2010-2013	06-10	02-13	2,350

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2010-2017	01-10	02-17	3,200							EUR	629,000,000.00	629,000,000.00
Government Bond 2011-2022	01-11	04-22	3,650							EUR	483,000,000.00	483,000,000.00
Government Bond 2012-2062	01-12	01-62	3,800							EUR	240,000,000.00	240,000,000.00
Government Bond 2012-2022	01-12	11-22	3,400							EUR	561,950,000.00	561,950,000.00
Government Bond 2012-2044	07-12	06-44	3,150							EUR	315,400,000.00	315,400,000.00
Government Bond 2012-2019	07-12	06-19	1,950							EUR	460,000,000.00	460,000,000.00
Government Bond 1999-2029	10-99	10-29	4,750
Government Bond 1999-2029	10-99	10-29	var.				EUR	86,767,895.88	86,767,895.88
Government Bond 1999-2029	10-99	10-29	var.	EUR	86,767,895.88	86,767,895.88
Government Bond 1999-2029	10-99	10-29	7,250				GBP	80,000,000.00	98,027,202.55
Government Bond 1999-2029	10-99	10-29	7,250	GBP	80,000,000.00	98,027,202.55
Government Bond 2003-2013	02-03	02-13	4,190
Government Bond 2010-2013	06-10	02-13	2,350				EUR	54,273,883.47	54,273,883.47
Government Bond 2003-2013	02-03	02-13	4,190	EUR	50,000,000.00	50,000,000.00
Government Bond 2003-2013	02-03	02-13	2,350				CHF	73,400,000.00	60,801,855.53
Government Bond 2010-2013	06-10	02-13	2,350	CHF	73,400,000.00	60,801,855.53

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2003-2013	04-03	04-13	4,901	USD	50,000,000.00	37,896,013.34
Government Bond 2003-2013	04-03	04-13	4,108
Government Bond 2003-2013	04-03	04-13	4,901
Government Bond 2003-2023	05-03	05-23	5,350	EUR	100,000,000.00	100,000,000.00
Government Bond 2003-2013	06-03	06-13	3,250	USD	3,100,000,000.00	2,349,552,827.04
Government Bond 2003-2013	06-03	06-13	3,470
Government Bond 2003-2013	06-03	06-13	3,250
Government Bond 2004-2014	05-04	05-14	5,000	USD	1,300,000,000.00	985,296,346.82
Government Bond 2004-2014	05-04	05-14	4,246
Government Bond 2004-2014	05-04	05-14	5,000
Government Bond 2004-2014	09-04	09-14	5,750	AUD	600,000,000.00	471,994,965.39
Government Bond 2004-2014	09-04	09-14	4,054
Government Bond 2004-2014	09-04	09-14	5,750
Government Bond 2004-2034	12-04	12-34	5,375	CAD	300,000,000.00	228,362,639.87
Government Bond 2004-2034	12-04	12-34	4,412
Government Bond 2004-2034	12-04	12-34	5,375

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2003-2013	04-03	04-13	4,901
Government Bond 2003-2013	04-03	04-13	4,108				EUR	46,339,202.97	46,339,202.97
Government Bond 2003-2013	04-03	04-13	4,901	USD	50,000,000.00	37,896,013.34
Government Bond 2003-2023	05-03	05-23	5,350
Government Bond 2003-2013	06-03	06-13	3,250
Government Bond 2003-2013	06-03	06-13	3,470				EUR	2,591,984,783.40	2,591,984,783.40
Government Bond 2003-2013	06-03	06-13	3,250	USD	3,100,000,000.00	2,349,552,827.04
Government Bond 2004-2014	05-04	05-14	5,000
Government Bond 2004-2014	05-04	05-14	4,246				EUR	1,056,362,243.28	1,056,362,243.28
Government Bond 2004-2014	05-04	05-14	5,000	USD	1,300,000,000.00	985,296,346.82
Government Bond 2004-2014	09-04	09-14	5,750
Government Bond 2004-2014	09-04	09-14	4,054				EUR	352,420,524.33	352,420,524.33
Government Bond 2004-2014	09-04	09-14	5,750	AUD	600,000,000.00	471,994,965.39
Government Bond 2004-2034	12-04	12-34	5,375
Government Bond 2004-2034	12-04	12-34	4,412				EUR	192,901,234.57	192,901,234.57
Government Bond 2004-2034	12-04	12-34	5,375	CAD	300,000,000.00	228,362,639.87

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2005-2024	01-05	12-24	5,000	CAD	250,000,000.00	190,302,199.89
Government Bond 2005-2024	01-05	12-24	4,044

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2005-2024	01-05	12-24	5,000
Government Bond 2005-2024	01-05	12-24	4,044				EUR	151,602,437.77	151,602,437.77

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2005-2024	01-05	12-24	5,000
Government Bond 2004-2034	01-04	01-34	5,125	EUR	16,596,960.00	16,596,960.00
Government Bond 2004-2034	01-04	01-34	4,875
Government Bond 2004-2034	01-04	01-34	5,125
Government Bond 2009-2016	07-09	07-16	2,500	CHF	900,000,000.00	745,526,838.97	CHF	300,000,000.00	248,508,946.32
Government Bond 2011-2016	04-11	07-16	3,000
Government Bond 2011-2016	04-11	07-16	1,500
Government Bond 2011-2016	06-11	06-16	1,750	USD	1,000,000,000.00	757,920,266.79
Government Bond 2011-2016	06-11	06-16	2,452
Government Bond 2011-2016	06-11	06-16	1,750
Government Bond 2011-2016	10-11	10-16	var.	NOK	2,500,000,000.00	340,214,743.55
Government Bond 2011-2016	10-11	10-16	var.
Government Bond 2011-2016	10-11	10-16	var.
Government Bond 2012-2029	02-12	10-29	3,560	EUR	109,000,000.00	109,000,000.00
Government Bond 2012-2029	02-12	10-29	2,452	EUR	21,000,000.00	21,000,000.00	EUR	21,000,000.00	21,000,000.00
Federal Obligation 1995-2015	06-95	06-15	7,250	ATS	300,000,000.00	21,801,850.25
Federal Obligation 1995-2015	06-95	06-15	7,375	ATS	250,000,000.00	18,168,208.54
Federal Obligation 2001-2021	11-01	11-21	4,000	JPY	2,000,000,000.00	17,604,084.15
Federal Obligation 2001-2021	11-01	11-21	5,140
Federal Obligation 2001-2021	11-01	11-21	4,000
Federal Obligation 2001-2021	11-01	11-21	0,000	JPY	1,000,000,000.00	8,802,042.07

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 2005-2024	01-05	12-24	5,000	CAD	250,000,000.00	190,302,199.89
Government Bond 2004-2034	01-04	01-34	5,125
Government Bond 2004-2034	01-04	01-34	4,875				EUR	12,135,922.33	12,135,922.33
Government Bond 2004-2034	01-04	01-34	5,125	EUR	16,596,959.44	16,596,959.44
Government Bond 2009-2016	07-09	07-16	2,500
Government Bond 2011-2016	04-11	07-16	3,000				EUR	489,385,852.43	489,385,852.43
Government Bond 2011-2016	04-11	07-16	1,500	CHF	600,000,000.00	497,017,892.64
Government Bond 2011-2016	06-11	06-16	1,750
Government Bond 2011-2016	06-11	06-16	2,452				EUR	695,845,800.57	695,845,800.57
Government Bond 2011-2016	06-11	06-16	1,750	USD	1,000,000,000.00	757,920,266.79
Government Bond 2011-2016	10-11	10-16	var.
Government Bond 2011-2016	10-11	10-16	var.				EUR	325,363,277.21	325,363,277.21
Government Bond 2011-2016	10-11	10-16	var.	NOK	2,500,000,000.00	340,214,743.55
Government Bond 2012-2029	02-12	10-29	3,560
Government Bond 2012-2029	02-12	10-29	2,452
Federal Obligation 1995-2015	06-95	06-15	7,250
Federal Obligation 1995-2015	06-95	06-15	7,375
Federal Obligation 2001-2021	11-01	11-21	4,000
Federal Obligation 2001-2021	11-01	11-21	5,140				EUR	18,315,000.00	18,315,000.00
Federal Obligation 2001-2021	11-01	11-21	4,000	JPY	2,000,000,000.00	17,604,084.15
Federal Obligation 2001-2021	11-01	11-21	0,000

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2001-2021	11-01	11-21	5,080
Federal Obligation 2001-2021	11-01	11-21	0,000
Federal Obligation 2001-2031	11-01	11-31	1,285	JPY	3,000,000,000.00	26,406,126.22
Federal Obligation 2001-2031	11-01	11-31	4,825
Federal Obligation 2001-2031	11-01	11-31	1,285
Federal Obligation 2001-2016	12-01	12-16	2,107	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2001-2016	12-01	12-16	4,565
Federal Obligation 2001-2016	12-01	12-16	2,107
Federal Obligation 2002-2027	01-02	01-27	0,557	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2027	01-02	01-27	4,940
Federal Obligation 2002-2027	01-02	01-27	0,557
Federal Obligation 2002-2017	02-02	02-17	var.	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2017	02-02	02-17	4,932
Federal Obligation 2002-2017	02-02	02-17	var.
Federal Obligation 2002-2022	02-02	02-22	4,743	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2022	02-02	02-22	5,050
Federal Obligation 2002-2022	02-02	02-22	4,743
Federal Obligation 2002-2032	07-02	07-32	0,623	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2032	07-02	07-32	4,985
Federal Obligation 2002-2032	07-02	07-32	0,623
Federal Obligation 2003-2033	10-03	10-33	0,000	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2003-2033	10-03	10-33	4,625
Federal Obligation 2003-2033	10-03	10-33	0,000
Federal Obligation 2004-2013	04-04	04-13	4,390	USD	100,000,000.00	75,792,026.68

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2001-2021	11-01	11-21	5,080				EUR	9,132,400.00	9,132,400.00
Federal Obligation 2001-2021	11-01	11-21	0,000	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2001-2031	11-01	11-31	1,285
Federal Obligation 2001-2031	11-01	11-31	4,825				EUR	27,473,000.00	27,473,000.00
Federal Obligation 2001-2031	11-01	11-31	1,285	JPY	3,000,000,000.00	26,406,126.22
Federal Obligation 2001-2016	12-01	12-16	2,107
Federal Obligation 2001-2016	12-01	12-16	4,565				EUR	9,170,946.00	9,170,946.00
Federal Obligation 2001-2016	12-01	12-16	2,107	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2027	01-02	01-27	0,557
Federal Obligation 2002-2027	01-02	01-27	4,940				EUR	8,805,000.00	8,805,000.00
Federal Obligation 2002-2027	01-02	01-27	0,557	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2017	02-02	02-17	var.
Federal Obligation 2002-2017	02-02	02-17	4,932				EUR	8,470,000.00	8,470,000.00
Federal Obligation 2002-2017	02-02	02-17	var.	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2022	02-02	02-22	4,743
Federal Obligation 2002-2022	02-02	02-22	5,050				EUR	8,687,000.00	8,687,000.00
Federal Obligation 2002-2022	02-02	02-22	4,743	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2002-2032	07-02	07-32	0,623
Federal Obligation 2002-2032	07-02	07-32	4,985				EUR	8,520,000.00	8,520,000.00
Federal Obligation 2002-2032	07-02	07-32	0,623	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2003-2033	10-03	10-33	0,000
Federal Obligation 2003-2033	10-03	10-33	4,625				EUR	7,662,835.25	7,662,835.25
Federal Obligation 2003-2033	10-03	10-33	0,000	JPY	1,000,000,000.00	8,802,042.07
Federal Obligation 2004-2013	04-04	04-13	4,390

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2004-2013	04-04	04-13	3,940
Federal Obligation 2004-2013	04-04	04-13	4,390
Federal Obligation 2004-2013	05-04	05-13	4,480	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2013	05-04	05-13	3,970
Federal Obligation 2004-2013	05-04	05-13	4,480
Federal Obligation 2004-2013	05-04	05-13	4,540	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2013	05-04	05-13	3,995
Federal Obligation 2004-2013	05-04	05-13	4,540
Federal Obligation 2004-2013	05-04	05-13	4,650	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2013	05-04	05-13	3,934
Federal Obligation 2004-2013	05-04	05-13	4,650
Federal Obligation 2004-2019	06-04	05-19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2019	11-04	11-19	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2034	12-04	10-34	var.	EUR	30,000,000.00	30,000,000.00
Federal Obligation 2005-2020	03-05	03-20	var.	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2005-2017	03-05	03-17	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2034	03-05	10-34	var.	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2005-2020	04-05	04-20	var.	EUR	200,000,000.00	200,000,000.00
Federal Obligation 2005-2020	04-05	04-20	3,634	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	05-05	05-15	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2015	06-05	06-15	var.	EUR	144,276,000.00	144,276,000.00
Federal Obligation 2005-2022	06-05	06-22	var.	EUR	125,000,000.00	125,000,000.00

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2004-2013	04-04	04-13	3,940				EUR	83,542,188.81	83,542,188.81
Federal Obligation 2004-2013	04-04	04-13	4,390	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2013	05-04	05-13	4,480
Federal Obligation 2004-2013	05-04	05-13	3,970				EUR	83,956,007.05	83,956,007.05
Federal Obligation 2004-2013	05-04	05-13	4,480	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2013	05-04	05-13	4,540
Federal Obligation 2004-2013	05-04	05-13	3,995				EUR	84,459,459.46	84,459,459.46
Federal Obligation 2004-2013	05-04	05-13	4,540	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2013	05-04	05-13	4,650
Federal Obligation 2004-2013	05-04	05-13	3,934				EUR	82,658,290.63	82,658,290.63
Federal Obligation 2004-2013	05-04	05-13	4,650	USD	100,000,000.00	75,792,026.68
Federal Obligation 2004-2019	06-04	05-19	var.
Federal Obligation 2004-2019	11-04	11-19	var.
Federal Obligation 2004-2034	12-04	10-34	var.
Federal Obligation 2005-2020	03-05	03-20	var.
Federal Obligation 2005-2017	03-05	03-17	var.
Federal Obligation 2005-2034	03-05	10-34	var.
Federal Obligation 2005-2020	04-05	04-20	var.
Federal Obligation 2005-2020	04-05	04-20	3,634
Federal Obligation 2005-2015	05-05	05-15	var.
Federal Obligation 2005-2015	06-05	06-15	var.
Federal Obligation 2005-2022	06-05	06-22	var.

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2005-2020	06-05	06-20	var.	EUR	100,000,000.00	100,000,000.00
Federal Obligation 2005-2025	08-05	08-25	var.	EUR	97,984,000.00	97,984,000.00
Federal Obligation 2005-2025	07-05	07-25	var.	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2025	10-05	10-25	2,567	EUR	120,000,000.00	120,000,000.00
Federal Obligation 2005-2035	10-05	10-35	5,328	EUR	75,000,000.00	75,000,000.00
Federal Obligation 2005-2019	12-05	12-19	2,093	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2006-2016	02-06	02-16	4,000	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2003-2032	11-03	07-32	var.	EUR	2,500,000,000.00	2,500,000,000.00
Treasury Bill 2012-2013	01-12	01-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	01-12	01-13	var.
Treasury Bill 2012-2013	01-12	01-13	var.
Treasury Bill 2012-2013	02-12	02-13	var.	EUR	250,000,000.00	250,000,000.00
Treasury Bill 2012-2013	03-12	03-13	var.	GBP	120,000,000.00	147,040,803.82
Treasury Bill 2012-2013	03-12	03-13	var.
Treasury Bill 2012-2013	03-12	03-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.	EUR	100,000,000.00	100,000,000.00
Treasury Bill 2012-2013	04-12	04-13	var.	USD	300,000,000.00	227,376,080.04
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	05-12	05-13	var.	USD	155,000,000.00	117,477,641.35
Treasury Bill 2012-2013	05-12	05-13	var.
Treasury Bill 2012-2013	05-12	05-13	var.
Treasury Bill 2012-2013	05-12	05-13	var.	USD	300,000,000.00	227,376,080.04
Treasury Bill 2012-2013	05-12	05-13	var.
Treasury Bill 2012-2013	05-12	05-13	var.
Treasury Bill 2012-2013	06-12	05-13	var.	USD	100,000,000.00	75,792,026.68

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Federal Obligation 2005-2020	06-05	06-20	var.
Federal Obligation 2005-2025	08-05	08-25	var.
Federal Obligation 2005-2025	07-05	07-25	var.
Federal Obligation 2005-2025	10-05	10-25	2,567
Federal Obligation 2005-2035	10-05	10-35	5,328
Federal Obligation 2005-2019	12-05	12-19	2,093
Federal Obligation 2006-2016	02-06	02-16	4,000
Treasury Bill 2003-2032	11-03	07-32	var.							EUR	1,872,686,886.89	1,872,686,886.89
Treasury Bill 2012-2013	01-12	01-13	var.
Treasury Bill 2012-2013	01-12	01-13	var.				EUR	156,433,320.30	156,433,320.30
Treasury Bill 2012-2013	01-12	01-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	02-12	02-13	var.
Treasury Bill 2012-2013	03-12	03-13	var.
Treasury Bill 2012-2013	03-12	03-13	var.				EUR	143,753,032.29	143,753,032.29
Treasury Bill 2012-2013	03-12	03-13	var.	GBP	120,000,000.00	147,040,803.82
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.				EUR	149,880,095.92	149,880,095.92
Treasury Bill 2012-2013	04-12	04-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.
Treasury Bill 2012-2013	04-12	04-13	var.				EUR	229,165,075.24	229,165,075.24
Treasury Bill 2012-2013	04-12	04-13	var.	USD	300,000,000.00	227,376,080.04
Treasury Bill 2012-2013	05-12	05-13	var.
Treasury Bill 2012-2013	05-12	05-13	var.				EUR	120,453,838.98	120,453,838.98
Treasury Bill 2012-2013	05-12	05-13	var.	USD	155,000,000.00	117,477,641.35
Treasury Bill 2012-2013	05-12	05-13	var.
Treasury Bill 2012-2013	05-12	05-13	var.				EUR	238,910,567.81	238,910,567.81
Treasury Bill 2012-2013	05-12	05-13	var.	USD	300,000,000.00	227,376,080.04
Treasury Bill 2012-2013	06-12	05-13	var.

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	06-12	05-13	var.
Treasury Bill 2012-2013	06-12	05-13	var.
Treasury Bill 2012-2013	06-12	05-13	var.	USD	300,000,000.00	227,376,080.04
Treasury Bill 2012-2013	06-12	05-13	var.
Treasury Bill 2012-2013	06-12	05-13	var.
Treasury Bill 2012-2013	06-12	06-13	var.	USD	250,000,000.00	189,480,066.70
Treasury Bill 2012-2013	06-12	06-13	var.
Treasury Bill 2012-2013	06-12	06-13	var.
Treasury Bill 2012-2013	06-12	06-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	06-12	06-13	var.
Treasury Bill 2012-2013	06-12	06-13	var.
Treasury Bill 2012-2013	08-12	08-13	var.	USD	50,000,000.00	37,896,013.34
Treasury Bill 2012-2013	08-12	08-13	var.
Treasury Bill 2012-2013	08-12	08-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.	USD	50,000,000.00	37,896,013.34
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.	USD	150,000,000.00	113,688,040.02
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.	AUD	11,000,000.00	8,653,241.03
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	06-12	05-13	var.				EUR	80,128,205.13	80,128,205.13
Treasury Bill 2012-2013	06-12	05-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	06-12	05-13	var.
Treasury Bill 2012-2013	06-12	05-13	var.				EUR	240,727,961.36	240,727,961.36
Treasury Bill 2012-2013	06-12	05-13	var.	USD	300,000,000.00	227,376,080.04
Treasury Bill 2012-2013	06-12	06-13	var.
Treasury Bill 2012-2013	06-12	06-13	var.				EUR	200,041,608.65	200,041,608.65
Treasury Bill 2012-2013	06-12	06-13	var.	USD	250,000,000.00	189,480,066.70
Treasury Bill 2012-2013	06-12	06-13	var.
Treasury Bill 2012-2013	06-12	06-13	var.				EUR	158,733,938.11	158,733,938.11
Treasury Bill 2012-2013	06-12	06-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	08-12	08-13	var.
Treasury Bill 2012-2013	08-12	08-13	var.				EUR	40,743,155.15	40,743,155.15
Treasury Bill 2012-2013	08-12	08-13	var.	USD	50,000,000.00	37,896,013.34
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.				EUR	40,749,796.25	40,749,796.25
Treasury Bill 2012-2013	08-12	05-13	var.	USD	50,000,000.00	37,896,013.34
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.				EUR	162,667,751.12	162,667,751.12
Treasury Bill 2012-2013	08-12	05-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.				EUR	122,528,998.53	122,528,998.53
Treasury Bill 2012-2013	08-12	05-13	var.	USD	150,000,000.00	113,688,040.02
Treasury Bill 2012-2013	08-12	05-13	var.
Treasury Bill 2012-2013	08-12	05-13	var.				EUR	9,421,034.60	9,421,034.60
Treasury Bill 2012-2013	08-12	05-13	var.	AUD	11,000,000.00	8,653,241.03
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.				EUR	155,279,503.11	155,279,503.11
Treasury Bill 2012-2013	10-12	04-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.				EUR	155,436,387.66	155,436,387.66
Treasury Bill 2012-2013	10-12	04-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	04-13	var.
Treasury Bill 2012-2013	10-12	04-13	var.				EUR	77,730,275.94	77,730,275.94
Treasury Bill 2012-2013	10-12	04-13	var.	USD	100,000,000.00	75,792,026.68

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	10-12	10-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.				EUR	153,350,713.08	153,350,713.08
Treasury Bill 2012-2013	10-12	10-13	var.	USD	200,000,000.00	151,584,053.36

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	10-12	10-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.	USD	130,000,000.00	98,529,634.68
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	12-12	06-13	var.	USD	50,000,000.00	37,896,013.34

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.				EUR	153,468,385.51	153,468,385.51
Treasury Bill 2012-2013	10-12	10-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	10-12	10-13	var.
Treasury Bill 2012-2013	10-12	10-13	var.				EUR	76,952,674.11	76,952,674.11
Treasury Bill 2012-2013	10-12	10-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.				EUR	78,437,524.51	78,437,524.51
Treasury Bill 2012-2013	11-12	11-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.				EUR	101,920,815.37	101,920,815.37
Treasury Bill 2012-2013	11-12	11-13	var.	USD	130,000,000.00	98,529,634.68
Treasury Bill 2012-2013	11-12	11-13	var.
Treasury Bill 2012-2013	11-12	11-13	var.				EUR	78,388,335.82	78,388,335.82
Treasury Bill 2012-2013	11-12	11-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	12-12	06-13	var.

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	12-12	06-13	var.
Treasury Bill 2012-2013	12-12	06-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.	USD	350,000,000.00	265,272,093.38
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.
Loan from Insurances 2003-2018	05-03	05-18	4,350	EUR	13,200,000.00	13,200,000.00
Loan from Insurances 2003-2018	07-03	07-18	4,400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2003-2018	07-03	07-18	4,400	EUR	20,000,000.00	20,000,000.00

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2012-2013	12-12	06-13	var.				EUR	38,138,825.32	38,138,825.32
Treasury Bill 2012-2013	12-12	06-13	var.	USD	50,000,000.00	37,896,013.34
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.				EUR	76,522,803.80	76,522,803.80
Treasury Bill 2012-2013	12-12	12-13	var.	USD	100,000,000.00	75,792,026.68
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.				EUR	152,991,753.74	152,991,753.74
Treasury Bill 2012-2013	12-12	12-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.				EUR	154,584,592.55	154,584,592.55
Treasury Bill 2012-2013	12-12	12-13	var.	USD	200,000,000.00	151,584,053.36
Treasury Bill 2012-2013	12-12	12-13	var.
Treasury Bill 2012-2013	12-12	12-13	var.				EUR	270,751,141.02	270,751,141.02
Treasury Bill 2012-2013	12-12	12-13	var.	USD	350,000,000.00	265,272,093.38
Loan from Insurances 2003-2018	05-03	05-18	4,350
Loan from Insurances 2003-2018	07-03	07-18	4,400
Loan from Insurances 2003-2018	07-03	07-18	4,400

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2003-2013	11-03	11-13	4,250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2005-2022	06-05	05-22	5,000	EUR	29,069,133.67	29,069,133.67
Loan from Insurances 2005-2022	06-05	06-22	5,000	EUR	10,028,851.12	10,028,851.12
Loan from Insurances 2005-2020	06-05	06-20	5,000	EUR	36,336,417.08	36,336,417.08
Loan from Insurances 2005-2022	06-05	06-22	5,000	EUR	10,101,523.95	10,101,523.95
Loan from Insurances 2005-2020	11-05	11-20	3,630	EUR	13,000,000.00	13,000,000.00
Loan from Insurances 2008-2028	05-08	05-28	4,700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2028	05-08	05-28	4,700	EUR	11,500,000.00	11,500,000.00
Loan from Insurances 2008-2013	10-08	10-13	3,880	EUR	4,000,000.00	4,000,000.00
Loan from Insurances 2008-2027	11-08	11-27	4,700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2018	11-08	11-18	4,400	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2018	11-08	11-18	4,400	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2023	11-08	11-23	4,500	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	11-08	11-21	4,450	EUR	25,000,000.00	25,000,000.00

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2003-2013	11-03	11-13	4,250
Loan from Insurances 2005-2022	06-05	05-22	5,000
Loan from Insurances 2005-2022	06-05	06-22	5,000
Loan from Insurances 2005-2020	06-05	06-20	5,000
Loan from Insurances 2005-2022	06-05	06-22	5,000
Loan from Insurances 2005-2020	11-05	11-20	3,630
Loan from Insurances 2008-2028	05-08	05-28	4,700
Loan from Insurances 2008-2028	05-08	05-28	4,700
Loan from Insurances 2008-2013	10-08	10-13	3,880
Loan from Insurances 2008-2027	11-08	11-27	4,700
Loan from Insurances 2008-2018	11-08	11-18	4,400
Loan from Insurances 2008-2018	11-08	11-18	4,400
Loan from Insurances 2008-2023	11-08	11-23	4,500
Loan from Insurances 2008-2021	11-08	11-21	4,450

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2008-2021	11-08	11-21	4,450	EUR	2,500,000.00	2,500,000.00
Loan from Insurances 2008-2024	11-08	11-24	4,450	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	11-08	11-20	4,200	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2008-2020	11-08	11-20	4,200	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2025	11-08	09-25	4,250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2027	12-08	07-27	4,150	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	12-08	07-20	4,050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	12-08	07-20	4,050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	12-08	06-21	4,125	EUR	7,500,000.00	7,500,000.00
Loan from Insurances 2008-2021	12-08	06-21	4,125	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2022	12-08	12-22	3,960	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2008-2022	12-08	12-22	3,960	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2008-2024	12-08	12-24	4,000	EUR	7,000,000.00	7,000,000.00
Loan from Insurances 2008-2028	12-08	12-28	4,070	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2023	01-09	01-23	4,000	EUR	20,000,000.00	20,000,000.00

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2008-2021	11-08	11-21	4,450
Loan from Insurances 2008-2024	11-08	11-24	4,450
Loan from Insurances 2008-2020	11-08	11-20	4,200
Loan from Insurances 2008-2020	11-08	11-20	4,200
Loan from Insurances 2008-2025	11-08	09-25	4,250
Loan from Insurances 2008-2027	12-08	07-27	4,150
Loan from Insurances 2008-2020	12-08	07-20	4,050
Loan from Insurances 2008-2020	12-08	07-20	4,050
Loan from Insurances 2008-2021	12-08	06-21	4,125
Loan from Insurances 2008-2021	12-08	06-21	4,125
Loan from Insurances 2008-2022	12-08	12-22	3,960
Loan from Insurances 2008-2022	12-08	12-22	3,960
Loan from Insurances 2008-2024	12-08	12-24	4,000
Loan from Insurances 2008-2028	12-08	12-28	4,070
Loan from Insurances 2009-2023	01-09	01-23	4,000

				Financial debt before swap			Credit affiliates
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2023	01-09	01-23	4,000	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2023	01-09	01-23	4,000	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2023	01-09	01-23	4,000	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2009-2027	01-09	07-27	4,300	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2022	01-09	04-22	4,100	EUR	30,000,000.00	30,000,000.00

				Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2023	01-09	01-23	4,000
Loan from Insurances 2009-2023	01-09	01-23	4,000
Loan from Insurances 2009-2023	01-09	01-23	4,000
Loan from Insurances 2009-2027	01-09	07-27	4,300
Loan from Insurances 2009-2022	01-09	04-22	4,100

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2022	01-09	04-22	4,100	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2020	01-09	01-20	4,190	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2026	02-09	10-26	4,400	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2026	02-09	10-26	4,400	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2022	02-09	04-22	4,200	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2029	02-09	02-29	4,430	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2028	02-09	02-28	4,450	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2024	02-09	02-24	4,300	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2028	02-09	02-28	4,580	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2027	02-09	02-27	4,560	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2026	02-09	02-26	4,530	EUR	4,000,000.00	4,000,000.00
Loan from Insurances 2009-2020	02-09	07-20	4,400	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2020	02-09	07-20	4,400	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2024	02-09	02-24	4,610	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2029	02-09	02-29	4,770	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2024	02-09	02-24	4,610	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2030	02-09	02-30	4,720	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2009-2024	02-09	02-24	4,610	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2029	03-09	03-29	4,800	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2024	03-09	03-24	4,800	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2028	03-09	03-28	4,820	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2020	03-09	07-20	4,360	EUR	1,500,000.00	1,500,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2022	01-09	04-22	4,100
Loan from Insurances 2009-2020	01-09	01-20	4,190
Loan from Insurances 2009-2026	02-09	10-26	4,400
Loan from Insurances 2009-2026	02-09	10-26	4,400
Loan from Insurances 2009-2022	02-09	04-22	4,200
Loan from Insurances 2009-2029	02-09	02-29	4,430
Loan from Insurances 2009-2028	02-09	02-28	4,450
Loan from Insurances 2009-2024	02-09	02-24	4,300
Loan from Insurances 2009-2028	02-09	02-28	4,580
Loan from Insurances 2009-2027	02-09	02-27	4,560
Loan from Insurances 2009-2026	02-09	02-26	4,530
Loan from Insurances 2009-2020	02-09	07-20	4,400
Loan from Insurances 2009-2020	02-09	07-20	4,400
Loan from Insurances 2009-2024	02-09	02-24	4,610
Loan from Insurances 2009-2029	02-09	02-29	4,770
Loan from Insurances 2009-2024	02-09	02-24	4,610
Loan from Insurances 2009-2030	02-09	02-30	4,720
Loan from Insurances 2009-2024	02-09	02-24	4,610
Loan from Insurances 2009-2029	03-09	03-29	4,800
Loan from Insurances 2009-2024	03-09	03-24	4,800
Loan from Insurances 2009-2028	03-09	03-28	4,820
Loan from Insurances 2009-2020	03-09	07-20	4,360

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2020	03-09	07-20	4,360	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2028	03-09	03-28	4,750	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2022	03-09	01-22	4,180	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2022	03-09	01-22	4,180	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2027	03-09	07-27	4,625	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2024	03-09	03-24	4,400	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2023	03-09	03-23	4,320	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2021	03-09	03-21	4,220	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2027	03-09	03-27	4,640	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2022	04-09	04-22	4,250	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2019	07-09	07-19	4,120	EUR	16,000,000.00	16,000,000.00
Loan from Insurances 2009-2026	09-09	09-26	4,260	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2010-2030	03-10	03-30	3,920	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2011-2026	10-11	10-26	3,345	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2011-2027	11-11	11-27	3,770	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2003-2013	06-03	06-13	3,780	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2004-2027	02-04	02-27	4,900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2029	02-04	02-29	4,910	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	02-04	02-29	4,900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2032	02-04	02-32	4,910	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	02-04	08-24	4,800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2024	03-04	03-24	4,740	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	03-04	03-34	4,860	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2025	03-04	03-25	4,650	EUR	25,000,000.00	25,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2020	03-09	07-20	4,360
Loan from Insurances 2009-2028	03-09	03-28	4,750
Loan from Insurances 2009-2022	03-09	01-22	4,180
Loan from Insurances 2009-2022	03-09	01-22	4,180
Loan from Insurances 2009-2027	03-09	07-27	4,625
Loan from Insurances 2009-2024	03-09	03-24	4,400
Loan from Insurances 2009-2023	03-09	03-23	4,320
Loan from Insurances 2009-2021	03-09	03-21	4,220
Loan from Insurances 2009-2027	03-09	03-27	4,640
Loan from Insurances 2009-2022	04-09	04-22	4,250
Loan from Insurances 2009-2019	07-09	07-19	4,120
Loan from Insurances 2009-2026	09-09	09-26	4,260
Loan from Insurances 2010-2030	03-10	03-30	3,920
Loan from Insurances 2011-2026	10-11	10-26	3,345
Loan from Insurances 2011-2027	11-11	11-27	3,770
Loan from Banks 2003-2013	06-03	06-13	3,780
Loan from Banks 2004-2027	02-04	02-27	4,900
Loan from Banks 2004-2029	02-04	02-29	4,910
Loan from Banks 2004-2029	02-04	02-29	4,900
Loan from Banks 2004-2032	02-04	02-32	4,910
Loan from Banks 2004-2024	02-04	08-24	4,800
Loan from Banks 2004-2024	03-04	03-24	4,740
Loan from Banks 2004-2034	03-04	03-34	4,860
Loan from Banks 2004-2025	03-04	03-25	4,650

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2004-2034	04-04	04-34	4,900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	04-04	04-34	4,865	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2019	05-04	05-19	var.	EUR	57,000,000.00	57,000,000.00
Loan from Banks 2004-2028	04-04	04-28	4,820	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2034	05-04	05-34	4,910	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2004-2022	05-04	05-22	4,770	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2023	05-04	05-23	4,800	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2024	05-04	05-24	4,835	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2022	05-04	05-22	4,820	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2021	05-04	05-21	4,790	EUR	350,000,000.00	350,000,000.00
Loan from Banks 2004-2019	06-04	06-19	4,720	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	07-04	07-24	4,750	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2004-2019	07-04	07-19	4,600	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2041	08-04	08-41	4,145	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2044	09-04	05-44	4,175	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2004-2028	09-04	09-28	4,680	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2004-2039	09-04	09-39	4,105	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2004-2016	10-04	10-16	var.	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	10-04	10-29	4,565	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2029	10-04	10-29	4,605	EUR	20,000,000.00	20,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2004-2034	04-04	04-34	4,900
Loan from Banks 2004-2034	04-04	04-34	4,865
Loan from Banks 2004-2019	05-04	05-19	var.
Loan from Banks 2004-2028	04-04	04-28	4,820
Loan from Banks 2004-2034	05-04	05-34	4,910
Loan from Banks 2004-2022	05-04	05-22	4,770
Loan from Banks 2004-2023	05-04	05-23	4,800
Loan from Banks 2004-2024	05-04	05-24	4,835
Loan from Banks 2004-2022	05-04	05-22	4,820
Loan from Banks 2004-2021	05-04	05-21	4,790
Loan from Banks 2004-2019	06-04	06-19	4,720
Loan from Banks 2004-2024	07-04	07-24	4,750
Loan from Banks 2004-2019	07-04	07-19	4,600
Loan from Banks 2004-2041	08-04	08-41	4,145
Loan from Banks 2004-2044	09-04	05-44	4,175
Loan from Banks 2004-2028	09-04	09-28	4,680
Loan from Banks 2004-2039	09-04	09-39	4,105
Loan from Banks 2004-2016	10-04	10-16	var.
Loan from Banks 2004-2029	10-04	10-29	4,565
Loan from Banks 2004-2029	10-04	10-29	4,605

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2004-2022	11-04	11-22	4,360	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	02-05	02-35	3,455	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	03-05	03-35	3,220	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2025	02-05	02-25	4,100	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2020	03-05	08-20	4,005	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2005-2035	03-05	03-35	3,690	EUR	600,000,000.00	600,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,660	EUR	750,000,000.00	750,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,720	EUR	500,000,000.00	500,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,650	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,633	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,485	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,340	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,330	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,450	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	04-05	04-35	3,445	EUR	100,000,000.00	100,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2004-2022	11-04	11-22	4,360
Loan from Banks 2005-2035	02-05	02-35	3,455
Loan from Banks 2005-2035	03-05	03-35	3,220
Loan from Banks 2005-2025	02-05	02-25	4,100
Loan from Banks 2005-2020	03-05	08-20	4,005
Loan from Banks 2005-2035	03-05	03-35	3,690
Loan from Banks 2005-2035	04-05	04-35	3,660
Loan from Banks 2005-2035	04-05	04-35	3,720
Loan from Banks 2005-2035	04-05	04-35	3,650
Loan from Banks 2005-2035	04-05	04-35	3,633
Loan from Banks 2005-2035	04-05	04-35	3,485
Loan from Banks 2005-2035	04-05	04-35	3,340
Loan from Banks 2005-2035	04-05	04-35	3,330
Loan from Banks 2005-2035	04-05	04-35	3,460
Loan from Banks 2005-2035	04-05	04-35	3,450
Loan from Banks 2005-2035	04-05	04-35	3,445

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2005-2035	05-05	05-35	3,200	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,225	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,170	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,075	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,070	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,060	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,045	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	3,010	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,915	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,848	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,813	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,805	EUR	25,000,000.00	25,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2005-2035	05-05	05-35	3,200
Loan from Banks 2005-2035	05-05	05-35	3,170
Loan from Banks 2005-2035	05-05	05-35	3,225
Loan from Banks 2005-2035	05-05	05-35	3,170
Loan from Banks 2005-2035	05-05	05-35	3,075
Loan from Banks 2005-2035	05-05	05-35	3,070
Loan from Banks 2005-2035	05-05	05-35	3,070
Loan from Banks 2005-2035	05-05	05-35	3,060
Loan from Banks 2005-2035	05-05	05-35	3,045
Loan from Banks 2005-2035	05-05	05-35	3,045
Loan from Banks 2005-2035	05-05	05-35	3,010
Loan from Banks 2005-2035	05-05	05-35	3,010
Loan from Banks 2005-2035	05-05	05-35	3,010
Loan from Banks 2005-2035	05-05	05-35	2,915
Loan from Banks 2005-2035	05-05	05-35	2,900
Loan from Banks 2005-2035	05-05	05-35	2,848
Loan from Banks 2005-2035	05-05	05-35	2,813
Loan from Banks 2005-2035	05-05	05-35	2,805

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2005-2035	05-05	05-35	2,775	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	05-05	05-35	2,745	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,858	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,830	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,800	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,680	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,670	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	06-05	06-35	2,460	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	02-06	02-36	var.	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,345	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,365	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,363	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,363	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,359	EUR	50,000,000.00	50,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2005-2035	05-05	05-35	2,775
Loan from Banks 2005-2035	05-05	05-35	2,745
Loan from Banks 2005-2035	06-05	06-35	2,858
Loan from Banks 2005-2035	06-05	06-35	2,830
Loan from Banks 2005-2035	06-05	06-35	2,800
Loan from Banks 2005-2035	06-05	06-35	2,680
Loan from Banks 2005-2035	06-05	06-35	2,670
Loan from Banks 2005-2035	06-05	06-35	2,460
Loan from Banks 2006-2036	02-06	02-36	var.
Loan from Banks 2006-2036	02-06	02-36	var.
Loan from Banks 2006-2036	02-06	02-36	var.
Loan from Banks 2006-2036	02-06	02-36	var.
Loan from Banks 2006-2046	02-06	02-46	3,345
Loan from Banks 2006-2046	02-06	02-46	3,365
Loan from Banks 2006-2046	02-06	02-46	3,363
Loan from Banks 2006-2046	02-06	02-46	3,363
Loan from Banks 2006-2046	02-06	02-46	3,359

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2006-2046	02-06	02-46	3,350	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,350	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,315	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,310	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,290	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,325	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,323	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,300	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,303	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,290	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,285	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,270	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2006-2046	02-06	02-46	3,270	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,852	EUR	50,000,000.00	50,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2006-2046	02-06	02-46	3,350
Loan from Banks 2006-2046	02-06	02-46	3,350
Loan from Banks 2006-2046	02-06	02-46	3,315
Loan from Banks 2006-2046	02-06	02-46	3,315
Loan from Banks 2006-2046	02-06	02-46	3,310
Loan from Banks 2006-2046	02-06	02-46	3,290
Loan from Banks 2006-2046	02-06	02-46	3,325
Loan from Banks 2006-2046	02-06	02-46	3,325
Loan from Banks 2006-2046	02-06	02-46	3,323
Loan from Banks 2006-2046	02-06	02-46	3,300
Loan from Banks 2006-2046	02-06	02-46	3,303
Loan from Banks 2006-2046	02-06	02-46	3,290
Loan from Banks 2006-2046	02-06	02-46	3,285
Loan from Banks 2006-2046	02-06	02-46	3,270
Loan from Banks 2006-2046	02-06	02-46	3,270
Loan from Banks 2007-2037	01-07	01-37	3,852

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2007-2037	01-07	01-37	3,849	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,845	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,845	EUR	75,000,000.00	75,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,840	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,835	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,820	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,818	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,795	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,793	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	01-07	01-37	3,793	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2008-2027	11-08	07-27	4,650	EUR	80,000,000.00	80,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,660	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	11-08	07-27	4,700	EUR	63,000,000.00	63,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,600	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,600	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,590	EUR	14,000,000.00	14,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,600	EUR	21,000,000.00	21,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,550	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2028	11-08	11-28	4,545	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	12-08	12-28	4,300	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	12-08	07-27	4,225	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2008-2028	12-08	12-28	4,200	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2027	12-08	12-27	4,010	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2027	01-09	07-27	4,060	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2009-2027	01-09	07-27	4,060	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2029	01-09	01-29	4,500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	01-09	01-29	4,500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	01-09	01-29	4,500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	01-09	01-29	4,650	EUR	36,000,000.00	36,000,000.00
Loan from Banks 2009-2019	01-09	01-19	4,175	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2027	02-09	06-27	4,500	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2009-2027	02-09	06-27	4,500	EUR	5,000,000.00	5,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2007-2037	01-07	01-37	3,849
Loan from Banks 2007-2037	01-07	01-37	3,845
Loan from Banks 2007-2037	01-07	01-37	3,845
Loan from Banks 2007-2037	01-07	01-37	3,840
Loan from Banks 2007-2037	01-07	01-37	3,835
Loan from Banks 2007-2037	01-07	01-37	3,820
Loan from Banks 2007-2037	01-07	01-37	3,818
Loan from Banks 2007-2037	01-07	01-37	3,795
Loan from Banks 2007-2037	01-07	01-37	3,793
Loan from Banks 2007-2037	01-07	01-37	3,793
Loan from Banks 2008-2027	11-08	07-27	4,650
Loan from Banks 2008-2028	11-08	11-28	4,660
Loan from Banks 2008-2027	11-08	07-27	4,700
Loan from Banks 2008-2028	11-08	11-28	4,600
Loan from Banks 2008-2028	11-08	11-28	4,600
Loan from Banks 2008-2028	11-08	11-28	4,590
Loan from Banks 2008-2028	11-08	11-28	4,600
Loan from Banks 2008-2028	11-08	11-28	4,550
Loan from Banks 2008-2028	11-08	11-28	4,545
Loan from Banks 2008-2028	12-08	12-28	4,300
Loan from Banks 2008-2027	12-08	07-27	4,225
Loan from Banks 2008-2028	12-08	12-28	4,200
Loan from Banks 2008-2027	12-08	12-27	4,010
Loan from Banks 2009-2027	01-09	07-27	4,060
Loan from Banks 2009-2027	01-09	07-27	4,060
Loan from Banks 2009-2029	01-09	01-29	4,500
Loan from Banks 2009-2029	01-09	01-29	4,500
Loan from Banks 2009-2029	01-09	01-29	4,500
Loan from Banks 2009-2029	01-09	01-29	4,650
Loan from Banks 2009-2019	01-09	01-19	4,175
Loan from Banks 2009-2027	02-09	06-27	4,500
Loan from Banks 2009-2027	02-09	06-27	4,500

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2009-2027	02-09	06-27	4,500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2027	02-09	06-27	4,500	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2009-2021	02-09	09-21	4,400	EUR	2,000,000.00	2,000,000.00
Loan from Banks 2009-2021	02-09	09-21	4,400	EUR	7,000,000.00	7,000,000.00
Loan from Banks 2009-2021	02-09	09-21	4,400	EUR	8,000,000.00	8,000,000.00
Loan from Banks 2009-2021	02-09	09-21	4,400	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	02-09	02-29	4,750	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2021	03-09	03-21	4,320	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2020	03-09	03-20	4,220	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2019	03-09	03-19	4,040	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2027	03-09	03-27	4,775	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2024	03-09	03-24	4,600	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2013	03-09	03-13	3,030	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2009-2029	03-09	03-29	4,700	EUR	300,000.00	300,000.00
Loan from Banks 2009-2029	03-09	03-29	4,700	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2024	03-09	03-24	4,420	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2019	03-09	03-19	4,000	EUR	55,000,000.00	55,000,000.00
Loan from Banks 2009-2027	03-09	07-27	4,810	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2028	03-09	03-28	4,790	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2028	03-09	03-28	4,800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2024	03-09	03-24	4,400	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2022	04-09	04-22	4,210	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2017	05-09	05-17	3,650	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2023	05-09	05-23	4,260	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	05-09	05-29	4,620	EUR	80,000,000.00	80,000,000.00
Loan from Banks 2009-2019	05-09	05-19	4,105	EUR	23,000,000.00	23,000,000.00
Loan from Banks 2009-2032	06-09	06-32	4,675	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2021	06-09	06-21	4,250	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2009-2021	07-09	07-21	4,200	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2010-2026	06-10	06-26	4,660	EUR	17,000,000.00	17,000,000.00
Loan from Banks 2009-2022	07-09	07-22	4,225	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2027	07-09	07-27	4,550	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2026	07-09	07-26	4,450	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2026	08-09	08-26	4,120	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2027	09-09	09-27	4,220	EUR	50,000,000.00	50,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2009-2027	02-09	06-27	4,500
Loan from Banks 2009-2027	02-09	06-27	4,500
Loan from Banks 2009-2021	02-09	09-21	4,400
Loan from Banks 2009-2021	02-09	09-21	4,400
Loan from Banks 2009-2021	02-09	09-21	4,400
Loan from Banks 2009-2021	02-09	09-21	4,400
Loan from Banks 2009-2029	02-09	02-29	4,750
Loan from Banks 2009-2021	03-09	03-21	4,320
Loan from Banks 2009-2020	03-09	03-20	4,220
Loan from Banks 2009-2019	03-09	03-19	4,040
Loan from Banks 2009-2027	03-09	03-27	4,775
Loan from Banks 2009-2024	03-09	03-24	4,600
Loan from Banks 2009-2013	03-09	03-13	3,030
Loan from Banks 2009-2029	03-09	03-29	4,700
Loan from Banks 2009-2029	03-09	03-29	4,700
Loan from Banks 2009-2024	03-09	03-24	4,420
Loan from Banks 2009-2019	03-09	03-19	4,000
Loan from Banks 2009-2027	03-09	07-27	4,810
Loan from Banks 2009-2028	03-09	03-28	4,790
Loan from Banks 2009-2028	03-09	03-28	4,800
Loan from Banks 2009-2024	03-09	03-24	4,400
Loan from Banks 2009-2022	04-09	04-22	4,210
Loan from Banks 2009-2017	05-09	05-17	3,650
Loan from Banks 2009-2023	05-09	05-23	4,260
Loan from Banks 2009-2029	05-09	05-29	4,620
Loan from Banks 2009-2019	05-09	05-19	4,105
Loan from Banks 2009-2032	06-09	06-32	4,675
Loan from Banks 2009-2021	06-09	06-21	4,250
Loan from Banks 2009-2021	07-09	07-21	4,200
Loan from Banks 2010-2026	06-10	06-26	4,660
Loan from Banks 2009-2022	07-09	07-22	4,225
Loan from Banks 2009-2027	07-09	07-27	4,550
Loan from Banks 2009-2026	07-09	07-26	4,450
Loan from Banks 2009-2026	08-09	08-26	4,120
Loan from Banks 2009-2027	09-09	09-27	4,220

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2009-2027	09-09	09-27	4,220	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2027	09-09	09-27	4,230	EUR	195,000,000.00	195,000,000.00
Loan from Banks 2009-2026	09-09	09-26	4,300	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2027	09-09	09-27	4,350	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	09-09	09-29	4,320	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2030	09-09	09-30	4,355	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2030	09-09	09-30	4,355	EUR	2,500,000.00	2,500,000.00
Loan from Banks 2009-2027	10-09	10-27	4,310	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2009-2029	09-09	09-29	4,330	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2034	09-09	09-34	4,300	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2014	09-09	09-14	2,580	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2026	09-09	09-26	4,145	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2009-2028	09-09	09-28	4,365	EUR	17,000,000.00	17,000,000.00
Loan from Banks 2009-2027	10-09	10-27	4,245	EUR	87,000,000.00	87,000,000.00
Loan from Banks 2009-2027	10-09	10-27	4,245	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2009-2028	10-09	10-28	4,290	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2009-2024	10-09	03-24	4,030	EUR	48,000,000.00	48,000,000.00
Loan from Banks 2009-2028	10-09	10-28	4,280	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2009-2032	11-09	11-32	4,220	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2009-2027	11-09	11-27	4,250	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2027	11-09	11-27	4,250	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2009-2029	11-09	11-29	4,250	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2029	11-09	11-29	4,250	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2029	11-09	11-29	4,250	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2039	12-09	12-39	4,230	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2009-2028	12-09	12-28	4,080	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2039	12-09	12-39	4,250	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2010-2026	01-10	04-26	4,170	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2026	01-10	04-26	4,170	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2010-2025	01-10	01-25	4,040	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2040	01-10	01-40	4,310	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2010-2025	01-10	01-25	4,005	EUR	22,000,000.00	22,000,000.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2009-2027	09-09	09-27	4,220
Loan from Banks 2009-2027	09-09	09-27	4,230
Loan from Banks 2009-2026	09-09	09-26	4,300
Loan from Banks 2009-2027	09-09	09-27	4,350
Loan from Banks 2009-2029	09-09	09-29	4,320
Loan from Banks 2009-2030	09-09	09-30	4,355
Loan from Banks 2009-2030	09-09	09-30	4,355
Loan from Banks 2009-2027	10-09	10-27	4,310
Loan from Banks 2009-2029	09-09	09-29	4,330
Loan from Banks 2009-2034	09-09	09-34	4,300
Loan from Banks 2009-2014	09-09	09-14	2,580
Loan from Banks 2009-2026	09-09	09-26	4,145
Loan from Banks 2009-2028	09-09	09-28	4,365
Loan from Banks 2009-2027	10-09	10-27	4,245
Loan from Banks 2009-2027	10-09	10-27	4,245
Loan from Banks 2009-2028	10-09	10-28	4,290
Loan from Banks 2009-2024	10-09	03-24	4,030
Loan from Banks 2009-2028	10-09	10-28	4,280
Loan from Banks 2009-2032	11-09	11-32	4,220
Loan from Banks 2009-2027	11-09	11-27	4,250
Loan from Banks 2009-2027	11-09	11-27	4,250
Loan from Banks 2009-2029	11-09	11-29	4,250
Loan from Banks 2009-2029	11-09	11-29	4,250
Loan from Banks 2009-2029	11-09	11-29	4,250
Loan from Banks 2009-2039	12-09	12-39	4,230
Loan from Banks 2009-2028	12-09	12-28	4,080
Loan from Banks 2009-2039	12-09	12-39	4,250
Loan from Banks 2010-2026	01-10	04-26	4,170
Loan from Banks 2010-2026	01-10	04-26	4,170
Loan from Banks 2010-2025	01-10	01-25	4,040
Loan from Banks 2010-2040	01-10	01-40	4,310
Loan from Banks 2010-2025	01-10	01-25	4,005

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2010-2030	01-10	01-30	4,190	EUR	23,000,000.00	23,000,000.00
Loan from Banks 2010-2025	01-10	01-25	4,030	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2010-2037	02-10	02-37	4,185	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2028	02-10	02-28	4,032	EUR	66,500,000.00	66,500,000.00
Loan from Banks 2010-2030	02-10	02-30	4,114	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2010-2030	02-10	02-30	4,135	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2010-2030	03-10	03-30	3,972	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2010-2030	03-10	03-30	4,000	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2010-2035	05-10	05-35	3,640	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2010-2040	05-10	05-40	3,840	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2010-2030	06-10	06-30	3,700	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2015	06-10	11-15	2,250	EUR	150,000,000.00	150,000,000.00
Loan from Banks 2010-2027	06-10	06-27	3,510	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2050	10-10	10-50	3,112	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2011-2051	01-11	10-51	3,160	EUR	45,000,000.00	45,000,000.00
Loan from Banks 2011-2052	01-11	11-52	3,190	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2011-2039	01-11	01-39	3,765	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2011-2041	01-11	01-41	3,770	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2011-2036	11-11	11-36	3,670	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2031	11-11	11-31	3,780	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2031	11-11	11-31	4,000	EUR	53,000,000.00	53,000,000.00
Loan from Banks 2011-2034	11-11	12-34	4,000	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2061	11-11	11-61	3,953	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2011-2036	12-11	12-36	4,000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2011-2026	12-11	12-26	3,920	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2011-2026	12-11	12-26	3,920	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2011-2036	12-11	12-36	3,974	EUR	55,000,000.00	55,000,000.00
Loan from Banks 2011-2026	12-11	12-26	3,800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2036	12-11	12-36	3,900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2011-2036	12-11	12-36	3,800	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2012-2032	01-12	01-32	3,510	EUR	33,000,000.00	33,000,000.00
Loan from Banks 2012-2037	05-12	05-37	2,687	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2012-2032	11-12	11-32	2,320	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2012-2042	11-12	11-42	2,657	EUR	40,000,000.00	40,000,000.00
Loan from Banks 1994-2024	10-94	01-24	6,500	DEM	50,000,000.00	25,564,594.06

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2010-2030	01-10	01-30	4,190
Loan from Banks 2010-2025	01-10	01-25	4,030
Loan from Banks 2010-2037	02-10	02-37	4,185
Loan from Banks 2010-2028	02-10	02-28	4,032
Loan from Banks 2010-2030	02-10	02-30	4,114
Loan from Banks 2010-2030	02-10	02-30	4,135
Loan from Banks 2010-2030	03-10	03-30	3,972
Loan from Banks 2010-2030	03-10	03-30	4,000
Loan from Banks 2010-2035	05-10	05-35	3,640
Loan from Banks 2010-2040	05-10	05-40	3,840
Loan from Banks 2010-2030	06-10	06-30	3,700
Loan from Banks 2010-2015	06-10	11-15	2,250
Loan from Banks 2010-2027	06-10	06-27	3,510
Loan from Banks 2010-2050	10-10	10-50	3,112
Loan from Banks 2011-2051	01-11	10-51	3,160
Loan from Banks 2011-2052	01-11	11-52	3,190
Loan from Banks 2011-2039	01-11	01-39	3,765
Loan from Banks 2011-2041	01-11	01-41	3,770
Loan from Banks 2011-2036	11-11	11-36	3,670
Loan from Banks 2011-2031	11-11	11-31	3,780
Loan from Banks 2011-2031	11-11	11-31	4,000
Loan from Banks 2011-2034	11-11	12-34	4,000
Loan from Banks 2011-2061	11-11	11-61	3,953
Loan from Banks 2011-2036	12-11	12-36	4,000
Loan from Banks 2011-2026	12-11	12-26	3,920
Loan from Banks 2011-2026	12-11	12-26	3,920
Loan from Banks 2011-2036	12-11	12-36	3,974
Loan from Banks 2011-2026	12-11	12-26	3,800
Loan from Banks 2011-2036	12-11	12-36	3,900
Loan from Banks 2011-2036	12-11	12-36	3,800
Loan from Banks 2012-2032	01-12	01-32	3,510
Loan from Banks 2012-2037	05-12	05-37	2,687
Loan from Banks 2012-2032	11-12	11-32	2,320
Loan from Banks 2012-2042	11-12	11-42	2,657
Loan from Banks 1994-2024	10-94	01-24	6,500

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 1995-2024	01-95	01-24	6,500	DEM	630,000,000.00	322,113,885.15
Loan from Banks 1995-2024	01-95	02-24	6,250	DEM	89,310,000.00	45,663,477.91
Loan from Banks 1995-2024	02-95	02-24	6,070	DEM	44,503,782.82	22,754,422.84
Loan from Banks 1996-2024	02-96	01-24	6,380	DEM	50,000,000.00	25,564,594.06
Loan from Banks 1985-2015	02-85	02-15	5,700	ATS	739,999,999.96	53,777,897.28
Loan from Banks 1985-2015	04-85	04-15	6,700	ATS	99,992,000.00	7,266,702.03
Loan from Banks 1985-2015	04-85	04-15	6,800	ATS	450,000,000.00	32,702,775.38
Loan from Banks 1985-2015	08-85	08-15	5,700	ATS	300,000,000.00	21,801,850.25
Loan from Banks 1985-2015	12-85	12-15	6,250	ATS	375,000,000.00	27,252,312.81
Loan from Banks 1986-2016	03-86	03-16	6,500	ATS	1,076,923,076.93	78,263,052.18
Loan from Banks 1986-2016	06-86	06-16	6,125	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1986-2016	09-86	09-16	5,875	ATS	1,000,000,000.00	72,672,834.17
Loan from Banks 1986-2016	11-86	11-16	5,000	ATS	566,664,000.00	41,181,078.90
Loan from Banks 2003-2013	10-03	10-13	4,750
Loan from Banks 2003-2013	10-03	10-13	4,750							USD	575,000,000.00	435,804,153.40
Loan from Banks 2008-2013	12-08	12-13	2,760
Loan from Banks 2008-2013	12-08	12-13	2,760							CHF	165,000,000.00	136,679,920.48
Loan from Banks 2005-2015	10-05	10-15	3,470
Loan from Banks 2005-2015	10-05	10-15	3,470							JPY	30,000,000,000.00	264,061,262.21
Loan from Banks 2009-2015	01-09	10-15	4,250
Loan from Banks 2009-2015	01-09	10-15	4,250							USD	90,358,724.13	68,484,708.30

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 1995-2024	01-95	01-24	6,500
Loan from Banks 1995-2024	01-95	02-24	6,250
Loan from Banks 1995-2024	02-95	02-24	6,070
Loan from Banks 1996-2024	02-96	01-24	6,380
Loan from Banks 1985-2015	02-85	02-15	5,700
Loan from Banks 1985-2015	04-85	04-15	6,700
Loan from Banks 1985-2015	04-85	04-15	6,800
Loan from Banks 1985-2015	08-85	08-15	5,700
Loan from Banks 1985-2015	12-85	12-15	6,250
Loan from Banks 1986-2016	03-86	03-16	6,500
Loan from Banks 1986-2016	06-86	06-16	6,125
Loan from Banks 1986-2016	09-86	09-16	5,875
Loan from Banks 1986-2016	11-86	11-16	5,000
Loan from Banks 2003-2013	10-03	10-13	4,750	USD	575,000,000.00	435,804,153.40
Loan from Banks 2003-2013	10-03	10-13	4,750
Loan from Banks 2008-2013	12-08	12-13	2,760	CHF	165,000,000.00	136,679,920.48
Loan from Banks 2008-2013	12-08	12-13	2,760
Loan from Banks 2005-2015	10-05	10-15	3,470	JPY	30,000,000,000.00	264,061,262.21
Loan from Banks 2005-2015	10-05	10-15	3,470
Loan from Banks 2009-2015	01-09	10-15	4,250	USD	90,358,724.13	68,484,708.30
Loan from Banks 2009-2015	01-09	10-15	4,250

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2003-2013	11-03	11-13	var.
Loan from Banks 2003-2013	11-03	11-13	var.							USD	600,000,000.00	454,752,160.07
Loan from Banks 2012-2013	12-12	01-13	var.	EUR	586,430,000.00	586,430,000.00
Loan 2009-2015	07-09	07-15	3,360	EUR	250,000.00	250,000.00
Loan 2012-2027	05-12	05-27	3,000	EUR	3,000,000.00	3,000,000.00
Loan 2012-2022	05-12	05-22	2,520	EUR	3,000,000.00	3,000,000.00
Loan 2012-2019	05-12	05-19	2,050	EUR	3,000,000.00	3,000,000.00
Loan 2012-2027	07-12	07-27	2,780	EUR	371,250.00	371,250.00
Loan 2003-2013	10-03	12-13	var.
Loan 2003-2013	10-03	12-13	var.							EUR	607,707,883.82	607,707,883.82
Loan 2005-2015	10-05	10-15	var.
Loan 2005-2015	10-05	10-15	var.							EUR	169,241,893.13	169,241,893.13
Loan 2003-2013	10-03	11-13	4,480
Loan 2003-2013	11-03	11-13	4,480							EUR	524,000,000.00	524,000,000.00
Government Bonds				EUR	180,446,883,867.93	180,446,883,867.93	EUR	7,839,728,434.13	7,839,728,434.13	EUR	1,320,853,254.22	1,320,853,254.22
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	59,290,000,000.00	521,873,074.55
				CHF	900,000,000.00	745,526,838.97	CHF	300,000,000.00	248,508,946.32	CHF	1,786,900,000.00	1,480,202,120.61
				USD	5,450,000,000.00	4,130,665,453.99	USD	0.00	0.00	USD	5,450,000,000.00	4,130,665,453.99
				GBP	80,000,000.00	98,027,202.55	GBP	80,000,000.00	98,027,202.55	GBP	80,000,000.00	98,027,202.55
				NOK	2,500,000,000.00	340,214,743.55	NOK	0.00	0.00	NOK	2,500,000,000.00	340,214,743.55
				CAD	550,000,000.00	418,664,839.77	CAD	0.00	0.00	CAD	550,000,000.00	418,664,839.77
				AUD	600,000,000.00	471,994,965.39	AUD	0.00	0.00	AUD	600,000,000.00	471,994,965.39
Federal Obligation				EUR	1,472,260,000.00	1,472,260,000.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	12,000,000,000.00	105,624,504.89	JPY	0.00	0.00	JPY	12,000,000,000.00	105,624,504.89
				USD	400,000,000.00	303,168,106.72	USD	0.00	0.00	USD	400,000,000.00	303,168,106.72
				ATS	550,000,000.00	39,970,058.79	ATS	0.00	0.00	ATS	0.00	0.00
Treasury Bills				EUR	2,850,000,000.00	2,850,000,000.00	EUR	0.00	0.00	EUR	0.00	0.00
				USD	4,685,000,000.00	3,550,856,449.90	USD	0.00	0.00	USD	4,685,000,000.00	3,550,856,449.90
				GBP	120,000,000.00	147,040,803.82	GBP	0.00	0.00	GBP	120,000,000.00	147,040,803.82
Loan from Insurances				EUR	960,735,925.82	960,735,925.82	EUR	0.00	0.00	EUR	0.00	0.00
Loan from Banks				EUR	12,614,730,000.00	12,614,730,000.00	EUR	0.00	0.00	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	30,000,000,000.00	264,061,262.21

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2003-2013	11-03	11-13	var.	USD	600,000,000.00	454,752,160.07
Loan from Banks 2003-2013	11-03	11-13	var.
Loan from Banks 2012-2013	12-12	01-13	var.
Loan 2009-2015	07-09	07-15	3,360
Loan 2012-2027	05-12	05-27	3,000
Loan 2012-2022	05-12	05-22	2,520
Loan 2012-2019	05-12	05-19	2,050
Loan 2012-2027	07-12	07-27	2,780
Loan 2003-2013	10-03	12-13	var.	EUR	607,707,883.82	607,707,883.82
Loan 2003-2013	10-03	12-13	var.
Loan 2005-2015	10-05	10-15	var.	EUR	169,241,893.13	169,241,893.13
Loan 2005-2015	10-05	10-15	var.
Loan 2003-2013	10-03	11-13	4,480	EUR	524,000,000.00	524,000,000.00
Loan 2003-2013	11-03	11-13	4,480
Government Bonds				EUR	7,329,009,059.31	7,329,009,059.31	EUR	10,248,183,000.00	10,248,183,000.00
				JPY	59,290,000,000.00	521,873,074.55	JPY	0.00	0.00
				CHF	1,186,900,000.00	983,184,227.97	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00
				GBP	80,000,000.00	98,027,202.55	GBP	0.00	0.00
				NOK	0.00	0.00	NOK	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00
Federal Obligation				EUR	440,852,127.20	440,852,127.20	EUR	0.00	0.00
				JPY	0.00	0.00	JPY	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00
Treasury Bills				EUR	3,818,292,110.98	3,818,292,110.98	EUR	1,872,686,886.89	1,872,686,886.89
				USD	0.00	0.00	USD	0.00	0.00
				GBP	0.00	0.00	GBP	0.00	0.00
Loan from Insurances				EUR	0.00	0.00	EUR	0.00	0.00
Loan from Banks				EUR	0.00	0.00	EUR	0.00	0.00
				JPY	30,000,000,000.00	264,061,262.21	JPY	0.00	0.00

				Financial debt before swap			Credit affiliates			Credit swaps
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	165,000,000.00	136,679,920.48
				USD	0.00	0.00	USD	0.00	0.00	USD	1,265,358,724.13	959,041,021.78
				ATS	5,608,579,076.89	407,591,337.17	ATS	0.00	0.00	ATS	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00
Loan				EUR	9,621,250.00	9,621,250.00	EUR	0.00	0.00	EUR	1,300,949,776.95	1,300,949,776.95
Total				EUR	198,354,231,043.75	198,354,231,043.75	EUR	7,839,728,434.13	7,839,728,434.13	EUR	2,621,803,031.17	2,621,803,031.17
				JPY	12,000,000,000.00	105,624,504.89	JPY	0.00	0.00	JPY	101,290,000,000.00	891,558,841.65
				CHF	900,000,000.00	745,526,838.97	CHF	300,000,000.00	248,508,946.32	CHF	1,951,900,000.00	1,616,882,041.09
				USD	10,535,000,000.00	7,984,690,010.61	USD	0.00	0.00	USD	11,800,358,724.13	8,943,731,032.39
				GBP	200,000,000.00	245,068,006.37	GBP	80,000,000.00	98,027,202.55	GBP	200,000,000.00	245,068,006.37
				CAD	550,000,000.00	418,664,839.77	CAD	0.00	0.00	CAD	550,000,000.00	418,664,839.77
				AUD	611,000,000.00	480,648,206.42	AUD	0.00	0.00	AUD	611,000,000.00	480,648,206.42
				ATS	6,158,579,076.89	447,561,395.96	ATS	0.00	0.00	ATS	0.00	0.00
				DEM	863,813,782.82	441,660,974.02	DEM	0.00	0.00	DEM	0.00	0.00

				Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
				CHF	165,000,000.00	136,679,920.48	CHF	0.00	0.00
				USD	1,265,358,724.13	959,041,021.78	USD	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00
Loan				EUR	1,300,949,776.95	1,300,949,776.95	EUR	0.00	0.00
Total				EUR	12,889,103,074.44	12,889,103,074.44	EUR	12,120,869,886.89	12,120,869,886.89
				JPY	89,290,000,000.00	785,934,336.77	JPY	0.00	0.00
				CHF	1,351,900,000.00	1,119,864,148.44	CHF	0.00	0.00
				USD	1,265,358,724.13	959,041,021.78	USD	0.00	0.00
				GBP	80,000,000.00	98,027,202.55	GBP	0.00	0.00
				CAD	0.00	0.00	CAD	0.00	0.00
				AUD	0.00	0.00	AUD	0.00	0.00
				ATS	0.00	0.00	ATS	0.00	0.00
				DEM	0.00	0.00	DEM	0.00	0.00

	Financial debt before swap	Credit affiliates	Credit swaps	Debt swaps	Debt holding of own bonds	Financial debt after swap
Grand Total Internal Debt	199,243,453,413.74	7,839,728,434.13	2,621,803,031.17	12,889,103,074.44	12,120,869,886.89	189,550,155,135.99
Grand Total External Debt	10,320,437,150.56	346,536,148.87	12,936,767,711.23	2,962,866,709.53	0.00	0.00

Grand Total Debt	209,563,890,564.30	8,186,264,583.00	15,558,570,742.40	15,851,969,783.97	12,120,869,886.89	189,550,155,135.99

Total Internal Floating Rate Debt						7,257,398,500.99
Total External Floating Rate Debt						0.00

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2012

Borrower	Amount (Millions of euros)
Electric Utility Industry
Foreign Credits	0.00
Foreign Bonds	0.00
Export Financing Guarantees Act	21,830.84
Austrian Industryholding Corp. (ÖIAG)	0.00
Companies with State Participations
Public Works	537.31
Environment and Water Utility Funds	0.00
Other
Loans to Federal Museums	14.70
Erdöl-Lagergesellschaft m.b.H (Oil Reserve Comp.)	196.32
ÖBB-EUROFIMA	313.62
Support of the Austrian Financial Market
According § 1 Abs. 4 IBSG	176.04
According § 2 Abs. 1 Z 1 FinStaG	328.18

Total	23,397.01

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2012

Borrower	Amount (Millions of euros)
Electric Utility Industry
Energy Bonds	0.15
Other Domestic Credits	0.00
Export Guarantees Act(1)	34,836.14
Export Financing Guarantees Act	6,050.00
Agrarian Investment	0.01
Austrian Industryholding Corp.(ÖIAG)	0.00
Companies with State Participations
Public Works	10,005.12
Other	0.00
Environment and Water Utility Funds	0.00
Other
Erdöl-Lagergesellschaft m.b.H. (Oil Reserve Corporation.)	20.00
FGG now AWS	582.91
Nuclear Liability Law	121.80
ÖBB EUROFIMA	14,290.25
BÜRGES now AWS	364.78
Labormarket Promotion	0.00
Research Promotion Corporation (FFG)	106.30
Austrian Bank of Hotel and Tourism	160.23
Loans to Federal Museums	142.44
European Investmentbank (EIB)	66.10
Support of the Austrian Financial Market
According § 1 Abs. 1 Z 1 IBSG	0.00
According § 1 Abs. 4 IBSG	7,234.55
According § 2 Abs. 1 Z 1 FinStaG	3,236.90
According § 2 Abs. 1 Z 2 FinStaG	282.09
Act Strengthening Enterprise Liquidity – ULSG	975.06
European Financial Stability Facility (EFSF)	7,277.10

Total(2)	85,751.93

(1)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 1.6 billion as of December 31, 2012.

SOURCES OF INFORMATION

Except as stated below, the information set forth herein with respect to Austria has been supplied by Mag. Silvia Maca, Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance, in her official capacity and is included herein on her authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, 50% of which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

Certain information contained under the heading “The Economy—Labor and Social Legislation” has been extracted from publications of Eurostat, the statistical office of the European Union.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of the Republic of Austria, which are official documents published by the Republic of Austria.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Hans Peter Manz, Ambassador extraordinary and plenipotentiary of the Republic of Austria to the United States, Austrian Embassy, 3524 International Court, N.W., Washington, D.C. 20008.